PROSPECTUS SUPPLEMENT
(To Prospectus dated November 27, 2006)

$467,750,100
(Approximate)

CWABS, Inc.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP

Master Servicer

CWABS Asset-Backed Certificates Trust 2007-BC1

Issuing Entity

Asset-Backed Certificates, Series 2007-BC1
Distributions payable monthly beginning March 26, 2007
________________

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

Consider carefully the risk factors beginning on page S-16 in this prospectus supplement and on page 2 in the prospectus.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$113,153,000	100.00000%	0.10417%	99.89583%	M-2	$17,250,000	100.00000%	0.58333%	99.41667%
2-A-1	$163,413,000	100.00000%	0.05183%	99.94817%	M-3	$10,250,000	100.00000%	0.75000%	98.25000%
2-A-2	$ 26,163,000	100.00000%	0.10417%	99.89583%	M-4	$ 9,000,000	100.00000%	0.83333%	98.16667%
2-A-3	$ 61,188,000	100.00000%	0.10417%	99.89583%	M-5	$ 8,500,000	100.00000%	0.83333%	98.16667%
2-A-4	$ 32,583,000	100.00000%	0.15583%	99.84417%	M-6	$ 7,500,000	100.00000%	1.41667%	98.58333%
M-1	$ 18,750,000	100.00000%	0.41667%	99.58333%	A-R	$ 100	(3)	(3)	(3)

_____________
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) Before deducting expenses payable by the Depositor estimated to be approximately $708,350 in the aggregate.

(3) The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See “Method of Distribution” in this prospectus supplement.

The classes of certificates offered by this prospectus supplement, together with their interest rates and the index upon which the interest rates are based, are listed in the tables under “Summary — Description of the Certificates” on page S-5 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.

The certificates will represent interests in a pool of adjustable rate and fixed rate, mortgage loans that are secured by first liens on one- to four-family residential properties, as described in this prospectus supplement. Substantially all of the mortgage loans were made to borrowers with blemished credit histories.

Credit enhancement for the certificates consists of:
•  Overcollateralization;
•  Excess interest; and
•  Subordination.

The credit enhancement for each class of certificates varies. Not all credit enhancement will be available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement.

The adjustable rate certificates also will have the benefit of an interest rate swap contract.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation

February 27, 2007

Table of Contents

Prospectus Supplement
Summary
Summary of Transaction Parties
Risk Factors
The Mortgage Pool
General
Assignment of the Mortgage Loans
Pre-Funding
The Originators
Underwriting Standards
Servicing of the Mortgage Loans
General
Countrywide Home Loans Servicing LP
Countrywide Home Loans
Loan Servicing
Collection Procedures
Servicing Compensation and Payment of Expenses
Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans
Advances
Certain Modifications and Refinancings
Litton Loan Servicing LP
The Special Sub-Servicing Agreement
The Issuing Entity
Static Pool Data
Description of the Certificates
General
Book-Entry Certificates; Denominations
Glossary of Terms
Deposits to the Certificate Account
Withdrawals from the Certificate Account
Deposits to the Distribution Account
Withdrawals from the Distribution Account
Investments of Amounts Held in Accounts
The Swap Account
Fees and Expenses
Distributions
Overcollateralization Provisions
The Swap Contract
Calculation of One-Month LIBOR
Carryover Reserve Fund
Applied Realized Loss Amounts
Reports to Certificateholders
Amendment
Voting Rights
Optional Purchase of Defaulted Loans and Certain Delinquent Loans
Events of Default; Remedies
Optional Termination
Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer
The Trustee
Restrictions on Transfer of the Class A-R Certificates
Ownership of the Residual Certificates
Restrictions on Investment, Suitability Requirements
Rights of the NIM Insurer Under the Pooling and Servicing Agreement
Yield, Prepayment and Maturity Considerations
General
Prepayments and Yields for the Offered Certificates
Last Scheduled Distribution Date
Prepayment Model
Decrement Tables; Weighted Average Lives
Legal Proceedings
Material Federal Income Tax Consequences
Other Taxes
ERISA Considerations
Method of Distribution
Use of Proceeds
Legal Matters
Ratings
Index of Defined Terms
Annex A
Annex I

Prospectus

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement
Risk Factors
The Trust Fund
Use of Proceeds
The Depositor
Loan Program
Static Pool Data
Description of the Securities
Credit Enhancement
Yield, Maturity and Prepayment
Considerations
The Agreements
Certain Legal Aspects of the Loans
Material Federal Income Tax Consequences
Other Tax Considerations
ERISA Considerations
Legal Investment
Method of Distribution
Legal Matters
Financial Information
Rating
Index to Defined Terms

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-BC1, a common law trust formed under the laws of the State of New York.

See “The Issuing Entity” in this prospectus supplement.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

See “The Depositor” in the prospectus.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See “Servicing of the Mortgage Loans — Countrywide Home Loans” in this prospectus supplement.

Master Servicer

Countrywide Home Loans Servicing LP.

See “Servicing of the Mortgage Loans — The Master Servicer” in this prospectus supplement.

Special Servicer

Litton Loan Servicing LP.

See “Servicing of the Mortgage Loans — Litton Loan Servicing LP” in this prospectus supplement.

Trustee

The Bank of New York, a New York banking corporation

See “Description of the Certificates — The Trustee” in this prospectus supplement.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this prospectus supplement as the “NIM Insurer.” The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See “Risk Factors—Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You” in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

Closing Date Mortgage Loans:

For any closing date mortgage loan, the later of February 1, 2007 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about February 28, 2007.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Pre-Funded Amount:

Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) April 13, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the closing date mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this prospectus supplement.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second and third distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Interest Shortfall Payments:

With respect to the first distribution date (in the case of initial mortgage loans) and the distribution date occurring in the month following any subsequent transfer date (in the case of the related subsequent mortgage loans), Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each such mortgage loan that does not have a monthly payment date in the due period related to the subject distribution date.

See “The Mortgage Pool — Pre-Funding” in this prospectus supplement.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group.” Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

See “The Mortgage Pool” in this prospectus supplement.

Statistical Calculation Information

The statistical information presented in this prospectus supplement relates to an initial pool that reflects all of the mortgage loans that are expected to be included in the issuing entity on the closing date. Certain mortgage loans in the initial pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool. Additional mortgage loans may be included in the mortgage pool on the closing date (such mortgage loans and the initial mortgage loans are collectively referred to as the “closing date mortgage loans”), and subsequent mortgage loans may be included during the funding period.

The information with respect to the initial pool is, unless otherwise specified, based on the actual principal balances as of the close of business on February 1, 2007, which is the initial cut-off date. The aggregate principal balance of the initial pool as of the initial cut-off date, which is referred to as the initial cut-off date pool principal balance, was approximately $499,999,947.

Unless otherwise noted, all statistical percentages are measured by the initial cut-off date pool principal balance.

As of the initial cut-off date, the group 1 mortgage loans in the initial pool had the following characteristics:

Aggregate Current Principal Balance	$142,689,230
Weighted Average Mortgage Rate	7.906%
Range of Mortgage Rates	5.400% to 11.500%
Average Current Principal Balance	$175,726
Range of Current Principal Balances	$29,929 to $569,386
Weighted Average Loan-to-Value Ratio	80.82%
Weighted Average Original Term to Maturity	357 months
Weighted Average Credit Bureau Risk Score	619
Weighted Average Remaining Term to Stated Maturity	351 months
Weighted Average Gross Margin*	6.408%
Weighted Average Maximum Mortgage Rate*	13.983%
Weighted Average Minimum Mortgage Rate*	7.631%
First Lien	100.00%
Geographic Concentrations in Excess of 10%: California	28.65%
______________
* Percentage presented only reflects those group 1 mortgage loans in the initial pool that are adjustable rate mortgage loans.

As of the initial cut-off date, the group 2 mortgage loans in the initial pool had the following characteristics:

Aggregate Current Principal Balance	$357,310,716
Weighted Average Mortgage Rate	7.999%
Range of Mortgage Rates	5.450% to 12.940%
Average Current Principal Balance	$208,832
Range of Current Principal Balances	$22,616 to $878,798
Weighted Average Loan-to-Value Ratio	75.89%
Weighted Average Original Term to Maturity	357 months
Weighted Average Credit Bureau Risk Score	630
Weighted Average Remaining Term to Stated Maturity	351 months
Weighted Average Gross Margin*	6.319%
Weighted Average Maximum Mortgage Rate*	14.084%
Weighted Average Minimum Mortgage Rate*	7.747%
First Lien	100.00%
Geographic Concentrations in Excess of 10%: California	38.86%

______________
* Percentage presented only reflects those group 2 mortgage loans in the initial pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the initial pool is attached as Annex A to this prospectus supplement.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance. See “The Mortgage Pool—General” in this prospectus supplement.

Description of the Certificates. The issuing entity will issue the following classes of certificates:

Class	Initial Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date (2)	Initial Rating (Moody’s) (3)	Initial Rating (S&P) (3)
Offered Certificates
1-A	$113,153,000	Senior/Adjustable Rate	May 2037	Aaa	AAA
2-A-1	$163,413,000	Senior/Adjustable Rate	December 2032	Aaa	AAA
2-A-2	$ 26,163,000	Senior/Adjustable Rate	October 2034	Aaa	AAA
2-A-3	$ 61,188,000	Senior/Adjustable Rate	April 2037	Aaa	AAA
2-A-4	$ 32,583,000	Senior/Adjustable Rate	May 2037	Aaa	AAA
M-1	$ 18,750,000	Subordinate/Adjustable Rate	December 2036	Aa1	AA+
M-2	$ 17,250,000	Subordinate/Adjustable Rate	April 2037	Aa2	AA+
M-3	$ 10,250,000	Subordinate/Adjustable Rate	May 2037	Aa3	AA
M-4	$ 9,000,000	Subordinate/Adjustable Rate	May 2037	A1	AA
M-5	$ 8,500,000	Subordinate/Adjustable Rate	May 2037	A2	AA-
M-6	$ 7,500,000	Subordinate/Adjustable Rate	May 2037	A3	A+
A-R	$ 100	Senior/REMIC Residual	March 2007	Aaa	AAA
Non-Offered Certificates (4)
M-7	$ 7,750,000	Subordinate/Adjustable Rate	May 2037	Baa1	A-
M-8	$ 5,750,000	Subordinate/Adjustable Rate	April 2037	Baa2	BBB+
M-9	$ 4,250,000	Subordinate/Adjustable Rate	April 2037	Baa3	BBB
B	$ 5,000,000	Subordinate/Adjustable Rate	April 2037	Ba1	BBB-
P	$ 100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
______________

(1)This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered and the amount deposited in the pre-funding account on the closing date.

(2)Each date was determined as described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(3)The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this prospectus supplement.

(4)The Class B, Class P and Class C Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.060% (1)	LIBOR + 0.120% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.120% (1)	LIBOR + 0.240% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.160% (1)	LIBOR + 0.320% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.230% (1)	LIBOR + 0.460% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.250% (1)	LIBOR + 0.375% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.280% (1)	LIBOR + 0.420% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.330% (1)	LIBOR + 0.495% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.450% (1)	LIBOR + 0.675% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.550% (1)	LIBOR + 0.825% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.650% (1)	LIBOR + 0.975% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
M-7	1 and 2	LIBOR + 1.250% (1)	LIBOR + 1.875% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.900% (1)	LIBOR + 2.850% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 1.900% (1)	LIBOR + 2.850% (1)	(2)	Actual/360 (3)
B	1 and 2	LIBOR + 1.900% (1)	LIBOR + 2.850% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
______________
(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this prospectus supplement under “Description of the Certificates — Distributions — Distributions of Interest.” LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this prospectus supplement under “Description of the Certificates — Calculation of One-Month LIBOR.”

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

See “Description of the Certificates” in this prospectus supplement.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Subordinate Certificates:	Class M and Class B Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.
Offered Certificates:	Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See “Description of the Certificates — Book-Entry Certificates” and “— Restrictions on Transfer of the Class A-R Certificates” in this prospectus supplement.

Distribution Dates

Beginning on March 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-6.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this prospectus supplement.

There are certain circumstances that could reduce the amount of interest paid to you.

See “Description of the Certificates — Distributions — Distributions of Interest” in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

See “Description of the Certificates — Distributions — Distributions of Principal” in this prospectus supplement.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period less the related master servicing fees;

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest);

•	the amount (if any) of the seller interest shortfall payment paid by Countrywide Home Loans, Inc.; and

•
for each distribution date during, and the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess cashflow (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement; and

•	the amount (if any) allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee, the special servicing fee and additional servicing compensation (as described in this prospectus supplement under “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expense” and “Description of the Certificates — Withdrawals from the Collection Account” and “—Withdrawals from the Distribution Account”) due to the master servicer or special servicer , as applicable;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

•	any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan (other than any mortgage loan that is being specially serviced by the special servicer) equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Special Servicing Fee:

The special servicer will be paid a monthly fee (referred to as the special servicing fee) with respect to each mortgage loan specially serviced by it equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the servicing fee rate.

Additional Servicing Compensation:

The master servicer or the special servicer, is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses,” “Description of the Certificates — Withdrawals from the Certificate Account” and “— Withdrawals from the Distribution Account” in this prospectus supplement.

Priority of Payments; Distributions of Interest

In general, on any distribution date, interest funds from loan group 1 and loan group 2 will be distributed in the following order:

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from the interest funds from loan group 1, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from the interest funds from loan group 2, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining interest funds from loan group 1 and loan group 2, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from remaining interest funds from loan group 1 and loan group 2, sequentially, in order of their distribution priorities, to each class of subordinate certificates, current interest for each class; and

•	from remaining interest funds from loan group 1 and loan group 2, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this prospectus supplement.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date immediately following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the March 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on that distribution date) is less than or equal to 58.60% of the aggregate stated principal balance of the mortgage loans for that distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the order described below, until the certificate principal balances thereof are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until the certificate principal balances thereof are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until the certificate principal balance thereof is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)	sequentially, in the order of their distribution priorities, to each class of subordinate certificates, until the certificate principal balances thereof are reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	in an amount up to the Class A principal distribution target amount, pro rata based on their respective entitlements, concurrently:

(1)	to the Class 1-A Certificates, up to the Class 1-A principal distribution target amount, until the certificate principal balance thereof is reduced to zero; and

(2)
to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution target amount, to be allocated among the classes of certificates in the order described below, until the certificate principal balances thereof are reduced to zero;

provided, however, that if (a) the certificate principal balance of the Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining class(es) of senior certificates after distributions pursuant to clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the order described below), until the certificate principal balance(s) thereof is/are reduced to zero;

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until their certificate principal balances are reduced to zero;

(2)
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(3)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the certificate principal balances thereof are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) will be distributed in the following order, to the extent of the remaining excess cashflow:

•
to the class or classes of Class A and subordinate certificates then entitled to distributions of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second, based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

See “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining pre-funded amount, exceeds the aggregate certificate principal balance of the adjustable rate certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the closing date mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the adjustable rate certificates by approximately $9,499,947.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess cashflow on the mortgage loans will be used to reduce the total certificate principal balance of the adjustable rate certificates, until the required level of overcollateralization has been maintained or restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender-paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this prospectus supplement under “Description of the Certificates—Applied Realized Loss Amounts.”

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.21% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the amount payable by the swap contract administrator exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

See “Description of the Certificates — The Swap Contract” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of the Mortgage Loans — Advances” in this prospectus supplement.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the second day of the month following the closing date (with respect to the closing date mortgage loans) or the related subsequent transfer date (with respect to the subsequent mortgage loans) or, in the case of such a mortgage loan that does not have a scheduled payment due until after the cut-off date, a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that seller's repurchase obligation.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See “Servicing of the Mortgage Loans - Certain Modifications and Refinancings” in this prospectus supplement.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

See “The Mortgage Pool — Assignment of the Mortgage Loans” and “Description of the Certificates — Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this prospectus supplement and “Loan Program— Representations by Sellers; Repurchases” in the prospectus.

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

See “Description of the Certificates — Optional Termination” in this prospectus supplement.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (other than the carryover reserve fund, the pre-funding account, the capitalized interest account, the swap trust, the swap contract and the swap account) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The senior and subordinate certificates (excluding any payments received from a reserve fund and a swap account) (other than the Class A-R Certificates), Class C Certificates and Class P Certificates will represent beneficial ownership of REMIC “regular interests” in a REMIC identified in the pooling and servicing agreement.

The Class A-R Certificates will represent the beneficial ownership of the sole class of “residual interests” in each REMIC.

The senior and subordinate certificates, other than the Class A-R Certificates, will also represent the beneficial interest in the right to receive payments from a reserve fund pursuant to the pooling and servicing agreement.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in the prospectus.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan will be required to satisfy the requirements of an investor-based class exemption.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

SUMMARY OFTRANSACTION PARTIES

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

The Certificates are Backed by Mortgage Loans, Most of Which Will Experience Higher Rates of Delinquency and Loss than Mortgage Loans Underwritten to More Traditional Standards
Approximately 98.00% of the statistical calculation pool mortgage loans in loan group 2 (by stated principal balance of the mortgage loans in the statistical calculation pool in respect of loan group 2) and all of the statistical calculation pool mortgage loans in loan group 1 were originated pursuant to originators’ credit blemished mortgage loan underwriting guidelines, which are more flexible than the standards generally used by banks for borrowers with non-blemished credit histories with regard to the borrower’s credit standing and repayment ability. Borrowers who qualify generally have impaired credit histories, which may include a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case by case basis, an originator may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception. It is expected that a significant number of the mortgage loans will have been originated based on underwriting exceptions of these types. As a result of the originators’ underwriting standards, including the origination of mortgage loans based on underwriting exceptions, substantially all of the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Approximately 2.00% of the statistical calculation pool mortgage loans in loan group 2 (by stated principal balance of the mortgage loans in the statistical calculation pool in respect of loan group 2) were originated under more traditional underwriting guidelines. As a result of the inclusion of these mortgage loans, the certificates may perform differently than the sponsor’s other securitizations of mortgage loans to borrowers with blemished credit histories.

High or Increasing Loan-to-Value Ratio May Impact Mortgage Loan Loss and Delinquency Rates More than Loans Originated Under More Traditional Standards
The underwriting standards do not prohibit a borrower from obtaining, at the time of origination of an originator’s first lien mortgage loan, additional financing which is subordinate to that first lien mortgage loan. This subordinate financing is not reflected in the loan-to-value ratio set forth in this prospectus supplement. High-loan-to-value ratios may make it more difficult for a borrower to make payments under the related mortgage loans. Values of mortgaged properties also may decrease from the time that the mortgage loan is originated, resulting in a higher loan to value ratio. A decrease in value of the mortgaged property may limit the borrower’s ability to refinance the mortgage loan which in turn, may lead to a default on the mortgage loan. In either case, the high loan-to-value ratio may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Subordinate Certificates have A Greater Risk of Loss because of the Subordination Features; Credit Enhancement May Not Be Sufficient to Protect Senior Certificates from Losses
When certain classes of certificates provide credit enhancement for other classes of certificates this is sometimes referred to as “subordination.” The subordination feature is intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal. For purposes of this prospectus supplement, “related subordinate classes” means:

•  with respect to the Class A Certificates, the subordinate certificates, and
•  with respect to each class of certificates having an “M” designation, (i) each other class of certificates having an “M” designation and a higher numerical designation than the subject class, if any, and (ii) the Class B Certificates.
Credit enhancement in the form of subordination will be provided for the certificates, by:
•  using collections on the mortgage loans otherwise payable to the holders of the subordinate classes to pay amounts due on the more senior classes; and
•  allocating realized losses to the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero.
If the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted,
•  collections on the mortgage loans in a loan group otherwise payable to the subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates related to that loan group.

In addition, if the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this prospectus supplement under “Description of the Certificates—Applied Realized Loss Amounts.”

You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, the subordination of the subordinate certificates may not be sufficient to protect that class of senior certificates from losses.

See “Description of the Certificates” in this prospectus supplement.

Overcollateralization and Excess Interest May Not Be Sufficient to Protect Certificates from Losses on the Mortgage Loans
The amount by which the sum of the aggregate stated principal balance of the mortgage loans and the amount on deposit in the pre-funding account, if any, exceeds the aggregate certificate principal balance of the adjustable rate certificates is called “overcollateralization.” The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates and to make any net swap payment payable to the swap counterparty because the weighted average interest rate on those mortgage loans is expected to be higher than the weighted average pass-through rate on these certificates plus the expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. This “excess interest” will be used to make additional principal payments on the certificates to the extent described in this prospectus supplement. Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain or restore the required level of overcollateralization.

The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans during the preceding month. The amount of interest received, collected or advanced will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on adjustable rate mortgage loans. Because the amount of excess interest available may vary and because the pass-through rates on the adjustable rate certificates may increase, it may be necessary to apply all or a portion of the available interest to cover the interest requirements. As a result, available excess interest may be reduced. Furthermore, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

Difference Between Mortgage Rates and Adjustable Rate Certificate Pass-Through Rates May Reduce Excess Interest
The pass-through rates on the adjustable rate certificates may adjust monthly and are generally based on one-month LIBOR. The mortgage rates on the initial mortgage loans either are fixed or adjust semi-annually or annually based on six-month LIBOR, which is referred to as the mortgage index, but in most cases only after a period of one, two, three, five or ten years after origination. Because the mortgage index may respond to various economic and market factors different than those affecting one-month LIBOR, there is not necessarily a correlation in movement between the interest rates on those mortgage loans and the pass-through rates of the adjustable rate certificates. For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the adjustable rate certificates are stable or rising. In addition, although it is possible that both the mortgage rates and certificate pass-through rates may decline or increase during the same period, mortgage rates may decline or increase more slowly than the certificate pass-through rates because of the difference between interest rate adjustment periods and pass-through rate adjustment periods. An increase in the interest rates on certain of the adjustable rate mortgage loans while the pass-through rates on the adjustable rate certificates are stable or rising, could result in less amounts being available as excess interest.

Net Rate Cap Puts a Limit on the Pass-Through Rates of the Adjustable Rate Certificates
The absence of a correlation between movement in the mortgage rates and the certificate pass-through rates may reduce the interest payable on the related interest-bearing certificates because of the imposition of a pass-through rate cap called the “net rate cap.” In addition, prepayments of mortgage loans in a loan group with relatively higher mortgage rates may reduce the applicable net rate cap and consequently limit the pass-through rate for one or more related classes of interest-bearing certificates. We intend that the amount by which a certificateholder’s interest payment has been reduced by operation of the applicable net rate cap be paid from remaining excess cashflow (if any) as described in this prospectus supplement. In addition, prior to the swap contract termination date, the swap certificates will also be entitled to receive the amount of the reduction in interest resulting from the operation of the applicable net rate cap from any net swap payment received from the swap counterparty and allocated to the swap trust to the extent that net payment is available for this purpose in the order described in this prospectus supplement. However, we cannot assure you that these funds will be available, or sufficient, to make any payments with respect to these reductions.

Payments from the swap contract are dependent solely upon the performance of the swap counterparty. Thus, payments of these amounts involve counterparty risk. The ratings assigned to the swap certificates do not cover the likelihood of the payment of net rate carryover.

Considerations Regarding the Swap Contract
Any amounts received by the swap contract administrator from the swap counterparty under the swap contract and allocated to the swap trust will be applied as described in this prospectus supplement to pay unpaid interest and net rate carryover, maintain or restore overcollateralization and pay unpaid realized loss amounts, in each case with respect to the swap certificates. However, no amounts will be payable by the swap counterparty unless the floating payment owed by the swap counterparty on a distribution date exceeds the fixed payment owed to the swap counterparty with respect to that distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap contract) exceeds 5.21%. We cannot assure you that any amounts will be received under the swap contract, or that any amounts that are received will be sufficient to maintain or restore required overcollateralization or to cover unpaid interest, net rate carryover and losses on the mortgage loans. Any net payment payable to the swap counterparty under the terms of the swap contract will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the swap certificates. In addition, payments due under the swap contract will be based on the lesser of a scheduled notional amount that will decline over time and the aggregate certificate principal balance of the swap certificates. If the rate of prepayments on the mortgage loans is slower than anticipated, the schedule on which payments due under the swap contract are calculated may be less than the aggregate certificate principal balance of the swap certificates, thereby decreasing the relative amount of any net swap payment payable by the swap counterparty and allocated to the swap trust to cover the amounts described above. Furthermore, if one-month LIBOR is less than 5.21% (which will be adjusted in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days), available funds that would otherwise be available to make distributions on the swap certificates will be used to cover the net swap payments due to the swap counterparty. In addition, any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event) in the event of early termination of the swap contract will reduce amounts available for distribution to holders of the swap certificates.

Upon early termination of the swap contract, the swap counterparty or the swap contract administrator may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap contract. In the event that a swap termination payment is payable to the swap counterparty, other than a swap termination payment resulting from a swap counterparty trigger event, that payment will be paid with respect to the related distribution date, and on any subsequent distribution dates until paid in full, solely from collections on the mortgage loans and prior to distributions to holders of the swap certificates. This feature may result in losses on the swap certificates. Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment to the swap counterparty before those effects are borne by the senior certificates and one or more classes of subordinate certificates may suffer a loss as a result of that payment.

To the extent that distributions on the swap certificates depend in part on payments to be received from the swap counterparty, the ability of the trustee to make distributions on those certificates will be subject to the credit risk of the swap counterparty. Thus, payments of these amounts involve counterparty risk. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and a replacement swap counterparty is not obtained in accordance with the terms of the swap contract, the ratings of the swap certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of those certificates may be adversely affected. See “Description of the Certificates—The Swap Contract” in this prospectus supplement.

Prepayments on the Mortgage Loans are Unpredictable and Could Adversely Affect Your Yield and Reinvestment; Other Factors May Affect the Rate of Principal Distributions on Your Certificates and Your Yield

No one can accurately predict the level of prepayments that the mortgage loans will experience. The prepayment experience of the mortgage loans may be affected by many factors, including:

•  general economic conditions,
•  the level of prevailing interest rates,
•  the availability of alternative financing,
•  the applicability of prepayment charges, and
•  homeowner mobility.

Any mortgage loan may be prepaid in full or in part at any time. However, approximately 86.98% and 86.92% of the initial mortgage loans in loan group 1 and loan group 2, respectively, in each case by stated principal balance of the initial mortgage loans in the related loan group provide, and any additional or subsequent mortgage loans may provide, for the payment by the borrower of a prepayment charge on certain prepayments during the period of time specified in the related mortgage note. In addition, substantially all of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan.

See “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Loans — Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the mortgage loans that may affect their prepayment experience.

In addition, you should note that:

•  generally, if you purchase your certificates at a discount and principal is repaid on the mortgage loans in the related loan group or loan groups slower than you anticipate, then your yield may be lower than you anticipate,
•  your yield will also be sensitive to:

(1) the level of one-month LIBOR,
(2) the timing of adjustment of the pass-through rate on your certificate as it relates to the interest rates on the applicable mortgage loans and, in the case of the adjustable rate mortgage loans, the level of the mortgage index, the timing of adjustment of the interest rates on those mortgage loans, and periodic and lifetime limits on those adjustments,
(3) other limitations on the pass-through rates of the adjustable rate certificates as described further in this prospectus supplement,
(4)  the level of one-month LIBOR relative to the fixed rate at which the payment made to the swap counterparty is calculated, and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Principal distributions on your certificates will also be affected by a number of factors, including:

• the extent of principal payments on the mortgage loans,

• how payments of principal are allocated among the classes of certificates,

• whether the majority holder of the Class C Certificates exercises its right to cause the auction of the remaining assets of the issuing entity and whether or not such auction is successful,

• whether the master servicer exercises its right, in its sole discretion, to terminate the issuing entity when it is permitted to do so,

• whether the master servicer exercises, or is directed by a third party to exercise, its option to purchase certain delinquent and defaulted mortgage loans,

• the rate and timing of payment defaults and losses on the mortgage loans,

• repurchases of mortgage loans for material breaches of representations and warranties,

• the extent of principal prepayments on the mortgage loans, and

• the extent of any prepayment resulting from the distribution of amounts (if any) on deposit in the pre-funding account after the end of the funding period.

Because distributions on the certificates are dependent upon the payments on the mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

The master servicer is permitted to purchase certain delinquent mortgage loans from the issuing entity as described under “Description of the Certificates—Optional Purchase of Defaulted and Certain Delinquent Loans” in this prospectus supplement. The master servicer may grant a third party, which may be a certificateholder, the right to direct the exercise of this option. The exercise of this option to purchase defaulted mortgage loans could affect the level of the overcollateralization target amount and distributions to the holders of the certificates, which may adversely affect the market value of your certificates. A third party is not required to take your interests into account when deciding whether or not to direct the exercise of this option and may direct the exercise of this option when the master servicer would not otherwise exercise it. As a result, the performance of this transaction may differ from transactions in which this option was not granted to a third party.

The master servicer also is permitted to purchase certain early payment delinquent mortgage loans from the issuing entity as described under “Description of the Certificates—Optional Purchase of Defaulted and Certain Delinquent Loans” in this prospectus supplement. Many factors could affect the decision of the master servicer to exercise its option to purchase a mortgage loan that is eligible for purchase, including the master servicer’s financial ability, the impact on the holders of the certificates and the state of the business relationship between the master servicer and the underlying seller, including whether the underlying seller of that mortgage loan is willing or able to purchase that mortgage loan. The master servicer is not required to take your interests into account when deciding whether or not to exercise this option.

See “Description of the Certificates—Principal” and “—Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this prospectus supplement.

Your Yield Will Be Affected by the Interest-Only Feature of Some of the Mortgage Loans
Approximately 15.28% and 17.71% of the initial mortgage loans in loan group 1 and loan group 2, respectively, in each case by stated principal balance of the initial mortgage loans in the related loan group require, and any additional or subsequent mortgage loans may require, monthly payments of only accrued interest for the first five or ten years after origination. The borrower is not required to pay any principal on the borrower’s loan during this interest-only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes referred to as interest-only loans. Interest-only loans have only recently been originated in significant volumes. As a result, the long-term performance characteristics of interest-only loans are largely unknown.

Because interest-only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

Interest-only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

•  no principal distributions will be made to certificateholders from interest-only loans during their interest-only period except in the case of a prepayment, which may extend the weighted average lives of the certificates,

•  during the interest-only period, interest-only loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan,

•  as the end of the interest-only period approaches, an interest-only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term,

•  interest-only loans may be more likely to default than fully amortizing loans at the end of the interest-only period due to the increased monthly payment required to amortize the loan over its remaining term, and

•  if an interest-only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.

Greater Risk Involving Balloon Mortgage Loans .......................

Certain of the mortgage loans included in the issuing entity will be balloon mortgage loans. These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower's ability to either timely refinance the balloon mortgage loan or timely sell the mortgaged property. Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.
The monthly payments due on the balloon mortgage loans included in the issuing entity may be based on original amortization terms of 40, 45 or 50 years with the balloon principal payment due on a maturity date that is 30 years from the date of origination. Amortization terms of 40, 45 or 50 years result in lower monthly payments than would be required by a traditional 30-year mortgage loan. The lower monthly payments may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year amortization term. In addition, some of the balloon mortgage loans included in the issuing entity may have monthly payments based on original amortization terms of 30 years with the balloon payment due on a maturity date that is 15 years from the date of origination.

The mortgage loans whose mortgage loan program designation, as described in the “Mortgage Loan Program” tables in Annex A to this prospectus supplement, include the term “Balloon” (e.g., “2/28 LIBOR 6 Month 45/30 Balloon”) in such designation are balloon mortgage loans. Approximately 41.11% and 40.11% of the initial mortgage loans included in loan group 1 and loan group 2, respectively, are balloon mortgage loans.

•  For additional information regarding balloon mortgage loans, see "Certain Yield and Prepayment Considerations" in this prospectus supplement and "The Trust Fund - The Loans" in the accompanying prospectus.

Your Yield Will Be Affected By The Inclusion of Mortgage Loans with a 40-Year Original Term to Maturity
Certain of the mortgage loans included in the issuing entity will be mortgage loans that have payments due based on original amortization terms of 40 years and original terms to maturity of 40 years. Loans with those terms have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

Mortgage loans with 40-year amortization terms may have risks and payment characteristics that are not present with traditional 30-year fully-amortizing mortgage loans, including the following:

•  less principal will be distributed to certificateholders on a monthly basis (except in the case of a prepayment) which may extend the weighted average lives of the certificates,

•  due to the smaller monthly payment, mortgage loans with amortization terms of 40 years may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan, and

•  if a mortgage loan with a 40-year amortization term defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

The mortgage loans whose mortgage loan program designation, as described in the “Mortgage Loan Program” tables in Annex A to this prospectus supplement, contain the designations “2/38 LIBOR 6 Month” and “40 Year Fixed” are mortgage loans with original terms to maturity of 40 years. Approximately 0.11% and 0.20% of the initial mortgage loans included in loan group 1 and loan group 2, respectively, are such mortgage loans.

Geographic Concentration of Mortgaged Properties in Certain States Increases the Impact that Events in Those States Could Have On The Certificates
The tables entitled “Geographic Distribution of Mortgaged Properties” in Annex A set forth the geographic concentration of the mortgaged properties by loan group, including the percentage by stated principal balance of the mortgage loans in the initial pool in each loan group, that are secured by mortgaged properties that are located in 49 states and the District of Columbia. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters, and property in Florida and the southeastern portion of the United States is also more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, floods and other natural disasters. In addition:

•  economic conditions in states with significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans,

•  declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios, and

•  any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Inability to Replace Servicer Could Affect Collections and Recoveries on the Mortgage Loans
The structure of the master servicing fee might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the master servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the credit-blemished mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Special Sub-Servicing Agreement May Affect the Performance of the Certificates
Servicing of mortgage loans sixty or more days delinquent will be transferred to the special servicer, which is an affiliate of the entity that is expected to own the Class C Certificate. Once a mortgage loan is transferred to the special servicer for special servicing, that mortgage loan will continue to be serviced by the special servicer even if it is returned to performing status. The special servicer is likely to pursue loss mitigation approaches that differ from those typically used by the master servicer. Within the procedures prescribed by the pooling and servicing agreement, the servicing by the special servicer may accelerate or delay the timing of liquidations relative to other securitizations of the depositor that do not include a special servicer. The timing of liquidations may affect the yields on the certificates, particularly the subordinated certificates related to any specially serviced mortgage loans.

You May Receive A Prepayment Because Subsequent Mortgage Loans Are Not Acquired
The ability of the issuing entity to acquire subsequent mortgage loans will depend on the ability of Countrywide Home Loans, Inc. to originate or acquire mortgage loans, if necessary, during the funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of Countrywide Home Loans, Inc. to originate or acquire loans for subsequent transfer will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

If the full amount of any deposit in the pre-funding account cannot be used by the end of the funding period to acquire subsequent mortgage loans, the amount remaining on deposit in the pre-funding account will be distributed to the holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period. We cannot assure you of the magnitude of any amount on deposit in the pre-funding account at the end of the funding period.

Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You
•  If there is a NIM Insurer, pursuant to the pooling and servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding, referred to as a “NIM Insurer Default”, the NIM Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the offered certificates, and the holders of the offered certificates may exercise these rights only with the prior written consent of the NIM Insurer:

•  the right to provide notices of master servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

• the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement, and

• the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

•  In addition, unless a NIM Insurer Default exists, the NIM Insurer’s consent will be required before, among other things,

•  any removal of the master servicer, any successor servicer or the trustee and any appointment of any co-trustee,

•  any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the master servicer with respect to more than 5% of the mortgage loans, or

•  any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that: • the rights granted to the NIM Insurer are extensive,

•  the interests of the NIM Insurer may be inconsistent with, and adverse to, the interests of the holders of the offered certificates, and the NIM Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer’s rights,

•  the NIM Insurer’s exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other securities backed by comparable mortgage loans and with comparable payment priorities and ratings, and
•  any insurance policy issued by the NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.
See “Rights of the NIM Insurer under Pooling and Servicing Agreement” in this prospectus supplement.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally.

Another factor that may result in higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected result. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE MORTGAGE POOL

General

Set forth below and in Annex A to this prospectus supplement is certain statistical information based on actual principal balances as of February 1, 2007, which is the “Initial Cut-Off Date,” concerning a pool of mortgage loans that CWABS, Inc. (the “Depositor”) believes is representative of the mortgage loans to be included in the issuing entity. This pool of mortgage loans is referred to as the “Initial Pool,” and the mortgage loans are referred to as the “Initial Mortgage Loans.”

A detailed description (the “Detailed Description”) of the pool of conventional mortgage loans (the “Closing Date Mortgage Loans”) included in the issuing entity on the Closing Date (the “Closing Date Mortgage Pool”) will be filed on Form 8-K with the Securities and Exchange Commission (the “SEC”) after the Closing Date. Additionally, in accordance with applicable securities laws, if there are material changes in characteristics of the Closing Date Mortgage Pool, the Depositor will file on Form 8-K with the SEC additional information related to those material changes. The Detailed Description will specify the aggregate of the Stated Principal Balances of the Closing Date Pool Mortgage Loans included in the Closing Date Mortgage Pool as of the later of (x) February 1, 2007 and (y) the date of origination of each such Closing Date Mortgage Loan (the “Initial Cut-off Date”). The aggregate of the Stated Principal Balances of these Closing Date Mortgage Loans is referred to as the “Closing Date Pool Principal Balance” and the Stated Principal Balance of any Closing Date Mortgage Loan as of the Initial Cut-off Date is referred to as the “Closing Date Principal Balance.” The Detailed Description will include for the Closing Date Mortgage Loans, the information in the same categories that are presented in Annex A with respect to the Initial Pool.

It is expected that certain of the Initial Mortgage Loans may prepay in part or in full prior to the Closing Date, or may be determined not to meet the eligibility criteria requirements for the Closing Date Mortgage Pool (as defined below) and therefore may not be included in the Closing Date Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the Closing Date Mortgage Pool will vary from the statistical distribution of the characteristics of the Initial Pool as presented in this prospectus supplement, although certain characteristics of the Closing Date Mortgage Loans in each Loan Group will not vary by more than the permitted variance specified in the tables below.

Loan Group 1
Characteristic		Permitted Variance
Weighted Average Mortgage Rate	7.906%	±0.10%
Weighted Average Original Loan-to-Value Ratio	80.82%	±3.00%
Weighted Average Credit Bureau Risk Score	619 points	±5 points
Percentage Originated under Full Doc Program	61.26%	±3.00%
Weighted Average Gross Margin of Adjustable Rate Mortgage Loans	6.408%	±0.10%
Maximum Concentration of Mortgage Loans with Mortgaged Properties in the State of California	28.65%	N/A

Loan Group 2
Characteristic		Permitted Variance
Weighted Average Mortgage Rate	7.999%	±0.10%
Weighted Average Original Loan-to-Value Ratio	75.89%	±3.00%
Weighted Average Credit Bureau Risk Score	630 points	±5 points
Percentage Originated under Full Doc Program	48.59%	±3.00%
Weighted Average Gross Margin of Adjustable Rate Mortgage Loans	6.319%	±0.10%
Maximum Concentration of Mortgage Loans with Mortgaged Properties in the State of California	38.86%	N/A

The Initial Pool consists of approximately 2,523 mortgage loans and is comprised of Initial Mortgage Loans that bear interest at fixed rates, referred to as “Fixed Rate Mortgage Loans,” and adjustable rates, referred to as “Adjustable Rate Mortgage Loans.” The aggregate actual unpaid principal balance of the Initial Mortgage Loans included in the Initial Pool as of the Initial Cut-off Date is approximately $499,999,947 (the “Initial Cut-off Date Pool Principal Balance”), of which approximately $142,689,230 constitute Loan Group 1 Mortgage Loans and approximately $357,310,716 constitute Loan Group 2 Mortgage Loans. The Depositor believes that the information set forth in this prospectus supplement with respect to the Initial Pool as presently constituted is representative of the characteristics of the Closing Date Mortgage Loans, although some characteristics of the Closing Date Mortgage Loans in the Closing Date Mortgage Pool will vary. See “— The Initial Pool” below. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Initial Cut-off Date Pool Principal Balance.

All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the “Mortgage Notes”). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the “Mortgaged Properties”). The Mortgaged Properties in the Initial Pool are located in 49 states and the District of Columbia. Each Mortgage Loan in the issuing entity will be assigned to one of two mortgage loan groups (“Loan Group 1” and “Loan Group 2,” and each a “Loan Group”). Loan Group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans and Loan Group 2 will consist of first lien fixed and adjustable rate mortgage loans.

Except for balloon loans and any interest only mortgage loans in their respective interest only period, the Mortgage Loans to be included in the issuing entity will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Mortgage Loans are expected to provide for payments due as of the first day of each month. The Mortgage Loans to be included in the issuing entity will have been originated or purchased by Countrywide Home Loans, Inc. (“Countrywide Home Loans” or a “Seller”) and will have been originated as described in this prospectus supplement under “— Underwriting Standards — ”.

Scheduled monthly payments made by the borrowers on the Mortgage Loans (“Scheduled Payments”) either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. Countrywide Home Loans will represent and warrant that none of the Mortgage Loans will be more than 30 days delinquent as of the related Cut-off Date. Delinquencies with respect to the Mortgage Loans will be recognized in accordance with the methodology used by the Office of Thrift Supervision. Under this methodology, a Mortgage Loan is considered “30 days delinquent” if the borrower fails to make a Scheduled Payment prior to the close of business on the Due Date that immediately follows the Due Date on which the Scheduled Payment was originally due. For example, a Mortgage Loan will be considered 30 days delinquent if the borrower fails to make a Scheduled Payment originally due on January 1 by the close of business on February 1.

In the twelve-month period ending on the Statistical Calculation Date, the Statistical Calculation Pool Mortgage Loans have been delinquent in payment of principal and interest as described in the table below. Solely for the purpose of the delinquency information presented in the following table, delinquencies have been recognized in accordance with the methodology used by the Mortgage Bankers Association. Under this methodology, a Mortgage Loan is considered “30 days delinquent” if the borrower fails to make a Scheduled Payment prior to the close of business on the day immediately preceding the Due Date that immediately follows the Due Date on which the Scheduled Payment was originally due.

Delinquency (Days)	No. of Occurrences	No. of Mortgage Loans	Percent of Statistical Calculation Date Pool Principal Balance
30 - 59	1	191	8.28%
	2	66	2.74%
	3	20	0.65%
	4	15	0.56%
	5	10	0.39%
60 or more*	1	33	1.31%
	2	9	0.29%
	3	4	0.12%
	4	2	0.08%
*The mortgage loans appearing in the “60 or more” days delinquency category may also appear in the “30-59” days delinquency category.

Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 86.98% and 86.92% of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Initial Mortgage Loans in the related Loan Group, and any additional or Subsequent Mortgage Loans may, provide for the payment by the borrower of a prepayment charge on certain prepayments made with respect to the Mortgage Loans. Generally, a prepayment charge will apply, in the case of a Fixed Rate Mortgage Loan, to prepayments made within five years from the date of execution of the related Mortgage Note and, in the case of an Adjustable Rate Mortgage Loan, to prepayments made prior to the first Adjustment Date for that Mortgage Loan. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays the Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months’ advance interest calculated on the basis of the Mortgage Rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original balance of the Mortgage Loan. The “Mortgage Rate” with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related Mortgage Note.

The Mortgage Loans will be selected from among the outstanding one- to four-family mortgage loans in the applicable Seller’s portfolio which meet the criteria described in this prospectus supplement. No selection will be made in a manner that would adversely affect the interests of certificateholders.

Countrywide Home Loans will make all of the representations specified in the prospectus under “Loan Program— Representations by Sellers; Repurchases” with respect to all of the Mortgage Loans. Each other Seller will be a special purpose entity established by Countywide Financial Corporation or one of its subsidiaries and will sell mortgage loans that were previously acquired from Countrywide Home Loans. Consequently, each Seller other than Countrywide Home Loans will only represent that immediately prior to the assignment of the Mortgage Loans to be sold by it to the Depositor, the Seller had good title to, and was the sole owner of, those Mortgage Loans free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the Pooling and Servicing Agreement. In addition, the Depositor will represent that following the transfer of the Mortgage Loans to it by the Sellers, the Depositor had good title to the Mortgage Loans and that each of the Mortgage Notes was subject to no offsets, claims, defenses or counterclaims.

Additional Information Regarding the Adjustable Rate Mortgage Loans. Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage Note, referred to as an “Adjustment Date”), to equal the sum, rounded to the nearest 0.125%, of:

(1) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if the rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer based on comparable information, in each case as most recently announced as of a date generally 45 days prior to the Adjustment Date (the “Mortgage Index”), and

(2) a fixed percentage amount specified in the related Mortgage Note (the “Gross Margin”);

provided, however, that the Mortgage Rate for any Adjustable Rate Mortgage Loan will not increase or decrease on its initial Adjustment Date by more than a certain specified percentage (the “Initial Periodic Rate Cap”), or on any subsequent Adjustment Date by more than a certain specified percentage (the “Subsequent Periodic Rate Cap”). The Initial Periodic Rate Cap and Subsequent Periodic Rate Cap for any Adjustable Rate Mortgage Loan will be specified in the related Mortgage Note. Substantially all of the Adjustable Rate Mortgage Loans will have been originated with Mortgage Rates less than the sum of the then-current Mortgage Index and the related Gross Margin.

“One-Year Hybrid Mortgage Loans”, “Two-Year Hybrid Mortgage Loans”, “Three-Year Hybrid Mortgage Loans”, “Five-Year Hybrid Mortgage Loans” and “Ten-Year Hybrid Mortgage Loans” (collectively, “Hybrid Mortgage Loans”) have fixed Mortgage Rates for approximately 12, 24, 36, 60 and 120 months, respectively, after their origination before the fixed Mortgage Rates become subject to adjustment based on the Mortgage Index described in the immediately preceding paragraph. Substantially all of the Adjustable Rate Mortgage Loans in the Initial Pool are Hybrid Mortgage Loans.

It is expected that substantially all of the Adjustable Rate Mortgage Loans will provide that, over the life of each Adjustable Rate Mortgage Loan, the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a maximum added margin, generally between 2.250% and 10.000%, as provided in the Mortgage Note. The initial Mortgage Rate plus the maximum added margin is referred to as the “Maximum Mortgage Rate.” The weighted average of these margins (weighted on the basis of the Stated Principal Balances thereof as of the Initial Cut-off Date) with respect to the Adjustable Rate Mortgage Loans in the Initial Pool is approximately 6.347%.

In addition, certain of the Two-Year Hybrid Mortgage Loans in the Initial Pool require payments of only interest during the 60 or 120 month period following origination, certain of the Three-Year Hybrid Mortgage Loans in the Initial Pool only require payments of interest during the 60 or 120 month period following origination, certain of the Five-Year Hybrid Mortgage Loans in the Initial Pool only require payments of interest during the 60 or 120 month period following origination, certain of the Ten-Year Hybrid Mortgage Loans in the Initial Pool only require payments of interest during the 120 month period following origination, in each case after which amortization of the principal balance is required over the remaining term of the Mortgage Loan.

Additional Information Regarding the Fixed Rate Mortgage Loans. The Fixed Rate Mortgage Loans in the Initial Pool have original terms to maturity of ten, fifteen, twenty, thirty or forty years. Certain of the Fixed Rate Mortgage Loans in the Initial Pool are Fixed 30-Year Interest-Only Loans. A “Fixed 30-Year Interest-Only Loan” has only interest due for approximately 60 or 120 months after its origination before amortization of the principal balance is required.

Loan-to-Value Ratio. The “Loan-to-Value Ratio” of a Mortgage Loan is equal to:

(1) the principal balance of the Mortgage Loan at the date of origination, divided by

(2) the Collateral Value of the related Mortgaged Property.

The “Collateral Value” of a Mortgaged Property is the lesser of:

(1) the appraised value based on an appraisal made for Countrywide Home Loans by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

(2) the sales price of the Mortgaged Property at the time of origination.

With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

Stated Principal Balance. “Stated Principal Balance” means, for any Mortgage Loan and (1) the Initial Cut-off Date or the Subsequent Cut-off Date, as applicable (the “Cut-off Date”), the unpaid principal balance of the Mortgage Loan as of the close of business on such Cut-Off Date or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which the Distribution Date occurs (each a “Prepayment Period”)), (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan and (iv) any Realized Loss previously incurred in connection with a Deficient Valuation. The Stated Principal Balance of any Mortgage Loan as to which the related Mortgaged Property has been liquidated and as to which a Final Recovery Determination has been made will be zero on each date following the Due Period in which the Final Recovery Determination is made. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balance of all Mortgage Loans in the Mortgage Pool. When used with respect to a Loan Group, Stated Principal Balance means the aggregate Stated Principal Balance of all Mortgage Loans in the Loan Group. A “Determination Date” means with respect to any Distribution Date, the 15th day of the month of the Distribution Date or, if the 15th day is not a Business Day, the immediately preceding Business Day.

A “Deficient Valuation” means, for any Mortgage Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of that court that is final and non-appealable in a proceeding under the U.S. Bankruptcy Code.

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, the Master Servicer, the Sellers, and The Bank of New York, as trustee (the “Trustee”), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders, all right, title and interest of the Depositor in and to each Closing Date Mortgage Loan and all right, title and interest in and to all other assets included in the issuing entity, including all principal and interest received on or with respect to the Closing Date Mortgage Loans after the Initial Cut-off Date and the Pre-Funded Amount, if any, deposited in the Pre-Funding Account and the Capitalized Interest Account on the Closing Date.

In connection with the transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Trustee (collectively constituting the “Mortgage File”) with respect to each Closing Date Mortgage Loan and each Subsequent Mortgage Loan, if any (collectively, the “Mortgage Loans”):

(1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of _______________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements,

(2) the original recorded Mortgage or a copy thereof with recording information,

(3) a duly executed assignment of the Mortgage to “Asset-Backed Certificates, Series 2007-BC1, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of February 1, 2007, without recourse,” in recordable form, or a copy thereof with recording information as described in the Pooling and Servicing Agreement,

(4) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information,

(5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

(6) the original or duplicate original lender’s title policy and all riders thereto or a copy of lender’s title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy and all riders thereto will be delivered within one year of the Closing Date.

Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS® System. In addition, the Mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS® System may, at the discretion of the Master Servicer, in the future be held through the MERS® System. For any Mortgage held through the MERS® System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS®, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS® System. For each of these Mortgage Loans, MERS® serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Mortgage Files:

(A) not later than the Closing Date, with respect to at least 50% of the Closing Date Mortgage Loans in each Loan Group, and not later than the relevant Subsequent Transfer Date, with respect to at least 10% of the Subsequent Mortgage Loans in each Loan Group conveyed on any related Subsequent Transfer Date,

(B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Closing Date Mortgage Loans in each Loan Group, and not later than twenty days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Mortgage Loans conveyed on any related Subsequent Transfer Date, and

(C) not later than thirty days after the Closing Date, with respect to the remaining Closing Date Mortgage Loans.

Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states as to which an opinion of counsel is delivered to the effect that the recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. The depositor expects that substantially all of the assignments will not be recorded based on an opinion of counsel. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in one of the states to which the exception applies. In the event an assignment is delivered to the Trustee in blank and the related Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete the assignment as provided in subparagraph (3) above prior to the release. If the assignment of the Mortgage Loan is required to be recorded to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

The Trustee will review the Closing Date Mortgage Loan documents on or prior to the Closing Date (or promptly after the Trustee’s receipt of any document permitted to be delivered after the Closing Date), and the Subsequent Mortgage Loan documents promptly after the Trustee’s receipt thereof on or after the related Subsequent Transfer Date as described above, and the Trustee will hold the Mortgage Loan documents in trust for the benefit of the holders of the Certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. After review of the Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure the omission or defect within 90 days of its receipt of notice from the Trustee, Countrywide Home Loans is required to repurchase the related Mortgage Loan from the issuing entity at a price (the “Purchase Price”) equal to the sum of:

(i) 100% of the unpaid principal balance (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of the purchase,

(ii) accrued interest thereon at the applicable Mortgage Rate (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the borrower (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders, and

(iii) any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with the Mortgage Loan.

Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove the Mortgage Loan (a “Deleted Mortgage Loan”) from the issuing entity and substitute in its place another Mortgage Loan of like kind (a “Replacement Mortgage Loan”); however, a substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that the substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the “Code”). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

(1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be forwarded by Countrywide Home Loans to the Master Servicer and deposited by the Master Servicer in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

(2) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

(3) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate specified in its related Mortgage Note (the “Minimum Mortgage Rate”) not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

(4) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index and intervals between Adjustment Dates as the Deleted Mortgage Loan, an Initial Periodic Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% per annum lower than that of the Deleted Mortgage Loan, and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(5) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

(6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(7) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan,

(8) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

(9) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

(10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

(11) have the same occupancy type and lien priority as the Deleted Mortgage Loan, and

(12) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

Pre-Funding

On the Closing Date, the Depositor may deposit an amount of up to 25% of the initial Certificate Principal Balance of the Certificates issued by the issuing entity (the “Pre-Funded Amount”) in a pre-funding account (the “Pre-Funding Account”) established and maintained by the Trustee on behalf of the certificateholders. The Pre-Funded Amount will be allocated between the Loan Groups so that the amount allocated to any Loan Group will not exceed 25% of the initial Certificate Principal Balance of the Certificates related to the Loan Group. Any investment income earned from amounts in the Pre-Funding Account, if any, will be paid to Countrywide Home Loans, and will not be available for payments on the Certificates. During the period from the Closing Date until the earlier of (x) the date the amount in the Pre-Funding Account is less than $175,000 and (y) April 13, 2007 (the “Funding Period”), the Depositor will be expected to purchase additional mortgage loans originated or purchased by a Seller (the “Subsequent Mortgage Loans”) from a Seller and sell the Subsequent Mortgage Loans to the issuing entity as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of that Subsequent Mortgage Loan as of the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the origination date of that Subsequent Mortgage Loan (the related “Subsequent Cut-off Date”) and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

Because some of the Mortgage Loans in each loan group may not be acquired by the issuing entity until after the Closing Date, there may not be sufficient interest collections from the Initial Mortgage Loans in each loan group to pay all the interest due on the certificates related to each loan group on the first and possibly the second and third Distribution Dates. A capitalized interest account (the “Capitalized Interest Account” ) will be established and funded on the Closing Date from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall on the Distribution Date during and, if necessary, immediately following the Funding Period as a result of any pre-funding. In addition, the Pooling and Servicing Agreement will permit funds on deposit in the Capitalized Interest Account to be released to Countrywide Home Loans in connection with the conveyance of Subsequent Mortgage Loans upon the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement. Any amounts remaining in the Capitalized Interest Account after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer Agreement to be executed by the applicable Seller, the Depositor and the Trustee, the conveyance of Subsequent Mortgage Loans may be made on any Business Day during the Funding Period (a “Subsequent Transfer Date”), subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement, including that:

•	the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Mortgage Loans,

•	the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

•	the Trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date,

•
the Trustee receives an opinion of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date will not (i) result in the imposition of the tax on “prohibited transactions” on the issuing entity or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the issuing entity to fail to qualify as a REMIC at any time that any Certificates are outstanding,

•
the Trustee receives opinions of counsel to the effect that the conveyance of Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date from the applicable Seller to the Depositor and the simultaneous conveyance of the Subsequent Mortgage Loans from the Depositor to the issuing entity will be characterized as true sales and not loans secured by the Subsequent Mortgage Loans,

•	the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the Certificates,

•	no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 30 or more days delinquent, and following the termination of the Funding Period and the conveyance of all Subsequent Mortgage Loans to the issuing entity, the characteristics of the Mortgage Loans in each Loan Group will not vary by more than the permitted variance specified in the tables under “Summary—Statistical Calculation Information” (other than the percentage of mortgage loans in the Credit Grade Categories of “C” or below, which will not exceed 10% of the Mortgage Loans in each Loan Group); provided that for the purpose of making the calculations, the characteristics for any Closing Date Mortgage Loan will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the Subsequent Cut-off Date.

Within thirty days after each Subsequent Transfer Date, the Depositor is required to deliver to the Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Mortgage Loans conveyed on the related Subsequent Transfer Date conform to the characteristics described in the last two bullet points set forth above. Other than the delivery of that letter, no other party will independently verify satisfaction of the conditions set forth above with respect to a transfer of Subsequent Mortgage Loans.

The Originators

The Mortgage Loans will be acquired by the Depositor from the Sellers. The Mortgage Loans were originated by Countrywide Home Loans or acquired from various other originators (each an “Originator”). Set forth below are the originators of more than 10% of the Initial Mortgage Loans in a loan group and the approximate percentage of those Initial Mortgage Loans (by Initial Cut-off Date Principal Balance) originated by each such originator:

Originator	Loan Group 1	Loan Group 2
Quick Loan Funding Inc.	37.14%	26.75%
Ownit Mortgage Solutions, Inc.	10.91%	12.05%
Wilmington Finance Incorporated	18.98%	27.89%
CIT Group/Consumer Finance, Inc.	12.39%	12.42%

As of the date hereof, Ownit Mortgage Solutions, Inc. has ceased all corporate operations. As described above, Countrywide Home Loans will make each of the representations in the prospectus under “Loan Program—Representations by Seller; Repurchases” with respect to the mortgage loans originated by Ownit Mortgage Solutions, Inc.

Underwriting Standards

General. All of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, and approximately 98.00% of the Statistical Calculation Pool Mortgage Loans in Loan Group 2, were originated by Countrywide Home Loans in accordance with its underwriting standards for credit-blemished mortgage loans, which are set forth below under “—Credit-Blemished Mortgage Loans”. Those Statistical Calculation Pool Mortgage Loans are identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as either “Full Documentation” or “Stated Income”. The remaining Statistical Calculation Pool Mortgage Loans were originated by Countrywide Home Loans generally in accordance with the procedures set forth in the prospectus under “Loan Program—Underwriting Standards”, subject to the exceptions noted in the following five paragraphs. Those Statistical Calculation Pool Mortgage Loans are identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as either “Full/Alternative”, “Stated Income/Stated Asset”, “No Ratio” or “No Income/No Asset”.

In the case of Statistical Calculation Pool Mortgage Loans identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as “Full/Alternative”, the related underwriting guidelines generally permit a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permit bank statements in lieu of verification of deposits and permit alternative methods of employment verification.

In the case of Statistical Calculation Pool Mortgage Loans identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as “Stated Income/Stated Asset”, the related mortgage loan applications were generally reviewed to determine that the stated income was reasonable for the borrower’s employment and that the stated assets were consistent with the borrower’s income.

In the case of Statistical Calculation Pool Mortgage Loans identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as “No Ratio”, the borrower is not required to disclose his or her income although the nature of employment is disclosed and assets are verified. Countrywide Home Loans generally conducted a verbal verification of employment of the borrower prior to origination.

In the case of Statistical Calculation Pool Mortgage Loans identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as “No Income/No Asset”, under the related underwriting guidelines, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis.

The Statistical Calculation Pool Mortgage Loans that were not originated in accordance with Countrywide Home Loans’ underwriting standards for credit-blemished mortgage loans have been assigned credit grade categories as described under “—Credit-Blemished Mortgage Loans” below, and Credit Bureau Risk Scores for those Mortgage Loans were generally obtained as described under “—Credit-Blemished Mortgage Loans”.

Credit-Blemished Mortgage Loans. The Mortgage Loans will have been originated in accordance with the underwriting guidelines of the Originators for credit blemished mortgage loans, which will be referred to in this prospectus supplement as the underwriting guidelines. Generally, under the underwriting guidelines, the Originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed and reviews the property. The underwriting guidelines generally require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Originator’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal currently supports the outstanding loan balance.

The underwriting guidelines of the Originators are more flexible than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower’s credit standing and repayment ability. While more flexible, the underwriting guidelines still place significant reliance on a borrower’s ability to repay; however the Originator generally may require lower loan-to-value ratios than for loans underwritten to Freddie Mac and Fannie Mae standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. Compensating factors usually include low loan-to-value ratio, low debt-to-income ratio, stable employment, length of time in the same residence, cash reserves and/or reduction in monthly debt service. It is expected that a significant portion of the Mortgage Loans in the mortgage pool will represent these exceptions.

The underwriting guidelines are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the Mortgage Loan. In addition to the foregoing, the Originator considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Mortgage Loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

Each applicant completes an application which includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The Mortgage Loans may have been underwritten using a full, limited or stated income documentation program. The underwriting guidelines generally require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. In evaluating the credit quality of a borrower, the Originator typically utilizes the Credit Bureau Risk Score of that borrower. The “Credit Bureau Risk Score” is a statistical credit score generated by models developed by a third party and made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Bureau Risk Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Credit Bureau Risk Scores, however, were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower.

The property that is to secure a mortgage loan generally is appraised by a qualified independent appraiser. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which typically includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Generally, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The underwriting guidelines generally require a review of the appraisal by a qualified employee of the Originator or by an appraiser retained by the Originator.

As a result of the Originators’ underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the Mortgage Loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the Mortgage Loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

Re-Underwriting of Mortgage Loans by Countrywide Home Loans

Countrywide Home Loans reviewed the Mortgage Loans to determine whether they were underwritten generally in accordance with the related Originator’s underwriting guidelines or reasonable exceptions thereto. In the course of such review, Countrywide Home Loans assigned to each Mortgage Loan a credit grade category which the Countrywide Home Loans employs in its own underwriting guidelines for credit blemished mortgage loans to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loans. In general, Countrywide Home Loans assigns a credit grade category by evaluating a borrower’s consumer credit history, mortgage history, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios, debt-to-income ratios and loan amounts for a given mortgage loan. A summary of the Countrywide Home Loans credit grade categories is set forth below. Because the credit grade categories were developed by Countrywide Home Loans for use in its own origination programs and because Countrywide Home Loans imposes additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property and the documentation program, the assignment of a credit grade category to a Mortgage Loan was in part a subjective decision. Accordingly, the characteristics of a Mortgage Loan may not match in all respects the characteristics of the credit grade category assigned to it by Countrywide Home Loans.

Credit Grade Category: “A”
Loan-To-Value Ratio: Maximum of 100%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $1,000,000
Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, 520 for loan amounts up to $500,000, 580 for loan amounts up to $650,000, or 600 for loan amounts of $650,001 to $1,000,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit-blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 4 delinquencies of 30 days in the past 12 months and loan amount is restricted to $500,000.

Mortgage History: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
Bankruptcy: At least 2 years since discharge/dismissal of Chapter 7, 11, or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: “A-”
Loan-To-Value Ratio: Maximum of 90%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $500,000
Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to $500,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit-blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 6 delinquencies of 30 days, and 2 delinquencies of 60 days in the past 12 months.

Mortgage History: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
Bankruptcy: At least 2 years since discharge/dismissal of Chapter 7 or 11 Bankruptcy, and 2 years since filing or dismissal of Chapter 13 Bankruptcy. Additionally, a Chapter 13 Bankruptcy must be discharged prior to the loan application date if it has not been dismissed.

Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: “B”
Loan-To-Value Ratio: Maximum of 85%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $500,000
Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to $500,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit-blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 10 delinquencies of 30 days, 4 delinquencies of 60 days, and 2 delinquencies of 90 days or more in the past 12 months.

Mortgage History: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.
Bankruptcy: At least 18 months since discharge or dismissal of Chapter 7 or 11 Bankruptcy and 18 months since filing or dismissal of Chapter 13 Bankruptcy.
Foreclosure/Notice of Default: At least 2 years since foreclosure/notice of default released.

Credit Grade Category: “C”
Loan-To-Value Ratio: Maximum of 80%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $450,000.
Consumer Credit History: The minimum Credit Bureau Risk Score is 500 for loan amounts up to $400,000, or 520 for loan amounts up to $450,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit-blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 8 delinquencies of 60 days, and 4 delinquencies of 90 days or more in the past 12 months.

Mortgage History: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
Bankruptcy: At least 1 year since discharge or dismissal of Chapter 7 or 11 Bankruptcy and 1 year since filing or dismissal of Chapter 13 Bankruptcy.
Foreclosure/Notice of Default: At least 1 year since foreclosure/notice of default released.

Credit Grade Category: “C-”
Loan-To-Value Ratio: Maximum of 70%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $350,000.
Consumer Credit History: The minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit-blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months.

Mortgage History: No more than 2 delinquencies of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
Bankruptcy: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged/dismissed at least 1 day prior to funding.
Foreclosure/Notice of Default: None at time of funding.

Credit Grade Category: “D”
Loan-To-Value Ratio: Maximum of 65%
Debt-To-Income Ratio: Maximum of 45%
Loan Amount: Maximum of $250,000
Consumer Credit History: The minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower’s consumer credit history through alternative means in accordance with its underwriting criteria for credit-blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months.

Mortgage History: Open Notice of default must be cured at time of funding.
Bankruptcy: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged or dismissed at least 1 day prior to funding.
Foreclosure/Notice of Default: Notice of default is acceptable but must be cured at time of funding.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer has agreed to service and administer the mortgage loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer has also agreed to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 270 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers (including a Special Servicer). Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer is a party to a Special Sub-Servicing Agreement, dated as of March 1, 2005 (the “Special Sub-Servicing Agreement”), by and among Countrywide Home Loans, Inc., the Master Servicer, Credit-Based Asset Servicing and Securitization LLC (“C-BASS”), Sunfish Mortgage Fund Ltd. (“Sunfish”) and Litton Loan Servicing LP (“Litton” or the “Special Servicer”). The Special Sub-Servicing Agreement provides for, among other things, the special servicing by the Special Servicer of mortgage loans included in certain securitization trusts sponsored by Countrywide Home Loans, Inc. that become sixty or more days delinquent. As of the closing date, the Special Sub-Servicing Agreement will apply to the securitization transaction contemplated by this prospectus supplement. As a result, subject to certain exceptions set forth in the Special Sub-Servicing Agreement, the Special Servicer will be responsible for the primary servicing of any mortgage loan that is sixty or more days delinquent (each, a “Specially Serviced Mortgage Loan”) and in such capacity will be treated as a subservicer under the Pooling and Servicing Agreement. In addition, once a mortgage loan is transferred to the Special Servicer, that mortgage loan will continue to be primary serviced by the Special Servicer even if it is returned to performing status. However, as long as either C-BASS or Sunfish owns at least 51% of the Class C Certificates, C-BASS or Sunfish, as the case may be, will have the right under the Special Sub-Servicing Agreement to discontinue the special servicing obligations of the Special Servicer under the Special Sub-Servicing Agreement with respect to the securitization transaction contemplated by this prospectus supplement. See “— The Special Sub-Servicing Agreement” below.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by the Depositor or CWMBS, Inc., an affiliate of the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is the sponsor for the transaction and also a seller. Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,298.394 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2005, and December 31, 2006, Countrywide Home Loans provided servicing for credit-blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $121.734 billion and $124.537 billion, respectively.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,
	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	14%	21%	52%	52%	46%
__________

(1) Percentage of total loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the Master Servicer to the borrower with these statements.

Collection Procedures

When a borrower fails to make a payment on a mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer’s servicing procedures, the Master Servicer generally mails to the borrower a notice of intent to foreclose after the loan becomes, in the case of a credit-blemished mortgage loan, 31 days past due (two payments due but not received), or in the case of a mortgage loans that is not a credit-blemished mortgage loan, 61 days past due (three payments due but not received) and in any case, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to credit-blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The Special Servicer will be paid a monthly fee (the “Special Servicing Fee”) from collections with respect to each Specially Serviced Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 (other than the Specially Serviced Mortgage Loans) and each credit-blemished Mortgage Loan in Loan Group 2 (other than the Specially Serviced Mortgage Loans) will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 (each of which other Mortgage Loans is a Hybrid Mortgage Loan) (other than the Specially Serviced Mortgage Loans) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 (other than the Specially Serviced Mortgage Loans) is 0.4974% per annum before the respective initial Adjustment Dates (if any) and is 0.4975% per annum on and after the respective initial Adjustment Dates (if any). The Special Servicing Fee will be the product of the Servicing Fee Rate and the Stated Principal Balance of each Specially Serviced Mortgage Loan. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans.”

The Master Servicer or the Special Servicer, as applicable, is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans. The Master Servicer is entitled to receive all investment income earned on amounts on deposit in the Certificate Account and Distribution Account with respect to the Mortgage Loans and the Special Servicer is entitled to receive all investment income earned on amounts on deposit in the Special Servicing Account as described under “Description of the Certificates —Fees and Expenses.” The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Advances

Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance (an “Advance”) from its own funds, or funds in the Certificate Account that are not required to be distributed on the Distribution Date, on the Business Day immediately preceding the Distribution Date (a “Master Servicer Advance Date”), the sum of:

•
an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the applicable Servicing Fee Rate (as so adjusted, the “Net Mortgage Rate”)) that were due on the related Due Date and delinquent on the related Determination Date; and

•
an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”), which is calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Mortgage Loan a Final Recovery Determination has not been made.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, will be obligated to make Advances in accordance with the terms of the Pooling and Servicing Agreement; however such failure will not result in the immediate termination of the Master Servicer and its replacement by the Trustee but will still require the Certificateholders to terminate the Master Servicer as for any other event of default. An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master Servicer delivers an officer’s certificate to the Trustee indicating that the Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the Certificates.

The Special Sub-Servicing Agreement provides that the Special Servicer will be obligated to make advances to the master servicer with respect to the Specially Serviced Mortgage Loans in accordance with the provisions of the pooling and servicing agreement and will have comparable rights with respect to reimbursement of those advances.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the Master Servicer. Countrywide Home Loans will remit the purchase price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

Litton Loan Servicing LP

The information set forth in the following paragraphs has been provided by Litton.

Litton, a Delaware limited partnership and a wholly owned subsidiary of C-BASS, will act as the Special Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Each of MGIC Investment Corporation and Radian Group Inc. own an approximate 46% interest in C-BASS. The Special Servicer was formed in December 1996 and has been servicing mortgage loans since such time. As of December 31, 2006, the Special Servicer employed approximately 1,192 individuals. The main office of the Special Servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The Special Servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $56.3 billion as of December 31, 2006. Most of the mortgage loans in the Special Servicer’s servicing portfolio are either subprime mortgage loans or subperforming mortgage loans. The Special Servicer is servicing in excess of 200 securitizations for C-BASS and various third parties.

On February 6, 2007, MGIC Investment Corporation and Radian Group Inc. announced that they had agreed to merge. The companies have stated that they expect the merger to be completed in the fourth quarter of 2007. The pro forma financial statements presented in the press release issued in connection with the merger reflected a combined ownership in C-BASS of approximately 49.9% as opposed to the companies’ current aggregate ownership interest of approximately 92%. There can be no assurance what ownership interest the companies may ultimately retain in C-BASS.

Fitch assigned the Special Servicer its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in December 2006. The rating is based on the Special Servicer’s ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the Special Servicer’s proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

In January 2001, Fitch assigned the Special Servicer its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in December 2006. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the Special Servicer’s loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on the Special Servicer’s focus on early collection and loss mitigation.

In March 2001, Moody’s Investors Service, Inc. assigned the Special Servicer its top servicer quality rating (SQ1) as a primary servicer of subprime mortgage loans, second liens and as a Special Servicer and reaffirmed that rating in November 2006. The rating is based on the Special Servicer’s ability as a servicer and the stability of its servicing operations.

In April 2001, S&P raised Special Servicer’s ranking from “Above Average” to “Strong” for both its residential special and subprime servicing categories and reaffirmed that rating in March 2006. The “Strong” rating is S&P’s highest possible rating for these categories. The rankings are based on the Special Servicer’s established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

As of the date of this prospectus supplement, each of the ratings described above remains in effect with respect to the Special Servicer.

From time to time the Special Servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the Special Servicer’s current portfolio. The Special Servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the mortgage loans in accordance with the Pooling and Servicing Agreement.

On December 1, 2004, the Special Servicer and C-BASS closed a transaction with The Provident Bank, pursuant to which the Special Servicer acquired the mortgage servicing rights on a portfolio of mortgage loans with an aggregate principal balance of approximately $8.5 billion in conjunction with C-BASS’s acquisition of residual mortgage backed securities relating to certain of such loans.

Once the Special Servicer starts servicing a mortgage loan it begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. The Special Servicer’s servicing system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of the Special Servicer as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate service representative.

The Special Servicer utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, the Special Servicer first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan’s specified period. However, if a long term issue exists, the mortgage loan is referred to the Special Servicer’s loss mitigation department. If the mortgagor has experienced a long term event but wishes to continue to reside in the home, a modification of the mortgage loan may be pursued. The modification may include some or all of the following: a decrease in the mortgage interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the pooling and servicing agreement, the Special Servicer may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any borrower if in the Special Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the certificateholders. If the borrower either does not want to make or does not have the ability to make monthly payments on the mortgage loan, the Special Servicer will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the borrower in liquidating the mortgaged property while decreasing the Special Servicer’s liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. The Special Servicer has a default processing in source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of the Special Servicer’s management personnel.

For its mortgage loans with escrows, the Special Servicer provides full escrow services, including property tax, hazard insurance, flood insurance and lender placed insurance services. Most of these services are provided through third party vendors that specialize in these service areas. The Special Servicer conducts the initial and annual escrow analysis functions internally; the Special Servicer monitors escrow activities on an ongoing basis.

The Special Servicer does not, in general, have custodial responsibility with respect to the mortgage loans.

There have been no material changes to the Special Servicer’s servicing policies and procedures during the past three years. During such time, the Special Servicer also has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger, has not failed to make any required advance with respect to any issuance of residential mortgage backed securities and has not disclosed material noncompliance with the servicing criteria applicable to any such securitization.

The Special Servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans consistent with the pooling and servicing agreement and current market standards. Upon receipt of collections on the mortgage loans and prior to the deposit of such collections into the segregated collections account established for the related transaction, the Special Servicer deposits such amounts into a joint collection account that includes collections on its entire mortgage loan portfolio. The Special Servicer transfers collections to the appropriate segregated collection account within two business days of determining the proper cash application after receipt of such funds.

The size and changes in Litton’s portfolio of assets for the periods indicated below are as follows:

As of December 31, 2006

	Number of Loans	Unpaid Principal Balance ($)	% by Unpaid Principal Balance
Type of Servicing
Primary Servicing	292,180	40,621,622,246	72%
Subservicing
C-BASS	21,824	2,208,320,961	4%
Others	22,557	3,241,146,722	6%
Special Servicing	9,521	1,243,412,032	2%
Interim Servicing	46,628	8,972,034,425	16%

Total Servicing	395,710	56,286,536,386	100%

As of December 31, 2005

	Number of Loans	Unpaid Principal Balance ($)	% by Unpaid Principal Balance
Type of Servicing
Primary Servicing	243,346	32,911,023,641	76%
Subservicing
C-BASS	15,067	2,368,518,628	6%
Others	28,466	3,768,687,264	9%
Special Servicing	5,373	683,162,380	2%
Interim Servicing	21,686	3,326,533,188	8%

Total Servicing	313,938	43,057,925,101	100%

As of December 31, 2004

	Number of Loans	Unpaid Principal Balance ($)	% by Unpaid Principal Balance
Type of Servicing
Primary Servicing	228,153	25,581,625,067	76%
Subservicing
C-BASS	13,531	1,705,076,141	5%
Others	38,936	5,071,507,869	15%
Special Servicing	4,646	606,342,132	2%
Interim Servicing	5,198	715,697,251	2%

Total Servicing	290,464	33,680,248,459	100%

The Special Sub-Servicing Agreement

General.

The following is a summary of the material terms of the Special Sub-Servicing Agreement to the extent that such terms are not described elsewhere in this prospectus supplement. The Special Sub-Servicing Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

The Special Sub-Servicing Agreement provides that the Special Servicer will be obligated to service the Specially Serviced Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement. The Special Servicer will be obligated to establish a separate account (the “Special Servicing Account”) into which collections in respect of the Specially Serviced Mortgage Loans are required to be deposited. The Special Servicing Account must be maintained with a depository institution meeting the same guidelines that are set forth in the Pooling and Servicing Agreement with respect to the Certificate Account. Moreover, the Special Servicer will be required to make such deposits into the Special Servicing Account, and will be permitted to make such withdrawals from the Special Servicing Account, as are permitted by the Pooling and Servicing Agreement with respect to the Certificate Account. The Special Servicer will also be required to establish escrow accounts with respect to the Specially Serviced Mortgage Loans to the extent that the Master Servicer would otherwise be required to do so under the Pooling and Servicing Agreement.

The Special Servicer will be required to remit to the Master Servicer on the 18th day of each month (or, if the 18th day is not a business day, on the preceding business day) those amounts collected with respect to the Specially Serviced Mortgage Loans that the Master Servicer is obligated to remit to the Trustee with respect to those Mortgage Loans with respect to the Distribution Date occurring in that calendar month. In addition, the Special Servicer will be required to remit to the Master Servicer any Insurance Proceeds, Liquidation Proceeds and principal prepayments to the Master Servicer within 5 days of the Special Servicer’s receipt thereof, together with a report relating to that remittance in such detail as may be required to allow the Master Servicer to deliver on a timely basis all information that the Master Servicer is required to deliver to the Trustee under the Pooling and Servicing Agreement.

The Special Sub-Servicing Agreement provides that the Special Servicer is obligated to provide to the Master Servicer reports in a form and in such detail as may be required by the Master Servicer in order to properly account for, and apply, all funds remitted to the Master Servicer under the Special Sub-Servicing Agreement and permit compliance by the Master Servicer with its obligations under the Pooling and Servicing Agreement.

In connection with the transfer of servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the Special Servicer will be obligated to reimburse the Master Servicer for any previously unreimbursed Master Servicing Fees and Advances with respect to that Specially Serviced Mortgage Loan, upon such reimbursement the Special Servicer will have the right to be reimbursed for those items as and when provided by the Pooling and Servicing Agreement.

The Special Sub-Servicing Agreement may be amended by the parties thereto.

Special Servicer Events of Default and Early Termination Events.

The Special Sub-Servicing Agreement provides that Countrywide Home Loans, Inc. will have the right, immediately upon written notice, to terminate the Special Servicer’s right and obligation to service the Specially Serviced Mortgage Loans upon the occurrence of one or more of the following events (each, a “Special Servicer Event of Default”):

(1) any failure by the Special Servicer to remit to the Master Servicer for distribution to certificateholders any payment (including, without limitation, any failure to make any required Advance) required to be made under the terms of the Special Sub-Servicing Agreement or the Pooling and Servicing Agreement which continues unremedied for a period of one day after the date upon which written notice of the failure shall have been given to the Special Servicer by the Master Servicer,

(2) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for the period of time, if any, in which the breach must be cured,

(3) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements contained in the Special Sub-Servicing Agreement (including any breach of a representation or warranty contained in the Special Sub-Servicing Agreement which materially and adversely affects the interests of the certificateholders) which continues unremedied for a period of 30 days after the date upon which written notice of the failure shall have been given to the Special Servicer by the Master Servicer,

(4) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

(5) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property, or

(6) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

If a Special Servicer Event of Default occurs, then, upon receipt of written notice from the Master Servicer, the Special Servicer will be required to immediately remit to the Master Servicer all collections with respect to the Specially Serviced Mortgage Loans that are in its possession, and the rights of the Special Servicer to perform the special servicing of the Specially Serviced Mortgage Loans will terminate. The Special Servicer is required to cooperate with the Master Servicer to effect the transfer of the servicing of the Specially Serviced Mortgage Loans to the Master Servicer.

It will be an early termination event under the Special Sub-Servicing Agreement upon the earliest to occur of the following three events:

(1) neither C-BASS nor Sunfish owns at least 51% of the Class C Certificates,

(2) the date on which a Rating Agency downgrades one or more classes of certificates as a result of the transfer of the special servicing rights to the Special Servicer pursuant to the Special Sub-Servicing Agreement, or

(3) the termination of Countrywide Servicing as the Master Servicer under the Pooling and Servicing Agreement.

At any time following the occurrence of an early termination event described in clause (1) or (2) of the preceding sentence, no Mortgage Loan that is not a Specially Serviced Mortgage Loan will be deemed to be a Specially Serviced Mortgage Loan pursuant to the Special Sub-Servicing Agreement, and Countrywide Home Loans, Inc. or Countrywide Servicing will have the option to terminate the Special Servicer’s right to service any Specially Serviced Mortgage Loan upon at least 15 days’ prior written notice to the Special Servicer. Upon the occurrence of an early termination event described in clause (3) of the second preceding sentence, the Special Servicer’s right to service the Specially Serviced Mortgage Loans will terminate immediately.

Upon any termination of the Special Servicer’s rights and obligations to service any Specially Serviced Mortgage Loan, the Master Servicer will be required to reimburse the Special Servicer for any Advances and Special Servicing Fees owing to it.

Resignation.

The Special Servicer is not permitted to resign from its obligations and duties under the Special Sub-Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. In the event of any such resignation, C-BASS or Sunfish will appoint a successor to the Special Servicer with the written consent of the Master Servicer, which consent may not be unreasonably withheld. The successor special servicer must have the characteristics set forth in clauses (i) and (ii) of the following paragraph and will succeed to all rights and assume all of the responsibilities, duties and liabilities of the predecessor Special Servicer under the Special Sub-Servicing Agreement simultaneously with the termination of the predecessor Special Servicer’s responsibilities, duties and liabilities thereunder. The removal of the Special Servicer will not become effective until a successor is appointed.

Any successor special servicer must (i) be an institution having a net worth of not less than $1,000,000, and (ii) have and keep in full effect its existence, rights and franchises as a corporation (or such other corporate form), and shall obtain its qualification to do business as a foreign corporation (or such other corporate form) in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Special Sub-Servicing Agreement or any of the Specially Serviced Mortgage Loans and to perform its duties under the Special Sub-Servicing Agreement. Any successor appointed must execute, acknowledge and deliver the Master Servicer an instrument accepting such appointment, wherein the successor will make the representations and warranties set forth in the Special Sub-Servicing Agreement, whereupon the successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer under the Special Sub-Servicing Agreement.

Within 30 days of the appointment of a successor special servicer, the predecessor Special Servicer will be required to prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all servicing files related to the Specially Serviced Mortgage Loans, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of the notice of termination. The predecessor Special Servicer will be required to cooperate with the successor in effecting the termination of the predecessor Special Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor special servicer, including without limitation, the transfer to such successor of all amounts received by it with respect to the Specially Serviced Mortgage Loans.

Review of Special Servicing Activities.

Countrywide Home Loans, Inc., the Master Servicer, C-BASS and Sunfish have the right under the Special Sub-Servicing Agreement to review any and all of the books, records, or other information of the Special Servicer which may be relevant to the sub-servicing the Specially Serviced Mortgage Loans in accordance with the terms of the Special Sub-Servicing Agreement and the Pooling and Servicing Agreement. In order to discuss such books, records or other information, the Special Servicer is required to make personnel available who are knowledgeable about such matters.

Indemnification.

Each of the parties to the Special Sub-Servicing Agreement is required to defend, indemnify and hold the other parties thereto harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (individually and collectively, the “Claims”) that the indemnified party may sustain as a result of the breach by any indemnifying party of the indemnifying party’s obligations under the terms of the Special Sub-Servicing Agreement. However, the obligation of the Special Servicer to indemnify for losses arising from or incurred in connection with the servicing of Specially Serviced Mortgage Loans (including REO Property) will be determined in accordance with the indemnification standards applicable to the Master Servicer under the Pooling and Servicing Agreement. In addition, none of the parties to the Special Sub-Servicing Agreement or any of their respective directors, officers, employees or agents will be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the Special Sub-Servicing Agreement, or for errors in judgment. Notwithstanding the foregoing, in the event that the Master Servicer is required to indemnify the Trust pursuant to the terms of the Pooling and Servicing Agreement for Claims arising from or incurred in connection with the servicing of a Specially Serviced Mortgage Loan (including an REO Property) on or after the date such Mortgage Loan was transferred to the Special Servicer, the Special Servicer is required to indemnify and hold the Master Servicer harmless with respect to those Claims. The Special Servicer is required to defend, indemnify and hold Countrywide Home Loans, Inc. and the Master Servicer harmless from and against any and all Claims that they may sustain in any way related to any negligence, willful misconduct, or any action taken by, or failure to act on the part of the Special Servicer in connection with the performance of the sub-servicing activities pursuant to the Special Sub-Servicing Agreement. To the extent that the Master Servicer is required to indemnify the Special Servicer pursuant to the foregoing and the Master Servicer is entitled to reimbursement from the Trust pursuant to the Pooling and Servicing Agreement, the Master Servicer is expected to seek reimbursement from the Trust for the indemnities payable to the Special Servicer. See “Description of the Certificates — Certain Matters Regarding the Master Servicer, the Depositor, the Seller and the NIM Insurers” in this prospectus supplement.

Pursuant to the Special Sub-Servicing Agreement, Countrywide Home Loans, Inc. and the Master Servicer have agreed to indemnify and hold harmless C-BASS and Sunfish against any and all claims, losses, damages, penalities, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (including the reasonable cost of investigating and defending against any claims thereof) that are directly related to or arise from a breach of any one of certain representation and warranties set forth in the Pooling and Servicing Agreement and specified in the Special Sub-Servicing Agreement relating to compliance with applicable laws in the origination of a Mortgage Loan.

THE ISSUING ENTITY

In connection with the issuance of the Certificates, the Depositor has formed CWABS Asset-Backed Certificates Trust 2007-BC1, a common law trust created under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. CWABS Asset-Backed Certificates Trust 2007-BC1 is referred to in this prospectus supplement as the “issuing entity” and is referred to in the prospectus as the “Trust” or the “Trust Fund.” The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

The issuing entity’s activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the Pooling and Servicing Agreement, the issuing entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”

STATIC POOL DATA

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=02200702. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

Approximately 2.00% of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 (by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 2) were originated under more traditional underwriting guidelines. As a result of the inclusion of these Mortgage Loans the Certificates may perform differently than the sponsor’s other securitizations comprised solely of mortgage loans to borrowers with blemished credit histories.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-BC1 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

•	When describing the Certificates in this prospectus supplement we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Subordinate Certificates:	Class M and Class B Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Offered Certificates:	Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal.” Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in March 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate and, with respect to any Mortgage Loan covered by a lender-paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period, less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest),

(6) all Seller Interest Shortfall Payments for that Distribution Date, and

(7) for each Distribution Date during, and the Distribution Date immediately after, the Funding Period, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Net Rate Cap” for each Distribution Date means:

(i)  with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii)  with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and the amount on deposit in the Pre-Funding Account in respect of that Loan Group over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively).

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.140%	0.280%
Class 2-A-1	0.060%	0.120%
Class 2-A-2	0.120%	0.240%
Class 2-A-3	0.160%	0.320%
Class 2-A-4	0.230%	0.460%
Class M-1	0.250%	0.375%
Class M-2	0.280%	0.420%
Class M-3	0.330%	0.495%
Class M-4	0.450%	0.675%
Class M-5	0.550%	0.825%
Class M-6	0.650%	0.975%
Class M-7	1.250%	1.875%
Class M-8	1.900%	2.850%
Class M-9	1.900%	2.850%
Class B	1.900%	2.850%
__________
(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Subsequent Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means a rate equal to 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the Certificate Principal Balance of the Class 1-A Certificates immediately prior to such Distribution Date, over

(2) the lesser of (i) 58.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date minus 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance of the Closing Date Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

“Class 2-A Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to such Distribution Date, over

(2) the lesser of (i) 58.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance of the Closing Date Mortgage Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2.

“Class A Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over

(2) the lesser of (i) 58.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Combined Class M-1, M-2 and M-3 Principal Distribution Amount” for each Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Target Amount and Class 2-A Principal Distribution Target Amount for the Distribution Date), and

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) 77.10% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Closing Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

March 2009 — February 2010	1.35% with respect to March 2009, plus an additional 1/12th of 1.75% for each month thereafter through February 2010
March 2010 — February 2011	3.10% with respect to March 2010, plus an additional 1/12th of 1.80% for each month thereafter through February 2011
March 2011 — February 2012	4.90% with respect to March 2011, plus an additional 1/12th of 1.50% for each month thereafter through February 2012
March 2012 — February 2013	6.40% with respect to March 2012, plus an additional 1/12th of 0.85% for each month thereafter through February 2013
March 2013 — February 2014	7.25% with respect to March 2013, plus an additional 1/12th of 0.10% for each month thereafter through February 2014
March 2014 and thereafter	7.35%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage

A	38.65%
M-1	47.20%
M-2	59.26%
M-3	69.87%
M-4	82.90%
M-5	100.63%
M-6	124.03%
M-7	163.27%
M-8	213.33%
M-9	275.86%
B	421.05%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	16.95%	33.90%
Class M-2	13.50%	27.00%
Class M-3	11.45%	22.90%
Class M-4	9.65%	19.30%
Class M-5	7.95%	15.90%
Class M-6	6.45%	12.90%
Class M-7	4.90%	9.80%
Class M-8	3.75%	7.50%
Class M-9	2.90%	5.80%
Class B	1.90%	3.80%

The Initial Target Subordination Percentages will not be used, and the Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will not be used, to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Closing Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Closing Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.90% of the sum of the Closing Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.80% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) as to which was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related mortgage note, the amount by which the value of the Mortgaged Property was reduced below the outstanding principal balance of the related Mortgage Note, and (b) if the principal amount due under the related mortgage note has been reduced, the difference between the outstanding principal balance of that Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of that Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in March 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 58.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal Distribution Amount for the Distribution Date),

(c) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(d) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date:

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date and in the month immediately following any Subsequent Transfer Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advance),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders, and remittances to the Swap Account as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(4) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “— Withdrawals from the Certificate Account”,

(5) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “— Withdrawals from the Certificate Account”, and

(6) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See “ — Reports to Certificateholders” in this prospectus supplement. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (other than a Specially Serviced Mortgage Loan) (3)	Compensation	Collections of interest with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Special Servicing Fee / Special Servicer	One-twelfth of the Stated Principal Balance of each Specially Serviced Mortgage Loan multiplied by the servicing fee rate (3)	Compensation	Collections with respect to each Specially Serviced Mortgage Loan and any liquidation proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master Servicer and Special Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loan	Time to time
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation
Payments made by obligors with respect to the Mortgage Loans other than the Specially Serviced Mortgage Loans (in the case of the master servicer) or the Specially Serviced Mortgage Loans (in the case of the Special Servicer)
Time to time
•  All investment income earned on amounts on deposit in the Certificate Account and Distribution Account (in the case of the master servicer) or the Special Servicing Account (in the case of Special Servicer).
		Compensation	Investment income related to the Certificate Account and Distribution Account (in the case of the master servicer) or the Special Servicing Account (in the case of the Special Servicer)	Monthly
	• Excess Proceeds (5)	Compensation
Liquidation Proceeds and Subsequent Recoveries with respect to each Liquidated Mortgage Loan other than a Specially Serviced Mortgage Loan (in the case of the master servicer) or each Liquidated Mortgage Loan that is a Specially Serviced Mortgage Loan (in the case of the Special Servicer)
Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses
Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Insurance premiums / Mortgage Insurer	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer and Special Servicer	Expenses incurred by the Master Servicer and Special Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer and Special Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (9)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the Special Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the Special Servicer, the NIM Insurer and Depositor are entitled to indemnification (10)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly
__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See “— Amendment” in this prospectus supplement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be a per annum rate and will vary depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date, as shown in the table under “Servicing of the Mortgage Loans— Servicing Compensation and Payment of Expenses”. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.4974% per annum before the respective initial Adjustment Dates (if any) and is 0.4975% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans.” The Master Servicing Fee (or a portion thereof) with respect to a Mortgage Loan may be payable to a Special Servicer appointed as described under “Servicing of the Mortgage Loans — Appointment of Special Servicer.”

(4)	Prepayment Interest Excess is described above in the prospectus supplement under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses.”

(5)	Excess Proceeds is described above in this prospectus supplement under “— Glossary of Terms — General Definitions.”

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under
“Description of the Certificates — The Swap Contract.”

(8)           Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions.”

(9)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(10)
Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under “— Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer.” In addition, the Special Servicer is entitled to indemnification from the master servicer and Countrywide Home Loans, Inc. of certain expenses as described in this prospectus supplement under “Servicing of the Mortgage Loans — The Special Sub-Servicing Agreement — Indemnification.”

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under

“— Overcollateralization Provisions” and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this prospectus supplement under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(2) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class,

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(3) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 2(a) and 2(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(4) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amounts to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this prospectus supplement.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A) concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B) from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A) in an amount up to the Class A Principal Distribution Target Amount, pro rata based on their respective entitlements, concurrently:

(i) to the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Target Amount, until the Certificate Principal Balance thereof is reduced to zero, and

(ii) to the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Target Amount, allocated in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, provided, however, that if (a) the Certificate Principal Balance of the Class 1-A Certificates and/or (b) the aggregate Certificate Principal Balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the remaining class(es) of Senior Certificates after distributions pursuant to clauses (i) and (ii) above (and, in the case of the Class 2-A Certificates, in the order described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

(B) sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Combined Class M-1, M-2 and M-3 Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero,

(C) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(D) any remainder as part of the Excess Cashflow to be allocated as described under

“—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Closing Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $9,499,947, which is approximately 1.90% of the sum of the Closing Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover, Interest Carry Forward Amounts and Unpaid Realized Loss Amounts in the amount and the priority described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (4)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(B)(ii), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of Certificates in the following order of priority, to the extent of the remaining Excess Cashflow:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to the class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to the Carryover Reserve Fund and from the Carryover Reserve Fund to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

7.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make distributions from the Swap Account as described below under “The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Deutsche Bank AG New York Branch (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). Pursuant to the Swap Contract, the terms of a 1992 ISDA Master Agreement (Multicurrency - Cross Border), Schedule and Credit Support Annex were incorporated into the Swap Contract, as if the ISDA Master Agreement, Schedule and Credit Support Annex had been executed by Swap Contract Administrator and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.21% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)	Month of Distribution Date	Swap Contract Notional Balance ($)	Month of Distribution Date	Swap Contract Notional Balance ($)
March 2007	490,749,700	February 2010	162,153,900	January 2013	55,094,300
April 2007	484,570,500	March 2010	156,418,200	February 2013	53,370,200
May 2007	477,803,000	April 2010	151,338,400	March 2013	51,582,000
June 2007	470,462,700	May 2010	146,645,100	April 2013	50,007,300
July 2007	462,567,500	June 2010	142,113,100	May 2013	48,342,400
August 2007	454,137,600	July 2010	137,752,300	June 2013	46,786,300
September 2007	445,195,100	August 2010	133,555,300	July 2013	45,229,400
October 2007	435,764,400	September 2010	95,297,200	August 2013	43,773,900
November 2007	425,871,900	October 2010	93,200,700	September 2013	42,341,700
December 2007	415,546,200	November 2010	90,891,000	October 2013	40,934,000
January 2008	404,817,200	December 2010	88,782,200	November 2013	39,617,700
February 2008	393,716,300	January 2011	84,330,500	December 2013	38,301,600
March 2008	382,276,400	February 2011	83,616,700	January 2014	37,071,000
April 2008	370,533,000	March 2011	83,130,600	February 2014	35,860,700
May 2008	358,966,600	April 2011	81,244,400	March 2014	34,615,600
June 2008	347,741,800	May 2011	79,340,600	April 2014	33,507,200
July 2008	336,849,100	June 2011	77,572,600	May 2014	32,343,600
August 2008	326,279,000	July 2011	73,262,500	June 2014	31,251,500
September 2008	316,022,100	August 2011	72,955,400	July 2014	30,160,800
October 2008	301,175,500	September 2011	72,287,100
November 2008	287,086,900	October 2011	71,893,200
December 2008	273,714,300	November 2011	70,952,000
January 2009	261,018,100	December 2011	70,039,700
February 2009	248,865,500	January 2012	67,973,700
March 2009	237,331,500	February 2012	67,683,600
April 2009	229,517,200	March 2012	67,368,000
May 2009	221,984,000	April 2012	66,420,500
June 2009	214,722,500	May 2012	65,409,800
July 2009	207,723,500	June 2012	62,949,000
August 2009	201,050,300	July 2012	62,417,900
September 2009	194,614,300	August 2012	61,702,000
October 2009	187,805,600	September 2012	61,296,600
November 2009	180,962,300	October 2012	59,679,600
December 2009	174,414,300	November 2012	58,712,300
January 2010	168,149,000	December 2012	56,841,200

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the Swap Contract, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty falls below a required ratings threshold level established by Moody’s and specified in the Swap Contract for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the Swap Contract,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than USD 100,000,000.00 which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than USD 100,000,000.00 (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the Swap Contract, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the Swap Contract occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the Swap Contract. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the Swap Contract occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the Swap Contract:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that (i) the credit rating of the Swap Counterparty (or any related guarantor) falls below an initial threshold level or a second, lower threshold level, each established by Moody’s and S&P and specified in the Swap Contract and (ii) the Swap Counterparty fails to take the actions required under the Swap Contract, which in some cases includes posting collateral under the Credit Support Annex, and

3. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

Deutsche Bank AG New York Branch, a branch of Deutsche Bank Aktiengesellschaft (“Deutsche Bank” or the “Bank”) is the Swap Provider.

Deutsche Bank Aktiengesellschaft ("Deutsche Bank" or the "Bank") originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Duesseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on 2 May 1957. Deutsche Bank is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. The Bank has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions.

The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, instalment financing companies, research and consultancy companies and other domestic and foreign companies (the "Deutsche Bank Group").

Deutsche Bank AG, New York Branch (the “Branch”) was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 60 Wall Street, New York, NY 10005-2858. The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Branch is also examined by the Federal Reserve Bank of New York.

As of 30 September 2006, Deutsche Bank’s issued share capital amounted to Euro 1,334,735,508.48 consisting of 521,381,058 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the New York Stock Exchange. The Management Board has decided to pursue delisting on certain stock exchanges other than Germany and New York in order to benefit from the integration of financial markets. In respect of the stock exchanges Amsterdam, Brussels, London, Luxembourg, Paris, Vienna, Zurich and Tokyo, this decision has completely been implemented.

As of 30 September 2006, Deutsche Bank Group had total assets of EUR 1,096,546 million, total liabilities of EUR 1,065,496 million and total shareholders' equity of EUR 31,050 million on the basis of United States Generally Accepted Accounting Principles ("U.S. GAAP").

Deutsche Bank’s long-term senior debt has been assigned a rating of AA- (outlook positive) by Standard & Poor's, Aa3 (outlook stable) by Moody's Investors Services and AA- (outlook stable) by Fitch Ratings.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount.”

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this prospectus supplement under “— Glossary of Terms — Definitions Related to Distribution Dates and Collections.”

Reports to Certificateholders

On each Distribution Date, the Trustee will forward by first class mail to each certificateholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

(1) the amount of the related distribution to holders of the Certificates allocable to principal, separately identifying:

(a) the aggregate amount of any Principal Prepayments included therein, and

(b) the aggregate of all Scheduled Payments of principal included therein,

(2) the amount of the distribution to holders of the Certificates allocable to interest,

(3) the Interest Carry Forward Amounts for each class of Certificates (if any),

(4) the Certificate Principal Balance of each class of Certificates after giving effect to (i) all distributions allocable to principal on the Distribution Date, (ii) the allocation of any Applied Realized Loss Amounts for the Distribution Date and (iii) the allocation of any Subsequent Recoveries for the Distribution Date,

(5) the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group for the following Distribution Date,

(6) the amount of the Master Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

(7) the Pass-Through Rate for each class of Certificates for the Distribution Date,

(8) the amount of Advances for each Loan Group included in the distribution on the Distribution Date,

(9) the number and aggregate principal amounts of Mortgage Loans in each Loan Group:

(a) delinquent (exclusive of related Mortgage Loans in foreclosure):

30 to 59 days,

60 to 89 days and

90 or more days, and

(b) in foreclosure and delinquent:

30 to 59 days,

60 to 89 days and

90 or more days,

in each case as of the close of business on the last day of the calendar month preceding the Distribution Date,

(10) with respect to any Mortgage Loan in each Loan Group that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for the Distribution Date of the Mortgage Loan and the date of acquisition thereof,

(11) whether a Trigger Event is in effect,

(12) the total number and Stated Principal Balance of any REO Properties in each Loan Group as of the close of business on the Determination Date preceding the Distribution Date,

(13) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of Certificates on the Distribution Date,

(14) the amount of any Net Swap Payment and any Swap Termination Payment (a) payable to the Swap Counterparty with respect to such Distribution Date or (b) payable to the Swap Contract Administrator for the Distribution Date and allocated to the swap trust,

(15) the amount of Applied Realized Loss Amounts and Subsequent Recoveries, if any, applied to each class of Certificates for the Distribution Date, and

(16) all payments made by the Master Servicer in respect of Compensating Interest for the Distribution Date.

The monthly statement is prepared by the Trustee based on information provided by the Master Servicer. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer and will be permitted to conclusively rely on any information provided to it by the Master Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

The Trustee may, at its option, make the statements described above available to certificateholders on the Trustee’s website (assistance in using the website service may be obtained by calling the Trustee’s customer service desk at (800) 254-2826). In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. The statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers and the Trustee, with the consent of the NIM Insurer but without the consent of any of the certificateholders, for any of the purposes set forth under “The Agreements — Amendment” in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers, the Trustee and the holders of a majority in interest of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

(1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of the Certificate,

(2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of Certificates of the class evidencing, as to that class, Percentage Interests aggregating 66%, or

(3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to an amendment, without the consent of the holders of all Certificates of the class.

No amendment to the Pooling and Servicing Agreement may adversely affect in any material respect the Swap Counterparty without at least ten Business Days prior notice to the Swap Counterparty and without the prior written consent of the Swap Counterparty, which consent may not be unreasonably withheld.

Voting Rights

As of any date of determination:

•
the Class P, Class C and Class A-R Certificates will each be allocated 1% of all voting rights in respect of the Certificates (collectively, the “Voting Rights”) (for a total of 3% of the Voting Rights), and

•	the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Certificate Principal Balances.

Voting Rights will be allocated among the Certificates of each class in accordance with their respective Percentage Interests.

Optional Purchase of Defaulted Loans and Certain Delinquent Loans

As to any Mortgage Loan that is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase the Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related borrower or advanced to the first day of the month in which the amount is to be distributed to certificateholders. The Master Servicer must exercise this right, if at all, on or before the last day of the calendar month in which the related Mortgage Loan became 150 days delinquent. The Master Servicer may enter into an agreement with a third party, which may be a certificateholder, granting that party the right to direct the Master Servicer to exercise its right to purchase those defaulted Mortgage Loans and requiring that party to purchase those Mortgage Loans from the Master Servicer. In addition, if a Mortgage Loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a Scheduled Payment due on or prior to the second day of the month following the Closing Date (with respect to the Closing Date Mortgage Loans) or the related Subsequent Transfer Date (with respect to the Subsequent Mortgage Loans) or, in the case of such a Mortgage Loan that does not have a Scheduled Payment due until after the Cut-off Date, a delinquency on a scheduled payment due on or prior to the first Scheduled Payment owing to the Issuing Entity, the Master Servicer will have the option to purchase that Mortgage Loan until the 270th day following the date on which that Mortgage Loan becomes subject to that seller's repurchase obligation.

Events of Default; Remedies

Events of Default will consist of:

(1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one Business Day) after written notice of the failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee, the NIM Insurer and the Master Servicer by the holders of Certificates evidencing not less than 25% of the Voting Rights,

(2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights,

(3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

(4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

(5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

(6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the NIM Insurer, the Trustee shall, but only upon the receipt of instructions from the NIM Insurer or from holders of Certificates having not less than 25% of the Voting Rights terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. Additionally, if the Master Servicer fails to provide certain information or perform certain duties related to the Depositor’s reporting obligations under the Exchange Act, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Master Servicer. We cannot assure you that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

No certificateholder, solely by virtue of the holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights have made a written request to the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding and in which case the rights of the certificateholders shall be subject to the rights of the NIM Insurer.

Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all holders of the Certificates notice of each Event of Default known to the Trustee, except for any Event of Default that has been cured or waived.

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “Directing Holder”) will have the right to instruct the Trustee to conduct an auction of all of the remaining assets of the issuing entity on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount (the “Optional Termination Date”). If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the Directing Holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the Directing Holder does not request an auction, then the Master Servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those remaining assets by the Master Servicer will result in the early retirement of the certificates.

The Master Servicer is an affiliate of the Sellers and the Depositor.

Any successful auction of the remaining assets of the issuing entity or any purchase of those assets by the Master Servicer will require that the issuing entity receive a purchase price for those assets equal to the sum of:

(1) 100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate,

(2) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the issuing entity, and

(3) certain other unreimbursed costs and expenses of the Master Servicer, the Trustee or the Issuing Entity.

provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes.

The NIM Insurer may also have the right to purchase all remaining Mortgage Loans and REO Properties in the issuing entity at the price set forth above (plus any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of the option), subject to the same restrictions. The identity of any NIM Insurer is not known as of the date of this prospectus supplement. It is possible that the NIM Insurer will be an affiliate of one of the Underwriter.

Notice of any termination, specifying the Distribution Date on which certificateholders may surrender their Certificates for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on related Certificates will be made upon presentation and surrender of the Certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.

In the event a notice of termination is given, the Master Servicer will cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. At or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee will sell all of the assets of the issuing entity to the Master Servicer or the NIM Insurer, as applicable, for cash. Proceeds from a purchase will be distributed to the certificateholders in the priority described above under “— Distributions” and “— Overcollateralization Provisions” and will reflect the current Certificate Principal Balance and other entitlements of each class at the time of liquidation. As a result, if any Applied Realized Loss Amounts have been allocated to any class or classes of Certificates, any Unpaid Realized Loss Amounts would be paid in the order and priority set forth above under “— Overcollateralization Provisions.”

The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates. At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer

The prospectus describes the indemnification to which the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) to the issuing entity. See “The Agreements — Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. The Pooling and Servicing Agreement provides that these same provisions regarding indemnification and exculpation apply to each Seller and any NIM Insurer.

The Trustee

The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York has been providing trust services on securitization transactions for more than a decade and currently provides trust services for hundreds of securitization transactions. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 4W, New York, New York 10286, Attention: Corporate Trust MBS Administration or another address as the Trustee may designate from time to time.

The Trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Pooling and Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Trustee will not be liable, individually or as trustee,

•	for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

•
with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of the Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

•	for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with an opinion of counsel, or

•	for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

The Trustee is also entitled to rely without further investigation upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

The Depositor, the NIM Insurer or the Master Servicer may remove the Trustee and appoint a successor trustee reasonably acceptable to the NIM Insurer if:

•	the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the NIM Insurer or the Depositor,

•
the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•
(iii)(A) a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the issuing entity against the tax.

In addition, the holders of Certificates evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee. In addition, if the Trustee fails to provide certain information or perform certain duties related to the Depositor’s reporting obligations under the Exchange Act with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above, is reasonably acceptable to the NIM Insurer and its appointment does not adversely affect the then-current ratings of the Certificates.

Restrictions on Transfer of the Class A-R Certificates

The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities.” The Class A-R Certificates (in addition to other ERISA restricted classes of Certificates, as described in the Pooling and Servicing Agreement), may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See “ERISA Considerations” in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

Ownership of the Residual Certificates

On the Closing Date, the Class C Certificates will be acquired by CWIBH, Inc., an affiliate of the Depositor, the Sellers and the Master Servicer and the Class A-R Certificates will be acquired by CW Securities Holdings, Inc., an affiliate of the Depositor, the Sellers and the Master Servicer. After the Closing Date, CWIBH, Inc. is expected to cause a separate trust to be established to issue net interest margin securities secured by all or a portion of the Class C Certificates. However, CWIBH, Inc. may retain these Certificates or transfer any of them in other transactions. See“ — Rights of the NIM Insurer Under the Pooling and Servicing Agreement” in this prospectus supplement.

The Trustee will be initially designated as “tax matters person” under the Pooling and Servicing Agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.05. As tax matters person, the Trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As trustee, the Trustee will be making a REMIC election with respect to each REMIC created under the Pooling and Servicing Agreement and for preparing and filing tax returns with respect to each such REMIC.

Restrictions on Investment, Suitability Requirements

An investment in the Certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under “Material Federal Income Tax Consequences,” “ERISA Considerations” and “Legal Matters” prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the Certificates.

Rights of the NIM Insurer Under the Pooling and Servicing Agreement

After the Closing Date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the “NIM Insurer”) that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

•
the right to consent to the Master Servicer’s exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

•
the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the Pooling and Servicing Agreement;

•
the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

•	the right to consent to any amendment to the Pooling and Servicing Agreement; and

•	each of the rights under “Risk Factors—Rights of the NIM Insurer” in this prospectus supplement.

You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of interest-bearing certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group or Loan Groups. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the borrower’s equity in the properties, and changes in the borrowers’ housing needs, job transfers and employment status. Furthermore, as described under “The Mortgage Pool — Assignment of the Mortgage Loans” with respect to up to 50% of the Closing Date Mortgage Loans in each Loan Group and 90% of the Subsequent Mortgage Loans in each Loan Group (the “Delay Delivery Mortgage Loans”), the Depositor may deliver the related Mortgage Files after the Closing Date. Should a Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of the Mortgage Files relating to Mortgage Loans sold by it, or, at the Depositor’s direction, to the Trustee within the time periods described under “The Mortgage Pool — Assignment of the Mortgage Loans” Countrywide Home Loans will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately 86.98% and 86.92% of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Initial Mortgage Loans in the Initial Pool in related Loan Group, require the payment of a prepayment charge in connection with certain prepayments made, generally, no later than the first five years following origination of the related Mortgage Loan. These charges, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

In addition, no less than approximately 15.28% and 17.71% of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Initial Mortgage Loans in the Initial Pool in respect of the related Loan Group provide for only payments of interest and do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these Mortgage Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only mortgage loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with these determinations.

Prepayments and Yields for the Offered Certificates

The extent to which the yield to maturity of the Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group or Loan Groups. In particular, in the case of a Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the applicable Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield.

In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, these mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on these mortgage loans. In the event that Fixed Rate Mortgage Loans in either Loan Group with higher Mortgage Rates prepay at rates higher than other Mortgage Loans in that Loan Group, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related Certificates on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. We cannot give any assurance as to the level of prepayment that the Fixed Rate Mortgage Loans will experience.

As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Hybrid Mortgage Loans may differ as they approach their respective initial Adjustment Dates, and prepayments on Mortgage Loans with interest-only terms may differ as they approach the ends of their interest-only periods. In the event that Adjustable Rate Mortgage Loans in either Loan Group with higher Gross Margins prepay at rates higher than other Mortgage Loans in that Loan Group, the applicable Net Rate Cap may be lower than otherwise would be the case. We can give no assurance as to the level of prepayment that the Adjustable Rate Mortgage Loans will experience.

Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, the Mortgage Rates adjust less frequently than the Pass-Through Rates on the Adjustable Rate Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to the Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, it is expected that a substantial portion of the Adjustable Rate Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See“The Mortgage Pool” in this prospectus supplement.

The portion of any proceeds of the Swap Contract that will be payable to the swap trust under the Swap Contract Administration Agreement are intended to provide amounts to the Swap Certificates to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts and to restore or maintain overcollateralization. However, any Net Swap Payment payable by the Swap Contract Counterparty will be based on the lesser of the applicable Swap Contract Notional Balance and the aggregate Certificate Principal Balance of the Swap Certificates, and not on the actual Stated Principal Balances of the Mortgage Loans. Therefore, the Swap Contract may not provide sufficient funds to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the Swap Certificates and to restore or maintain overcollateralization for those Certificates. See “Description of the Certificates — The Swap Contract” above.

Although amounts allocated to the swap trust in respect of the Swap Contract will be available to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the Swap Certificates and to restore or maintain overcollateralization for those Certificates to the extent described under “Description of the Certificates — The Swap Contract” above, on or prior to the Swap Contract Termination Date, there is no assurance that funds will be available or sufficient to pay such amounts.

In addition, for so long as one-month LIBOR is less than 5.21% (or, in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days, 5.21% multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in that accrual period), the issuing entity will be required to cover Net Swap Payments due to the Swap Counterparty, thereby reducing the amount of available funds that are available to make distributions on the Swap Certificates. In addition, any Swap Termination Payment payable to the Swap Counterparty (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) in the event of early termination of the Swap Contract will reduce amounts available for distribution to holders of the Swap Certificates. As of February 26, 2007, One-Month LIBOR is 5.32000%.

Last Scheduled Distribution Date

Assuming that, among other things,

•	no prepayments are received on the Mortgage Loans, and

•	scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received.

the Distribution Date (the “Last Scheduled Distribution Date”) that occurs six months following the Distribution Date (or, in the case of the Class A-R Certificates, zero months) on which the Certificate Principal Balance of the applicable class of Offered Certificates would be reduced to zero is:

Class of Certificates	Distribution Date
Class 1-A	May 2037
Class 2-A-1	December 2032
Class 2-A-2	October 2034
Class 2-A-3	April 2037
Class 2-A-4	May 2037
Class M-1	December 2036
Class M-2	April 2037
Class M-3	May 2037
Class M-4	May 2037
Class M-5	May 2037
Class M-6	May 2037
Class A-R	March 2007

The actual final Distribution Date with respect to each class of these Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•
the majority holder of the Class C Certificates will have the right to cause an auction of the remaining assets of the issuing entity on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Closing Date Pool Principal Balance and the original Pre-Funded Amount, and if the first auction is unsuccessful or no auction is requested, the Master Servicer may purchase the remaining assets of the issuing entity.

Prepayment Model

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement (“Prepayment Models”) are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the “Fixed Rate Prepayment Vector” or “FRPV”) is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For example, a 100% FRPV assumes a constant prepayment rate (“CPR”) of 2.0% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.0% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Fixed Rate Mortgage Loans, a 100% FRPV assumes a CPR of 20% per annum. The prepayment rate will not exceed 85% CPR in any period for any given percentage of FRPV.

For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (“Adjustable Rate Prepayment Vector” or “ARPV”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% ARPV assumes 6% CPR in month 1, an additional 1/11th of 24% CPR for each month thereafter, increasing to 30% CPR in month 12 and remaining constant at 30% CPR through month 24, increasing to and remaining constant at 50% CPR from month 25 through month 29, decreasing 1/4th of 20% CPR for each month thereafter, decreasing to 30% CPR in month 33 and remaining constant at 30% CPR for month 34 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV. As used in the tables, 100% of the applicable Prepayment Model means 100% FRPV or 100% ARPV, as the case may be.

We cannot assure you, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest on the mortgage loans, the rate of prepayment would be expected to decrease.

Decrement Tables; Weighted Average Lives

The tables below set forth the percentages of the initial Certificate Principal Balance of each class of Offered Certificates (other than the Class A-R Certificates) that will be outstanding as of the twelfth Distribution Date and every twelfth Distribution Date thereafter at the respective percentages of the Prepayment Model. Those percentages have been rounded to the nearest whole percentages, and an asterisk (*) indicates a percentage less than 0.5% and greater than 0%. In addition, the tables below set forth the weighted average lives of each class of Offered Certificates to maturity and to optional termination at the respective percentages of the Prepayment Model. Each weighted average life of any class of Certificates presented below is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the initial respective Certificate Principal Balance for that class of Certificates.

The following tables have been prepared on the basis of the following assumptions (collectively, the “Modeling Assumptions”):

(1) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

(2) distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in March 2007, in accordance with the payment priorities defined in this prospectus supplement,

(3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Mortgage Loans occur,

(4) Scheduled Payments are assumed to be received on the first day of each month commencing in March 2007, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in February 2007, and include 30 days’ interest thereon,

(5) the Adjustable Rate Mortgage Loans adjust on a Mortgage Index equal to the Six-Month LIBOR Index,

(6) the level of the One-Month LIBOR remains constant at 5.334% per annum and the level of the Six-Month LIBOR Index remains constant at 5.383% per annum,

(7) the Pass-Through Margins for the Adjustable Rate Certificates remain constant at the rates applicable on or prior to the Optional Termination Date and the Pass-Through Margins for those Certificates are adjusted accordingly on any Distribution Date after the Optional Termination Date,

(8) the Certificates are issued on February 28, 2007,

(9) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

(a) the assumed level of the Mortgage Index, and

(b) the respective Gross Margin (which sum is subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

(10) except as indicated with respect to the weighted average lives to maturity, the optional termination is exercised on the Optional Termination Date,

(11) the scheduled monthly payment for each Mortgage Loan, except for the interest-only Mortgage Loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining amortization term so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of the Mortgage Loan over the remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

(12) any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term, and at the end of the remaining interest-only term, will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term based on the applicable amortization method,

(13) scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for the Mortgage Loan to equal the fully amortizing payment described above,

(14) the scheduled amortization for all Mortgage Loans is based upon their respective gross interest rates,

(15) all of the Pre-Funded Amount, if any, is used to purchase Subsequent Mortgage Loans for inclusion on the Closing Date, and

(16) the Mortgage Loans having the approximate characteristics described below.

S-76

Hypothetical Mortgage Loans

Principal Balance ($)	Loan Group	Gross Mortgage Rate (%)	Adjusted Net Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Age (months)	Loan Type	Gross Margin (%)	Months To Next Rate Adjustment	Rate Adjustment Frequency (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Original Interest Only Term (months)
131,298.29	1	7.371411	6.862411	115	115	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
206,059.09	1	7.551250	7.042250	171	171	9	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64,016.78	1	7.625000	7.116000	175	175	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
100,532.67	1	8.253004	7.744004	173	173	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
240,946.25	1	7.570771	7.061771	168	168	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
173,225.39	1	8.198382	7.689382	168	168	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
948,011.36	1	7.532953	7.023953	232	232	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
204,602.31	1	7.675000	7.166000	237	237	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
228,309.43	1	8.349987	7.840987	236	236	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
285,686.82	1	7.151179	6.642179	228	228	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
232,260.49	1	7.538002	7.029002	228	228	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
105,400.61	1	6.900000	6.391000	228	228	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2,766,152.28	1	8.047864	7.538864	354	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
66,596.54	1	9.090000	8.581000	355	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
89,356.62	1	7.990000	7.481000	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
94,437.65	1	8.340000	7.831000	354	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
198,309.92	1	8.990000	8.481000	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
230,254.44	1	9.116999	8.607999	355	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10,320,076.94	1	7.592162	7.083162	353	353	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
653,242.44	1	7.012654	6.503654	353	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
762,143.07	1	8.648466	8.139466	354	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
221,482.05	1	8.736487	8.227487	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
675,966.38	1	7.630265	7.121265	353	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
855,855.74	1	8.820696	8.311696	353	353	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
98,867.25	1	9.990000	9.481000	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
66,313.63	1	8.990000	8.481000	178	178	9	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,153,440.49	1	8.660292	8.151292	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
300,000.00	1	7.750000	7.241000	300	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
598,500.00	1	7.015706	6.506706	300	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
2,161,535.29	1	7.611990	7.102990	300	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
127,999.99	1	8.090000	7.581000	300	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
162,400.00	1	8.550000	8.041000	300	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
122,000.00	1	9.500000	8.991000	240	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120
579,380.88	1	7.535935	7.026935	343	343	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
93,007.73	1	6.800000	6.291000	348	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
76,818.34	1	8.200000	7.691000	348	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
146,771.16	1	7.990000	7.481000	348	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
92,474.97	1	8.600000	8.091000	343	343	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
738,410.67	1	8.050699	7.541699	475	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
224,403.93	1	7.400000	6.891000	475	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
86,152.59	1	8.450000	7.941000	469	349	11	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
171,799.27	1	8.750000	8.241000	475	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2,682,202.82	1	7.789478	7.280478	476	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
229,776.83	1	7.600000	7.091000	477	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
89,937.52	1	7.500000	6.991000	471	351	9	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
243,100.34	1	7.570000	7.061000	475	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
155,812.05	1	7.860000	7.351000	476	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
714,938.40	1	7.185217	6.676217	471	351	9	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
304,491.67	1	8.310350	7.801350	476	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
130,879.61	1	7.790000	7.281000	477	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
795,080.62	1	7.567352	7.058352	477	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
351,259.79	1	7.400000	6.891000	468	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
559,613.98	1	7.137425	6.628425	468	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
190,210.50	1	8.500000	7.991000	468	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
76,740.63	1	8.200000	7.691000	468	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65,913.79	1	8.875000	8.366000	533	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
819,534.10	1	7.574730	7.065730	532	352	8	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
406,967.45	1	8.327992	7.818992	532	352	8	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
238,235.09	1	7.790000	7.281000	595	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
267,915.40	1	8.490000	7.981000	597	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4,694,580.81	1	8.510468	8.001468	354	354	6	ARM	6.215933	18	6	2.8563	1.0000	14.510468	8.042993	N/A
437,628.71	1	8.170160	7.661160	354	354	6	ARM	6.459825	18	6	3.0000	1.4003	14.570451	7.209462	N/A
110,555.52	1	7.125000	6.616000	351	351	9	ARM	6.125000	15	6	3.0000	1.0000	13.125000	7.125000	N/A
228,840.65	1	9.025000	8.516000	351	351	9	ARM	6.025000	15	6	3.0000	1.0000	15.025000	9.025000	N/A
98,944.67	1	8.950000	8.441000	357	357	3	ARM	6.990000	21	6	3.0000	1.0000	14.950000	8.950000	N/A
13,617,046.33	1	8.375676	7.866676	355	355	5	ARM	6.676169	19	6	3.0000	1.0267	14.402396	8.041216	N/A
218,714.10	1	7.690000	7.181000	352	352	8	ARM	5.690000	16	6	2.0000	1.0000	13.690000	7.690000	N/A
926,268.03	1	7.840531	7.331531	352	352	8	ARM	6.348672	16	6	2.8555	1.0000	13.840531	7.340051	N/A
355,483.10	1	7.590000	7.081000	355	355	5	ARM	6.590000	19	6	3.0000	1.0000	13.590000	7.590000	N/A
157,266.35	1	7.624132	7.115132	353	353	7	ARM	6.624132	17	6	3.0000	1.0000	13.624132	7.624132	N/A
3,133,622.46	1	7.851281	7.342281	354	354	6	ARM	6.349988	18	6	2.5979	1.0254	13.902033	7.851509	N/A
1,011,787.99	1	8.944348	8.435348	354	354	6	ARM	6.887606	18	6	2.8541	1.0000	14.944348	8.424860	N/A
112,324.04	1	9.260000	8.751000	357	357	3	ARM	7.260000	21	6	2.0000	1.0000	15.260000	9.260000	N/A
58,236.13	1	8.975000	8.466000	352	352	8	ARM	5.975000	16	6	3.0000	1.0000	14.975000	8.975000	N/A
1,345,278.57	1	8.189049	7.680049	355	355	5	ARM	6.086096	19	6	2.0600	1.0000	14.189049	8.189049	N/A
280,834.95	1	8.604025	8.095025	354	354	6	ARM	7.120798	18	6	3.0000	1.0000	14.604025	7.552295	N/A
462,222.63	1	8.071172	7.562172	352	352	8	ARM	7.071172	16	6	3.0000	1.0000	14.071172	8.071172	N/A
334,000.00	1	7.750000	7.241000	300	356	4	ARM	6.500000	20	6	3.0000	1.0000	13.750000	7.750000	60
1,020,148.68	1	7.592006	7.083006	300	355	5	ARM	6.467514	19	6	3.0000	1.0000	13.592006	6.999789	60
10,808,400.83	1	7.608959	7.099959	300	355	5	ARM	6.288703	19	6	2.9241	1.0184	13.645783	7.572876	60
160,000.00	1	6.990000	6.481000	300	351	9	ARM	4.990000	15	6	2.0000	1.0000	12.990000	6.990000	60
233,600.00	1	7.500000	6.991000	300	352	8	ARM	5.500000	16	6	2.0000	1.0000	13.500000	7.500000	60
657,220.27	1	7.209014	6.700014	300	353	7	ARM	5.209014	17	6	2.0000	1.0000	13.209014	7.209014	60
297,911.81	1	7.148007	6.639007	300	355	5	ARM	5.960098	19	6	2.4363	1.1879	13.523824	7.148007	60
535,398.83	1	6.845237	6.336237	300	354	6	ARM	4.845237	18	6	2.0000	1.0000	12.845237	6.845237	60
251,749.84	1	7.950000	7.441000	300	357	3	ARM	6.700000	21	6	3.0000	1.0000	13.950000	7.950000	60
1,965,962.35	1	7.816152	7.307152	345	345	15	ARM	6.631075	10	6	3.0000	1.0000	13.816152	6.631552	N/A
986,483.61	1	6.429610	5.920610	341	341	19	ARM	5.108000	6	6	3.0000	1.0000	12.429610	5.169485	N/A
732,430.45	1	7.256074	6.747074	346	346	14	ARM	6.337135	10	6	3.0000	1.0000	13.337135	6.337135	N/A
260,759.58	1	8.651286	8.142286	347	347	13	ARM	7.651286	11	6	2.7796	1.0000	14.651286	7.651286	N/A
1,052,839.75	1	6.882960	6.373960	344	344	16	ARM	5.665518	8	6	3.0000	1.0000	12.793607	5.799969	N/A
173,011.92	1	6.200000	5.691000	343	343	17	ARM	5.200000	7	6	3.0000	1.0000	12.200000	5.200000	N/A
67,088.84	1	7.000000	6.491000	338	338	22	ARM	5.500000	2	6	3.0000	1.0000	13.000000	5.500000	N/A
351,777.43	1	6.259295	5.750295	342	342	18	ARM	5.259295	6	6	3.0000	1.0000	12.259295	5.259295	N/A
165,600.00	1	7.500000	6.991000	300	348	12	ARM	6.500000	12	6	3.0000	1.0000	13.500000	6.500000	60
92,800.00	1	7.500000	6.991000	300	348	12	ARM	6.500000	12	6	3.0000	1.0000	13.500000	6.500000	60
1,599,811.66	1	8.316265	7.807265	476	356	4	ARM	6.343536	20	6	2.6543	1.2097	14.525974	7.710958	N/A
550,424.74	1	7.716043	7.207043	477	357	3	ARM	6.466043	21	6	3.0000	1.0000	13.716043	7.716043	N/A
187,827.74	1	7.800000	7.291000	477	357	3	ARM	5.800000	21	6	2.0000	1.0000	13.800000	7.800000	N/A
75,916.38	1	8.950000	8.441000	475	355	5	ARM	6.990000	19	6	3.0000	1.0000	14.950000	8.950000	N/A
196,811.27	1	8.650000	8.141000	476	356	4	ARM	6.650000	20	6	2.0000	1.0000	14.650000	8.650000	N/A
936,687.57	1	7.993006	7.484006	475	355	5	ARM	5.993006	19	6	3.0000	1.0000	13.993006	5.993006	N/A
24,111,499.08	1	8.034423	7.525423	476	356	4	ARM	6.554828	20	6	2.9560	1.0940	14.132176	7.821769	N/A
439,459.08	1	7.669952	7.160952	474	354	6	ARM	6.069787	18	6	2.5764	1.0000	13.669952	7.140196	N/A
91,078.23	1	8.290000	7.781000	475	355	5	ARM	7.290000	19	6	3.0000	1.0000	14.290000	8.290000	N/A
965,286.15	1	7.972090	7.463090	474	354	6	ARM	6.972090	18	6	3.0000	1.0000	13.972090	7.972090	N/A
1,104,391.37	1	8.159195	7.650195	476	356	4	ARM	6.159195	20	6	2.0000	1.0000	14.159195	8.159195	N/A
444,038.77	1	8.243971	7.734971	472	352	8	ARM	6.745793	16	6	3.0000	1.0000	14.243971	8.021049	N/A
121,046.75	1	8.875000	8.366000	533	353	7	ARM	7.875000	17	12	3.0000	1.0000	14.875000	8.875000	N/A
460,094.19	1	7.657256	7.148256	533	353	7	ARM	6.657256	17	12	3.0000	1.0000	13.657256	7.657256	N/A
1,680,610.95	1	7.509799	7.000799	533	353	7	ARM	6.509799	17	12	3.0000	1.0000	13.509799	7.509799	N/A
75,862.90	1	7.125000	6.616000	533	353	7	ARM	6.125000	17	12	3.0000	1.0000	13.125000	7.125000	N/A
194,511.73	1	7.500000	6.991000	534	354	6	ARM	6.500000	18	12	3.0000	1.0000	13.500000	7.500000	N/A
124,954.18	1	8.100000	7.591000	597	357	3	ARM	6.100000	21	6	2.0000	1.0000	14.100000	8.100000	N/A
561,718.31	1	8.806237	8.297237	595	355	5	ARM	6.479678	19	6	3.0000	1.0000	14.806237	6.479678	N/A
537,321.81	1	7.894220	7.385220	595	355	5	ARM	5.894220	19	6	3.0000	1.0000	13.894220	5.894220	N/A
1,091,750.02	1	8.155349	7.646349	596	356	4	ARM	6.098928	20	6	2.6467	1.0000	14.155349	6.805547	N/A
149,928.40	1	8.170000	7.661000	596	356	4	ARM	6.290000	20	6	2.0000	1.0000	14.170000	8.170000	N/A
551,557.93	1	7.388028	6.879028	596	356	4	ARM	5.388028	20	6	2.0000	1.0000	13.388028	7.388028	N/A
2,207,763.96	1	8.490731	7.981731	354	354	6	ARM	6.821289	30	6	2.6877	1.0000	14.490731	7.603016	N/A
64,945.08	1	8.125000	7.616000	353	353	7	ARM	7.125000	29	6	3.0000	1.0000	14.125000	8.125000	N/A
565,356.57	1	8.765475	8.256475	354	354	6	ARM	7.230106	30	6	3.0000	1.0000	14.765475	7.230106	N/A
177,214.58	1	8.500000	7.991000	356	356	4	ARM	6.650000	32	6	3.0000	1.0000	14.500000	6.650000	N/A
1,878,148.98	1	7.914177	7.405177	355	355	5	ARM	6.952306	31	6	2.8422	1.0604	13.974531	7.628261	N/A
129,709.71	1	7.500000	6.991000	353	353	7	ARM	6.500000	29	6	3.0000	1.0000	13.500000	7.500000	N/A
274,172.16	1	9.500000	8.991000	354	354	6	ARM	9.250000	30	6	3.0000	1.0000	15.500000	9.250000	N/A
56,924.16	1	9.590000	9.081000	354	354	6	ARM	8.000000	30	6	3.0000	1.0000	15.590000	9.590000	N/A
505,143.20	1	9.330972	8.821972	356	356	4	ARM	7.992711	32	6	2.5830	1.0000	15.330972	8.826710	N/A
181,919.58	1	7.400000	6.891000	357	357	3	ARM	5.400000	33	6	2.0000	1.0000	13.400000	7.400000	N/A
691,997.70	1	8.758361	8.249361	356	356	4	ARM	6.758361	32	6	2.0000	1.0000	14.758361	8.758361	N/A
345,600.00	1	7.302847	6.793847	300	355	5	ARM	6.149491	31	6	3.0000	1.0000	13.302847	7.302847	60
958,360.00	1	7.172478	6.663478	300	356	4	ARM	5.493193	32	6	2.3207	1.0000	13.172478	7.172478	60
294,585.89	1	7.987470	7.478470	300	354	6	ARM	5.633108	30	6	2.4922	1.0000	13.987470	7.987470	60
279,000.00	1	6.790000	6.281000	300	353	7	ARM	5.790000	29	6	3.0000	1.0000	12.790000	6.790000	60
823,499.25	1	7.692156	7.183156	300	357	3	ARM	5.692156	33	6	2.0000	1.0000	13.692156	7.692156	60
116,100.00	1	9.700000	9.191000	240	355	5	ARM	9.700000	31	6	6.0000	2.0000	15.700000	9.700000	120
387,000.00	1	7.000000	6.491000	240	357	3	ARM	6.100000	33	6	3.0000	2.0000	14.000000	6.100000	120
123,500.77	1	5.950000	5.441000	344	344	16	ARM	4.950000	20	6	3.0000	1.0000	11.950000	4.950000	N/A
179,404.73	1	7.600000	7.091000	470	350	10	ARM	6.100000	26	6	3.0000	1.0000	13.600000	6.100000	N/A
107,874.83	1	8.000000	7.491000	476	356	4	ARM	6.750000	32	6	3.0000	1.0000	14.000000	8.000000	N/A
168,831.28	1	7.500000	6.991000	477	357	3	ARM	5.500000	33	6	2.0000	1.0000	13.500000	7.500000	N/A
2,379,628.27	1	7.506585	6.997585	475	355	5	ARM	6.309646	31	7	2.7278	1.0000	13.506585	7.312006	N/A
208,825.84	1	7.711390	7.202390	474	354	6	ARM	6.711390	30	9	3.0000	1.0000	13.711390	7.207974	N/A
179,819.85	1	7.500000	6.991000	477	357	3	ARM	5.500000	33	6	2.0000	1.0000	13.500000	7.500000	N/A
1,503,899.13	1	7.625573	7.116573	477	357	3	ARM	5.625573	33	6	2.0000	1.0000	13.625573	7.625573	N/A
580,471.98	1	8.364508	7.855508	532	352	8	ARM	7.364508	28	12	3.0000	1.0000	14.364508	8.364508	N/A
122,902.20	1	6.000000	5.491000	533	353	7	ARM	6.875000	29	12	3.0000	1.0000	13.875000	7.875000	N/A
255,591.23	1	7.500000	6.991000	533	353	7	ARM	6.500000	29	12	3.0000	1.0000	13.500000	7.500000	N/A
74,867.43	1	7.999000	7.490000	531	351	9	ARM	6.999000	27	12	3.0000	1.0000	13.999000	7.999000	N/A
3,729,506.45	1	7.518568	7.009568	532	352	8	ARM	6.559268	28	12	3.0000	1.0000	13.518568	7.525383	N/A
226,831.68	1	7.473665	6.964665	533	353	7	ARM	6.473665	29	12	3.0000	1.0000	13.473665	7.473665	N/A
233,493.02	1	7.057652	6.548652	533	353	7	ARM	6.057652	29	12	3.0000	1.0000	13.057652	7.057652	N/A
220,915.54	1	7.990000	7.481000	597	357	3	ARM	5.990000	33	6	2.0000	1.0000	13.990000	7.990000	N/A
715,073.82	1	7.144669	6.635669	597	357	3	ARM	5.144669	33	6	2.0000	1.0000	13.144669	7.144669	N/A
395,817.21	1	7.490000	6.981000	597	357	3	ARM	5.490000	33	6	2.0000	1.0000	13.490000	7.490000	N/A
1,457,827.33	1	7.949723	7.440723	597	357	3	ARM	5.949723	33	6	2.0000	1.0000	13.949723	7.949723	N/A
162,910.70	1	9.550000	9.041000	477	477	3	ARM	7.550000	33	6	2.0000	1.0000	15.550000	9.550000	N/A
136,856.21	1	7.500000	6.991000	351	351	9	ARM	6.500000	51	6	3.0000	1.0000	13.500000	7.500000	N/A
205,200.00	1	6.990000	6.481000	300	356	4	ARM	4.990000	56	6	2.0000	1.0000	12.990000	6.990000	60
369,997.08	1	7.250000	6.741000	300	355	5	ARM	6.000000	55	6	3.0000	1.0000	13.250000	7.250000	60
59,442.50	1	8.350000	7.841000	348	348	12	ARM	7.350000	48	6	3.0000	1.0000	14.350000	7.350000	N/A
125,781.73	1	7.250000	6.741000	533	353	7	ARM	6.250000	53	12	3.0000	1.0000	13.250000	7.250000	N/A
125,347.92	2	8.526962	8.017962	114	114	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
110,739.19	2	9.990000	9.481000	117	117	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,708,992.61	2	8.012941	7.503941	174	174	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
864,844.33	2	8.042156	7.533156	173	173	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
133,503.87	2	7.990000	7.481000	174	174	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
214,062.49	2	9.025274	8.516274	174	174	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
119,438.42	2	8.482463	7.973463	175	175	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
74,233.63	2	10.110000	9.601000	176	176	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
288,389.00	2	8.711489	8.202489	174	174	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
86,778.94	2	8.650000	8.141000	177	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
261,925.25	2	9.969230	9.460230	177	177	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
173,391.48	2	7.792576	7.283576	168	168	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
126,972.78	2	9.009178	8.500178	168	168	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,317,346.61	2	7.877091	7.368091	235	235	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
422,054.89	2	6.630000	6.121000	236	236	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
310,599.42	2	8.489734	7.980734	235	235	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
405,277.13	2	6.900000	6.391000	235	235	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
49,676.59	2	8.450000	7.941000	236	236	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
272,365.74	2	8.042988	7.533988	235	235	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
256,004.10	2	7.736473	7.227473	236	236	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
205,899.62	2	8.413009	7.904009	235	235	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
289,388.16	2	8.164242	7.655242	237	237	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
70,872.47	2	9.150000	8.641000	228	228	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11,634,425.39	2	8.467395	7.958395	354	354	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
352,636.98	2	7.525217	7.016217	354	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
868,268.29	2	7.605286	7.096286	355	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
868,379.98	2	8.067001	7.558001	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
211,200.05	2	7.250000	6.741000	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
69,566.09	2	10.740000	10.231000	355	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
123,318.63	2	8.000000	7.491000	352	352	8	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
108,237.07	2	8.650000	8.141000	353	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
194,465.79	2	7.950000	7.441000	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
212,541.64	2	8.509680	8.000680	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
170,089.12	2	7.200000	6.691000	355	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25,979,247.68	2	7.706228	7.197228	354	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
235,910.44	2	7.000000	6.491000	352	352	8	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
246,661.72	2	7.223274	6.714274	353	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,352,417.81	2	7.417152	6.908152	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
131,713.33	2	7.600000	7.091000	354	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4,186,280.14	2	8.299022	7.790022	353	353	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2,602,075.06	2	8.258032	7.749032	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
91,631.47	2	10.950000	10.441000	355	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5,977,539.35	2	7.969121	7.460121	353	353	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3,916,946.08	2	9.010668	8.501668	355	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,144,224.23	2	7.665210	7.156210	353	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
396,337.66	2	8.344923	7.835923	355	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
274,447.33	2	8.051321	7.542321	357	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8,573,818.37	2	8.400960	7.891960	356	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
287,250.00	2	8.161227	7.652227	300	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
720,000.00	2	6.750000	6.241000	300	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
369,000.00	2	7.350000	6.841000	300	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
6,525,642.57	2	7.220598	6.711598	300	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
191,200.00	2	7.750000	7.241000	300	352	8	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
261,275.22	2	7.625907	7.116907	300	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
316,000.00	2	6.900000	6.391000	240	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120
197,469.71	2	8.160013	7.651013	340	340	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52,124.72	2	8.875000	8.366000	348	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
498,067.50	2	8.183155	7.674155	348	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64,930.80	2	8.200000	7.691000	337	337	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
39,691.42	2	8.400000	7.891000	348	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
241,802.24	2	8.145300	7.636300	347	347	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
103,152.52	2	8.125000	7.616000	348	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3,897,719.37	2	8.078466	7.569466	474	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
732,021.62	2	7.500000	6.991000	474	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
242,823.01	2	7.200000	6.691000	474	354	6	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,105,640.59	2	7.842134	7.333134	475	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
351,339.85	2	8.363968	7.854968	475	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17,051,743.43	2	7.620078	7.111078	475	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
175,631.18	2	8.375000	7.866000	473	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
786,511.61	2	6.904803	6.395803	476	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
776,385.14	2	8.815591	8.306591	475	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
731,562.06	2	9.715827	9.206827	473	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
249,610.26	2	6.950000	6.441000	476	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
833,769.32	2	8.615013	8.106013	476	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,048,528.10	2	7.870019	7.361019	475	355	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
154,876.73	2	8.290000	7.781000	477	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
161,826.39	2	7.250000	6.741000	477	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,658,867.45	2	8.622469	8.113469	477	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
555,840.41	2	7.454248	6.945248	468	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
684,022.21	2	7.563240	7.054240	468	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
179,048.67	2	6.990000	6.481000	468	348	12	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
139,997.36	2	8.250000	7.741000	533	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2,574,095.18	2	7.765280	7.256280	533	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
103,939.59	2	7.750000	7.241000	532	352	8	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
521,626.95	2	7.773072	7.264072	533	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
316,012.53	2	7.623862	7.114862	533	353	7	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
181,948.03	2	8.750000	8.241000	597	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
517,783.17	2	7.750000	7.241000	597	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2,827,292.61	2	7.878454	7.369454	596	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
281,862.70	2	8.476580	7.967580	596	356	4	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,653,484.03	2	7.800420	7.291420	597	357	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
189,829.61	2	7.875000	7.366000	477	477	3	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53,481.55	2	9.000000	8.491000	470	470	10	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
210,121.45	2	8.490000	7.981000	475	475	5	Fixed	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
61,295.84	2	9.050000	8.541000	347	347	13	ARM	8.050000	5	6	3.0000	1.0000	15.050000	8.050000	N/A
9,252,206.00	2	8.926041	8.433757	355	355	5	ARM	6.643400	19	6	2.8000	1.0938	15.007191	8.039920	N/A
62,727.07	2	8.500000	7.991000	353	353	7	ARM	7.500000	17	6	3.0000	1.0000	14.500000	8.500000	N/A
2,538,478.58	2	8.477253	7.968253	354	354	6	ARM	6.214837	18	6	3.0000	1.0000	14.477253	8.199607	N/A
336,010.23	2	7.696224	7.187224	353	353	7	ARM	5.538686	17	6	2.3089	1.0000	13.696224	7.696224	N/A
190,944.47	2	8.600000	8.091000	351	351	9	ARM	5.600000	15	6	3.0000	1.0000	14.600000	8.600000	N/A
212,304.53	2	6.990000	6.606000	357	357	3	ARM	4.990000	21	6	2.0000	1.0000	12.990000	6.990000	N/A
26,766,422.84	2	8.661671	8.153813	355	355	5	ARM	6.673163	19	6	2.9909	1.0324	14.706223	8.411660	N/A
419,180.85	2	6.995479	6.486479	354	354	6	ARM	4.995479	18	6	2.0000	1.0000	12.995479	6.995479	N/A
734,336.45	2	8.442029	7.933029	353	353	7	ARM	6.340727	17	6	2.6875	1.0000	14.442029	8.177966	N/A
1,132,750.50	2	8.699349	8.200488	354	354	6	ARM	6.349825	18	6	2.6020	1.0000	14.798628	8.590741	N/A
4,817,753.46	2	7.978905	7.469905	354	354	6	ARM	6.505414	18	6	2.5905	1.0000	13.978905	7.978905	N/A
1,180,352.03	2	9.556157	9.061216	355	355	5	ARM	7.177662	19	6	2.7817	1.0000	15.556157	9.203014	N/A
1,676,381.97	2	7.626155	7.117155	352	352	8	ARM	6.391554	16	6	3.0000	1.0000	13.626155	7.626155	N/A
242,943.03	2	8.500000	7.991000	353	353	7	ARM	7.500000	17	6	3.0000	1.0000	14.500000	8.500000	N/A
168,099.66	2	8.375000	7.866000	351	351	9	ARM	5.375000	15	6	3.0000	1.0000	14.375000	8.375000	N/A
4,325,774.48	2	8.201512	7.692512	355	355	5	ARM	6.099532	19	6	2.0668	1.0000	14.201512	8.201512	N/A
223,361.44	2	7.471197	6.962197	352	352	8	ARM	6.102535	16	6	3.0000	1.0000	13.471197	6.365213	N/A
444,948.93	2	8.148167	7.639167	352	352	8	ARM	6.910932	16	6	3.0000	1.0000	14.148167	7.673698	N/A
87,449.51	2	8.500000	7.991000	350	350	10	ARM	5.500000	14	6	1.5000	1.5000	15.500000	8.500000	N/A
67,418.82	2	10.500000	9.991000	357	357	3	ARM	6.990000	21	6	3.0000	1.0000	16.500000	10.500000	N/A
3,248,757.46	2	8.017560	7.519641	300	353	7	ARM	5.985716	17	6	2.5499	1.0643	14.146102	7.526306	60
3,366,719.46	2	7.857534	7.367748	300	355	5	ARM	5.949564	19	6	2.9266	1.0000	13.857534	6.961975	60
540,000.00	2	7.500000	6.991000	300	353	7	ARM	6.500000	17	6	3.0000	1.0000	13.500000	7.500000	60
524,003.05	2	7.270259	6.810600	300	355	5	ARM	5.270259	19	6	2.0000	1.0000	13.270259	7.270259	60
1,193,672.45	2	9.182901	8.725109	300	356	4	ARM	7.324858	20	6	2.5903	1.0000	15.182901	8.144178	60
279,000.00	2	7.375000	6.991000	300	357	3	ARM	5.375000	21	6	2.0000	1.0000	13.375000	7.375000	60
255,000.00	2	8.250000	7.866000	300	357	3	ARM	6.250000	21	6	2.0000	1.0000	14.250000	8.250000	60
352,800.00	2	8.375000	7.866000	300	350	10	ARM	7.375000	14	6	3.0000	1.0000	14.375000	8.375000	60
26,110,782.55	2	7.593716	7.091629	300	355	5	ARM	6.147188	19	6	2.8297	1.0225	13.638642	7.506579	60
672,354.02	2	6.468520	6.032762	300	357	3	ARM	4.468520	21	6	2.0000	1.0000	12.468520	6.468520	60
1,240,119.99	2	7.865943	7.395644	300	354	6	ARM	5.701468	18	6	2.3349	1.0000	13.865943	7.865943	60
413,435.67	2	7.684485	7.175485	300	353	7	ARM	5.744479	17	6	2.8237	1.0000	13.684485	7.684485	60
1,648,324.08	2	7.234037	6.739901	300	353	7	ARM	5.008353	17	6	1.8872	1.1128	13.459721	7.234037	60
268,715.70	2	7.500000	6.991000	300	351	9	ARM	6.500000	15	6	3.0000	1.0000	13.500000	7.500000	60
105,562.05	2	8.625000	8.116000	300	355	5	ARM	5.500000	19	6	3.0000	1.0000	14.625000	8.625000	60
340,000.00	2	7.700000	7.316000	300	358	2	ARM	5.700000	22	6	2.0000	1.0000	13.700000	7.700000	60
819,599.87	2	7.720644	7.211644	300	355	5	ARM	5.720644	19	6	2.0000	1.0000	13.720644	7.720644	60
975,886.00	2	7.852476	7.343476	300	352	8	ARM	6.852476	16	6	3.0000	1.0000	13.852476	7.852476	60
243,200.00	2	9.250000	8.741000	240	355	5	ARM	7.150000	19	6	3.0000	1.0000	15.250000	7.150000	120
760,000.00	2	7.675000	7.166000	240	357	3	ARM	6.100000	21	6	3.0000	2.0000	14.675000	6.100000	120
2,116,985.00	2	8.155648	7.646648	240	356	4	ARM	5.940717	20	6	3.0000	1.5579	14.713509	5.940717	120
489,999.80	2	7.441429	7.005388	240	357	3	ARM	5.441429	21	6	2.0000	1.0000	13.441429	7.441429	120
1,491,486.61	2	7.624712	7.115712	344	344	16	ARM	6.202322	8	6	3.0000	1.0000	13.624712	6.202322	N/A
79,521.07	2	7.050000	6.541000	347	347	13	ARM	6.050000	11	6	3.0000	1.0000	13.050000	6.050000	N/A
1,143,395.76	2	7.002302	6.493302	344	344	16	ARM	5.335385	8	6	3.0000	1.0000	12.952250	5.378754	N/A
83,075.48	2	7.300000	6.791000	348	348	12	ARM	5.800000	12	6	3.0000	1.0000	13.300000	5.800000	N/A
410,145.27	2	7.752256	7.243256	345	345	15	ARM	6.752256	9	6	3.0000	1.0000	13.752256	6.752256	N/A
182,800.55	2	6.550000	6.041000	344	344	16	ARM	5.550000	8	6	3.0000	1.0000	12.550000	5.550000	N/A
137,798.20	2	6.552203	6.043203	344	344	16	ARM	5.129914	8	6	3.0000	1.0000	12.552203	5.129914	N/A
117,997.35	2	6.950000	6.441000	338	338	22	ARM	5.450000	2	6	3.0000	1.0000	12.950000	5.450000	N/A
176,920.01	2	7.759000	7.250000	344	344	16	ARM	6.259000	8	6	1.5000	1.5000	14.759000	7.759000	N/A
42,683.51	2	8.550000	8.041000	344	344	16	ARM	7.550000	8	6	3.0000	1.0000	14.550000	7.550000	N/A
313,645.81	2	6.664421	6.155421	344	344	16	ARM	5.664421	8	6	3.0000	1.0000	12.664421	5.664421	N/A
331,233.76	2	7.541315	7.032315	300	348	12	ARM	6.541315	12	6	3.0000	1.0000	13.541315	6.541315	60
3,986,946.38	2	8.511867	8.002867	473	353	7	ARM	6.782057	17	6	2.9261	1.1339	14.612578	7.527545	N/A
264,163.56	2	8.990000	8.481000	474	354	6	ARM	6.990000	18	6	3.0000	1.0000	14.990000	6.990000	N/A
4,435,804.56	2	7.959882	7.450882	476	356	4	ARM	6.108269	20	6	2.8870	1.1036	14.063504	7.742277	N/A
239,870.06	2	9.590000	9.081000	477	357	3	ARM	7.590000	21	6	2.0000	1.0000	15.590000	9.590000	N/A
167,910.67	2	9.650000	9.141000	477	357	3	ARM	7.650000	21	6	2.0000	1.0000	15.650000	9.650000	N/A
159,904.08	2	9.250000	8.741000	477	357	3	ARM	7.250000	21	6	2.0000	1.0000	15.250000	9.250000	N/A
720,422.00	2	8.647162	8.138162	474	354	6	ARM	6.284370	18	6	3.0000	1.0000	14.647162	6.284370	N/A
37,976,671.08	2	8.106560	7.597560	476	356	4	ARM	6.495512	20	6	2.9607	1.0513	14.159912	7.830882	N/A
389,551.53	2	6.999000	6.490000	477	357	3	ARM	4.999000	21	6	2.0000	1.0000	12.999000	6.999000	N/A
419,700.24	2	8.895410	8.386410	472	352	8	ARM	6.204894	16	6	3.0000	1.0000	14.895410	8.895410	N/A
127,804.87	2	7.830000	7.321000	475	355	5	ARM	6.830000	19	6	3.0000	1.0000	13.830000	7.830000	N/A
299,479.55	2	9.450000	8.941000	471	351	9	ARM	6.730000	15	6	3.0000	1.0000	15.450000	9.450000	N/A
2,838,389.54	2	8.043866	7.534866	474	354	6	ARM	6.514742	18	6	2.5582	1.0411	14.126149	8.043866	N/A
142,589.04	2	6.500000	5.991000	471	351	9	ARM	5.500000	15	12	3.0000	1.0000	12.500000	6.500000	N/A
423,958.40	2	8.791431	8.282431	477	357	3	ARM	6.791431	21	6	2.0000	1.0000	14.791431	8.791431	N/A
241,241.19	2	7.250000	6.741000	477	357	3	ARM	5.250000	21	6	2.0000	1.0000	13.250000	7.250000	N/A
2,353,754.16	2	8.059048	7.550048	477	357	3	ARM	6.059048	21	6	2.0000	1.0000	14.059048	8.059048	N/A
548,959.63	2	7.379446	6.870446	476	356	4	ARM	6.129446	20	6	3.0000	1.0000	13.379446	7.379446	N/A
410,285.56	2	7.750000	7.241000	467	347	13	ARM	6.250000	11	6	1.5000	1.5000	14.750000	7.750000	N/A
1,048,220.50	2	8.689808	8.180808	533	353	7	ARM	7.258276	17	12	3.0000	1.0000	14.689808	8.689808	N/A
1,205,481.98	2	6.993097	6.484097	533	353	7	ARM	6.267457	17	12	3.0000	1.0000	12.993097	6.993097	N/A
61,413.20	2	7.875000	7.366000	533	353	7	ARM	6.875000	17	12	3.0000	1.0000	13.875000	7.875000	N/A
6,320,166.20	2	7.559774	7.050774	533	353	7	ARM	6.607277	17	12	2.9747	1.0000	13.559774	7.559774	N/A
529,330.39	2	7.631348	7.122348	533	353	7	ARM	6.631348	17	12	3.0000	1.0000	13.631348	7.631348	N/A
116,635.16	2	7.875000	7.366000	533	353	7	ARM	6.875000	17	12	3.0000	1.0000	13.875000	7.875000	N/A
683,736.98	2	9.001080	8.492080	596	356	4	ARM	7.001080	20	6	2.0000	1.0000	15.001080	9.001080	N/A
104,927.11	2	8.290000	7.781000	597	357	3	ARM	6.290000	21	6	2.0000	1.0000	14.290000	8.290000	N/A
479,423.90	2	7.990000	7.481000	597	357	3	ARM	5.990000	21	6	2.0000	1.0000	13.990000	7.990000	N/A
4,024,302.16	2	7.912399	7.403399	596	356	4	ARM	5.912399	20	6	2.0000	1.0000	13.912399	7.912399	N/A
514,678.70	2	7.777857	7.268857	596	356	4	ARM	5.777857	20	6	2.0000	1.0000	13.777857	7.777857	N/A
555,236.22	2	7.220065	6.711065	594	354	6	ARM	5.220065	18	6	2.0000	1.0000	13.220065	7.220065	N/A
349,805.43	2	6.990000	6.481000	597	357	3	ARM	4.990000	21	6	2.0000	1.0000	12.990000	6.990000	N/A
867,251.11	2	7.504086	6.995086	595	355	5	ARM	5.504086	19	6	2.0000	1.0000	13.504086	7.504086	N/A
191,894.88	2	7.950000	7.441000	597	357	3	ARM	5.950000	21	6	2.0000	1.0000	13.950000	7.950000	N/A
3,221,089.51	2	8.165626	7.656626	597	357	3	ARM	6.165626	21	6	2.0000	1.0000	14.165626	8.165626	N/A
261,393.40	2	8.478000	7.969000	471	471	9	ARM	6.478000	15	6	3.0000	1.0000	14.478000	8.478000	N/A
3,153,533.92	2	8.402770	7.893770	354	354	6	ARM	6.643960	30	6	2.7953	1.0000	14.402770	7.612291	N/A
167,949.24	2	7.990000	7.481000	351	351	9	ARM	5.990000	27	6	2.0000	1.0000	13.990000	7.990000	N/A
561,007.02	2	8.627484	8.118484	354	354	6	ARM	6.763910	30	6	3.0000	1.0000	14.627484	6.763910	N/A
409,462.93	2	8.899069	8.390069	352	352	8	ARM	6.209629	28	6	1.6553	1.3447	15.588509	8.899069	N/A
391,475.97	2	9.334999	8.825999	355	355	5	ARM	8.249986	31	6	3.0000	1.0000	15.334999	8.249986	N/A
159,700.49	2	8.390000	7.881000	357	357	3	ARM	6.390000	33	6	2.0000	1.0000	14.390000	8.390000	N/A
1,756,536.51	2	7.764451	7.255451	355	355	5	ARM	6.197891	31	6	2.7708	1.1819	13.946330	7.079940	N/A
673,289.20	2	7.206948	6.697948	355	355	5	ARM	5.206948	31	6	2.0000	1.0000	13.206948	7.206948	N/A
694,520.73	2	8.109810	7.600810	354	354	6	ARM	6.636563	30	6	2.5268	1.0000	14.109810	7.968427	N/A
382,306.34	2	8.255748	7.746748	356	356	4	ARM	6.912661	32	6	2.6569	1.0000	14.255748	7.598834	N/A
677,733.16	2	7.329322	6.820322	353	353	7	ARM	5.440466	29	6	2.1010	1.0000	13.329322	7.329322	N/A
146,783.88	2	7.850000	7.341000	355	355	5	ARM	6.850000	31	6	3.0000	1.0000	13.850000	6.850000	N/A
1,503,886.35	2	7.476946	6.967946	357	357	3	ARM	5.476946	33	6	2.0000	1.0000	13.476946	7.476946	N/A
510,898.96	2	8.120033	7.611033	300	351	9	ARM	5.548492	27	6	1.9176	1.2858	14.691575	8.120033	60
308,000.00	2	6.625000	6.116000	300	352	8	ARM	4.625000	28	6	2.0000	1.0000	12.625000	6.625000	60
3,759,367.69	2	7.564540	7.055540	300	355	5	ARM	6.542329	31	6	2.6765	1.0000	13.564540	7.250293	60
235,000.00	2	7.375000	6.866000	300	352	8	ARM	5.375000	28	6	2.0000	1.0000	13.375000	7.375000	60
802,950.00	2	7.452007	6.943007	300	352	8	ARM	5.452007	28	6	2.0000	1.0000	13.452007	7.452007	60
307,899.91	2	7.300000	6.791000	300	354	6	ARM	5.300000	30	6	2.0000	1.0000	13.300000	7.300000	60
267,920.00	2	7.990000	7.481000	300	354	6	ARM	5.990000	30	6	2.0000	1.0000	13.990000	7.990000	60
804,222.10	2	7.828936	7.319936	300	356	4	ARM	5.828936	32	6	2.0000	1.0000	13.828936	7.828936	60
427,500.00	2	7.650000	7.141000	240	357	3	ARM	6.100000	33	6	3.0000	2.0000	14.650000	6.100000	120
92,519.13	2	6.600000	6.091000	343	343	17	ARM	5.600000	19	6	3.0000	1.0000	12.600000	5.600000	N/A
857,672.27	2	8.224383	7.715383	476	356	4	ARM	6.958837	32	6	2.7345	1.0000	14.224383	8.224383	N/A
271,303.04	2	8.499000	7.990000	470	350	10	ARM	5.499000	26	6	1.5000	1.5000	15.499000	8.499000	N/A
164,820.55	2	8.990000	8.481000	475	355	5	ARM	6.990000	31	6	2.0000	1.0000	14.990000	8.990000	N/A
291,724.66	2	7.700000	7.191000	477	357	3	ARM	5.700000	33	6	2.0000	1.0000	13.700000	7.700000	N/A
4,977,653.17	2	8.133471	7.624471	475	355	5	ARM	6.452588	31	6	2.4465	1.1168	14.289405	7.969465	N/A
254,710.92	2	7.050000	6.541000	477	357	3	ARM	5.050000	33	6	2.0000	1.0000	13.050000	7.050000	N/A
85,398.64	2	7.990000	7.481000	472	352	8	ARM	5.990000	28	6	2.0000	1.0000	13.990000	7.990000	N/A
257,795.44	2	9.290000	8.781000	476	356	4	ARM	7.290000	32	6	2.0000	1.0000	15.290000	9.290000	N/A
251,252.63	2	9.300000	8.791000	470	350	10	ARM	6.300000	26	6	1.5000	1.5000	16.300000	9.300000	N/A
335,779.82	2	8.950000	8.441000	477	357	3	ARM	6.950000	33	6	2.0000	1.0000	14.950000	8.950000	N/A
195,776.12	2	7.850000	7.341000	477	357	3	ARM	5.850000	33	6	2.0000	1.0000	13.850000	7.850000	N/A
1,440,817.50	2	8.024650	7.515650	533	353	7	ARM	6.973197	29	12	3.0000	1.0000	14.024650	8.024650	N/A
319,920.95	2	6.625000	6.116000	533	353	7	ARM	5.625000	29	12	3.0000	1.0000	12.625000	6.625000	N/A
132,629.31	2	9.250000	8.741000	533	353	7	ARM	8.250000	29	12	3.0000	1.0000	15.250000	9.250000	N/A
8,360,349.04	2	7.495987	6.986987	532	352	8	ARM	6.520422	28	12	3.0000	1.0000	13.495987	7.495987	N/A
257,649.49	2	7.990000	7.481000	533	353	7	ARM	6.990000	29	12	3.0000	1.0000	13.990000	7.990000	N/A
717,281.06	2	7.629369	7.120369	532	352	8	ARM	6.629369	28	12	3.0000	1.0000	13.629369	7.629369	N/A
419,799.48	2	7.400000	6.891000	597	357	3	ARM	5.400000	33	6	2.0000	1.0000	13.400000	7.400000	N/A
3,942,721.07	2	7.178816	6.669816	597	357	3	ARM	5.178816	33	6	2.0000	1.0000	13.178816	7.178816	N/A
289,873.95	2	7.650000	7.141000	597	357	3	ARM	5.650000	33	6	2.0000	1.0000	13.650000	7.650000	N/A
93,651.25	2	7.160000	6.651000	594	354	6	ARM	5.160000	30	6	2.0000	1.0000	13.160000	7.160000	N/A
447,853.05	2	8.390000	7.881000	597	357	3	ARM	6.390000	33	6	2.0000	1.0000	14.390000	8.390000	N/A
1,256,639.75	2	7.621278	7.112278	596	356	4	ARM	5.621278	32	6	2.0000	1.0000	13.621278	7.621278	N/A
784,582.64	2	7.883853	7.374853	354	354	6	ARM	6.633853	54	6	3.0000	1.0000	13.883853	7.883853	N/A
206,029.37	2	6.750000	6.241000	353	353	7	ARM	5.750000	53	6	3.0000	1.0000	12.750000	6.750000	N/A
119,702.60	2	6.990000	6.481000	357	357	3	ARM	4.990000	57	6	2.0000	1.0000	12.990000	6.990000	N/A
497,250.00	2	6.750000	6.241000	240	357	3	ARM	6.100000	57	6	3.0000	2.0000	13.750000	6.100000	120
251,435.42	2	7.500000	6.991000	240	349	11	ARM	2.750000	49	6	6.0000	2.0000	13.500000	7.500000	120
86,418.51	2	6.780000	6.271000	476	356	4	ARM	4.780000	56	6	2.0000	1.0000	12.780000	6.780000	N/A
106,952.52	2	7.990000	7.481000	533	353	7	ARM	6.990000	53	12	3.0000	1.0000	13.990000	7.990000	N/A
568,071.24	2	7.395306	6.886306	532	352	8	ARM	6.395306	52	12	3.0000	1.0000	13.395306	7.395306	N/A
146,250.00*	2	7.375000	7.116000	240	355	5	ARM	2.250000	115	6	6.0000	2.0000	13.375000	2.250000	120

 *The aggregate fee rate for the indicated mortgage loan increases by 0.125% on the first date that the related mortgage rate is adjusted pursuant to the terms of the related mortgage note.

Percentages of the Initial Certificate Principal Balances of the Offered Certificates
(other than the Class A-R Certificates)
at the Respective Percentages of the Prepayment Model

	Class 1-A					Class 2-A-1
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	84	76	68	60	52	73	60	47	34	21
February 25, 2009	65	50	36	23	12	42	17	0	0	0
February 25, 2010	51	33	18	6	0	19	0	0	0	0
February 25, 2011	40	28	18	6	0	1	0	0	0	0
February 25, 2012	33	22	14	6	0	0	0	0	0	0
February 25, 2013	29	17	10	0	0	0	0	0	0	0
February 25, 2014	25	14	7	0	0	0	0	0	0	0
February 25, 2015	21	11	0	0	0	0	0	0	0	0
February 25, 2016	18	9	0	0	0	0	0	0	0	0
February 25, 2017	16	7	0	0	0	0	0	0	0	0
February 25, 2018	13	0	0	0	0	0	0	0	0	0
February 25, 2019	11	0	0	0	0	0	0	0	0	0
February 25, 2020	10	0	0	0	0	0	0	0	0	0
February 25, 2021	8	0	0	0	0	0	0	0	0	0
February 25, 2022	7	0	0	0	0	0	0	0	0	0
February 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	4.81	3.17	2.24	1.54	1.15	1.88	1.28	1.00	0.81	0.68
Weighted Average Life to Maturity (in years)	5.15	3.44	2.44	1.70	1.15	1.88	1.28	1.00	0.81	0.68

	Class 2-A-2					Class 2-A-3
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100	100	100
February 25, 2009	100	100	64	0	0	100	100	100	71	20
February 25, 2010	100	29	0	0	0	100	100	44	0	0
February 25, 2011	100	0	0	0	0	100	82	44	0	0
February 25, 2012	19	0	0	0	0	100	55	18	0	0
February 25, 2013	0	0	0	0	0	86	34	0	0	0
February 25, 2014	0	0	0	0	0	67	17	0	0	0
February 25, 2015	0	0	0	0	0	51	3	0	0	0
February 25, 2016	0	0	0	0	0	36	0	0	0	0
February 25, 2017	0	0	0	0	0	24	0	0	0	0
February 25, 2018	0	0	0	0	0	13	0	0	0	0
February 25, 2019	0	0	0	0	0	4	0	0	0	0
February 25, 2020	0	0	0	0	0	0	0	0	0	0
February 25, 2021	0	0	0	0	0	0	0	0	0	0
February 25, 2022	0	0	0	0	0	0	0	0	0	0
February 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	4.61	2.93	2.08	1.74	1.48	8.35	5.45	3.63	2.26	1.87
Weighted Average Life to Maturity (in years)	4.61	2.93	2.08	1.74	1.48	8.35	5.45	3.63	2.26	1.87

Class 2-A-4	Class M-1
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	78	0	100	100	100	100	84
February 25, 2011	100	100	100	78	0	100	45	0	64	84
February 25, 2012	100	100	100	78	0	83	7	0	0	0
February 25, 2013	100	100	100	0	0	52	0	0	0	0
February 25, 2014	100	100	75	0	0	24	0	0	0	0
February 25, 2015	100	100	0	0	0	1	0	0	0	0
February 25, 2016	100	85	0	0	0	0	0	0	0	0
February 25, 2017	100	69	0	0	0	0	0	0	0	0
February 25, 2018	100	0	0	0	0	0	0	0	0	0
February 25, 2019	100	0	0	0	0	0	0	0	0	0
February 25, 2020	92	0	0	0	0	0	0	0	0	0
February 25, 2021	79	0	0	0	0	0	0	0	0	0
February 25, 2022	68	0	0	0	0	0	0	0	0	0
February 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	14.68	9.83	7.16	5.05	2.53	6.16	3.97	3.67	4.14	4.19
Weighted Average Life to Maturity (in years)	18.20	12.67	9.38	6.86	2.53	6.16	3.97	3.67	4.14	4.40

Class M-2	Class M-3
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	100	100	100	100
February 25, 2011	100	100	86	100	100	100	100	100	100	100
February 25, 2012	100	100	49	41	0	100	100	100	100	0
February 25, 2013	100	74	21	0	0	100	100	100	0	0
February 25, 2014	100	48	1	0	0	100	100	100	0	0
February 25, 2015	100	27	0	0	0	100	100	0	0	0
February 25, 2016	79	10	0	0	0	100	100	0	0	0
February 25, 2017	59	0	0	0	0	100	93	0	0	0
February 25, 2018	43	0	0	0	0	100	0	0	0	0
February 25, 2019	28	0	0	0	0	100	0	0	0	0
February 25, 2020	16	0	0	0	0	100	0	0	0	0
February 25, 2021	5	0	0	0	0	100	0	0	0	0
February 25, 2022	0	0	0	0	0	93	0	0	0	0
February 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.8	7.11	5.14	4.95	4.49	15.12	10.13	7.39	5.64	4.49
Weighted Average Life to Maturity (in years)	10.8	7.11	5.14	4.95	6.19	19.56	13.59	10.06	7.79	9.09

Class M-4	Class M-5
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	100	100	100	100
February 25, 2011	100	78	54	37	68	100	78	54	37	24
February 25, 2012	93	62	40	25	0	93	62	40	25	0
February 25, 2013	80	50	30	0	0	80	50	30	0	0
February 25, 2014	69	40	22	0	0	69	40	22	0	0
February 25, 2015	60	32	0	0	0	60	32	0	0	0
February 25, 2016	51	26	0	0	0	51	26	0	0	0
February 25, 2017	44	21	0	0	0	44	21	0	0	0
February 25, 2018	38	0	0	0	0	38	0	0	0	0
February 25, 2019	33	0	0	0	0	33	0	0	0	0
February 25, 2020	28	0	0	0	0	28	0	0	0	0
February 25, 2021	24	0	0	0	0	24	0	0	0	0
February 25, 2022	21	0	0	0	0	21	0	0	0	0
February 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	9.88	6.50	4.92	4.28	4.15	9.88	6.50	4.90	4.19	3.95
Weighted Average Life to Maturity (in years)	10.79	7.20	5.46	4.71	4.50	10.74	7.16	5.41	4.60	4.27

	Class M-6
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	100	100
February 25, 2011	100	78	54	37	24
February 25, 2012	93	62	40	25	0
February 25, 2013	80	50	30	0	0
February 25, 2014	69	40	22	0	0
February 25, 2015	60	32	0	0	0
February 25, 2016	51	26	0	0	0
February 25, 2017	44	21	0	0	0
February 25, 2018	38	0	0	0	0
February 25, 2019	33	0	0	0	0
February 25, 2020	28	0	0	0	0
February 25, 2021	24	0	0	0	0
February 25, 2022	21	0	0	0	0
February 25, 2023	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	9.88	6.50	4.88	4.13	3.80
Weighted Average Life to Maturity (in years)	10.67	7.10	5.34	4.50	4.09

LEGAL PROCEEDINGS

There are no legal proceedings against Countrywide Home Loans, the Depositor, the Trustee, the issuing entity or the Master Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the Depositor aware of any proceedings of this type contemplated by governmental authorities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Thacher Proffitt & Wood LLP, counsel to the Depositor and the Sellers, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the issuing entity (exclusive of the swap trust, the Swap Contract, the Swap Account, Carryover Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account) will qualify as two or more REMICs under the Internal Revenue Code of 1986 (the “Code”). The Senior and Subordinate Certificates (exclusive of any right to receive payments from the Carryover Reserve Fund or the Swap Account in respect of Net Rate Carryover) (other than the Class A-R Certificates), the Class C Certificates (exclusive of the obligation to make payments to the Carryover Reserve Fund or the Swap Account) and Class P Certificates will be designated as regular interests in a REMIC and are herein referred to as the “Regular Certificates” or the “REMIC Regular Certificates”. The Class A-R Certificates will be designated as the sole class of residual interests in each REMIC and are herein referred to as the “Residual Certificates” or the “REMIC Residual Certificates.” All certificateholders are advised to see “Material Federal Income Tax Consequences” in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

Because the Regular Certificates will be considered regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax reporting purposes, the Offered Certificates may be treated as having been issued with original issue discount. See “Federal Income Tax Consequences— Taxation of Regular Interest Certificates” in the prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the “OID Regulations”). All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 100% of the Prepayment Model indicated herein. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See “Yield, Prepayment and Maturity Considerations” herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur. In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the certificateholders and the IRS.

Certain classes of the Senior and Subordinate Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—Taxation of Regular Interest Certificates—Premium” in the prospectus.

Characterization of the Offered Certificates

Each holder of a Senior or Subordinate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Carryover Reserve Fund or the Swap Account in respect of the related Net Rate Carryover payments or the obligation to make payments to the Swap Account. The Carryover Reserve Fund, the swap trust, the Swap Contract and the Swap Account are not assets of any REMIC. The REMIC regular interest corresponding to a Senior or Subordinate Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net Rate Cap and (ii) any Swap Termination Payment will be treated as being payable solely from Excess Interest. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Senior or Subordinate Certificate may exceed the actual amount of distributions on the Senior or Subordinate Certificate.

The treatment of amounts received by a holder of a Senior or Subordinate Certificate under such holder’s right to receive Net Rate Carryover payments will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Senior or Subordinate Certificate must allocate its purchase price for the Senior or Subordinate Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover payments in accordance with the relative fair market values of each property right. The Trustee will, as required, treat payments made to the holders of the Senior or Subordinate Certificates with respect to Net Rate Carryover, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the Trustee may, as required, treat the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover payments with respect to the Senior and Subordinate Certificates as having more than a de minimis value. Upon request, the Trustee will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of the related Net Rate Carryover as discrete property rights. Holders of the Senior and Subordinate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Senior and Subordinate Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trustee’s treatment of Net Rate Carryover payments is respected, ownership of the right to the Net Rate Carryover payments will entitle the owner to amortize the separate price paid for the right to the related Net Rate Carryover payments under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Senior or Subordinate Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net Rate Carryover payments, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Senior or Subordinate Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Contract Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net Rate Carryover payments for such taxable year. Although not clear, net income or a net deduction with respect to Net Rate Carryover payments and amortized cost of such Net Rate Carryover payments should be treated as ordinary income or as an ordinary deduction. Holders of the Senior and Subordinate Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net Rate Carryover payments will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Senior or Subordinate Certificate may have income that exceeds cash distributions on the Senior or Subordinate Certificate, in any period and over the term of the Senior or Subordinate Certificate. As a result, the Senior or Subordinate Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net Rate Carryover payments would be subject to the limitations described above.

Upon the sale of a Senior or Subordinate Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover payments would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Senior or Subordinate Certificate, as the case may be. A holder of a Senior or Subordinate Certificate will have gain or loss from such a termination of the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover.

Gain or loss realized upon the termination of the right to receive payments from the Carryover Reserve Fund and the Swap Account in respect of Net Rate Carryover will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive Net Rate Carryover payments could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net Rate Carryover payments. Holders of the Senior and Subordinate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Senior or Subordinate Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Senior or Subordinate Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the right to payments in respect of Net Rate Carryover is treated as a separate right of the Senior and Subordinate Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Carryover Reserve Fund and the Swap Account will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

Special Tax Considerations Applicable to Residual Certificates

The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be treated as residual interests in each REMIC, representing rights to the taxable income or net loss of each REMIC. Holders of the Residual Certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no Certificates of any class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances. Furthermore, because the tax on income may exceed the cash distributions with respect to the earlier accrual periods of the term of the REMIC, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Residual Certificates.

An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, the Servicing Fee and other administrative expenses properly allocable to the REMIC in computing such certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Residual Certificates. See “Federal Income Tax Consequences—REMIC Residual Certificates” in the prospectus.

The IRS has issued final REMIC regulations that add to the conditions described in the Prospectus necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See “Federal Income Tax Consequences—Transfers of REMIC Residual Securities—Restrictions on Transfer; Holding by Pass-Through Entities” in the Prospectus.

On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to holders of the Class A and Mezzanine Certificates. See “Description of the Securities” and “Federal Income Tax Consequences REMICs” in the prospectus. The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences” in the prospectus.

OTHER TAXES

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Certificates under any state, local or foreign tax law.

All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by S&P, Fitch Ratings or Moody’s at the time of purchase and underwritten by the Underwriter and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be “BBB-” or higher at the time of purchase.

ERISA Considerations While the Swap Trust is in Existence

For so long as the holder of an Offered Certificate (except for a Class A-R Certificate) also holds an interest in the swap trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the swap trust and, separately, the right to receive payments from the swap trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the swap trust. In addition, while the swap trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of such Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold such an Offered Certificate while the swap trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the swap trust is in existence, each beneficial owner of an Offered Certificate (except for a Class A-R Certificate) or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the swap trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

After Termination of the Swap Trust

Subsequent to the termination of the swap trust which holds the Swap Contract, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (except for the Class A-R Certificates) by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing such an Offered Certificate must make its own determination that the conditions described above will be satisfied for the certificate.

Each beneficial owner of a Subordinate Certificate or any interest therein that is acquired after the termination of the swap trust shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or a person using assets of a Plan, (ii) it has acquired and is holding such Subordinate Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Subordinated Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings or Moody’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

The Class A-R Certificates are not being offered by an underwriter, and, as of the Closing Date, these Certificates are not expected to be eligible for purchase by Plans under the Exemption. Therefore, the Class A-R Certificates may be transferred only if the trustee receives either (i) a representation from the transferee that the transferee is not a Plan or an entity using Plan assets or (ii) an a opinion of counsel issued to the Trustee, the Depositor and the Master Servicer that the purchase and holding of the Certificate by the transferee is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including any obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sellers, the Master Servicer, the Underwriter and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption, the enumerated class exemptions and other exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Master Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Countrywide Securities Corporation (an affiliate of the Depositor, the Sellers and the Master Servicer), (the “Underwriter”), the Depositor has agreed to sell the Offered Certificates (other than the Class A-R Certificates) (the “Underwritten Certificates”) to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, 100% of the initial Certificate Principal Balance of each class of Underwritten Certificates.

The Depositor has been advised by the Underwriter that it proposes initially to offer the Underwritten Certificates to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriter may allow, and the dealers may reallow, a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

Class	Selling Concession	Reallowance Discount
Class 1-A	0.06250%	0.0313%
Class 2-A-1	0.03110%	0.0156%
Class 2-A-2	0.06250%	0.0313%
Class 2-A-3	0.06250%	0.0313%
Class 2-A-4	0.09350%	0.0468%
Class M-1	0.25000%	0.1250%
Class M-2	0.35000%	0.1750%
Class M-3	0.45000%	0.2250%
Class M-4	0.50000%	0.2500%
Class M-5	0.50000%	0.2500%
Class M-6	0.85000%	0.4250%

After the initial public offering, the public offering prices, the concessions and the discounts may be changed.

The Depositor has been advised by the Underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the Underwriter does not have any obligation to do so. We cannot assure you that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that this market will provide sufficient liquidity to certificateholders.

Until the distribution of the Underwritten Certificates is completed, the rules of the SEC may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

Neither the Depositor nor Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Class A-R Certificates will not be purchased by the Underwriter but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-R Certificates may be offered by Countrywide Home Loans (or an affiliate) or the Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

USE OF PROCEEDS

It is expected that the proceeds to the Depositor from the sale of the Underwritten Certificates will be approximately $466,897,956, before deducting issuance expenses payable by the Depositor, estimated to be approximately $708,350. The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Closing Date Mortgage Loans on the Closing Date and to deposit the Pre-Funded Amount, if any, in the Pre-Funding Account and the Capitalized Interest Account.

LEGAL MATTERS

The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Thacher Proffitt & Wood llp, New York, New York. Certain legal matters will be passed upon for the Underwriter by McKee Nelson LLP.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned the ratings at least as high as those designated below by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and together with Moody’s, the “Rating Agencies”).

Class	Moody’s Rating	S&P Rating	Class	Moody’s Rating	S&P Rating
1-A	Aaa	AAA	M-1	Aa1	AA+
2-A-1	Aaa	AAA	M-2	Aa2	AA+
2-A-2	Aaa	AAA	M-3	Aa3	AA
2-A-3	Aaa	AAA	M-4	A1	AA
2-A-4	Aaa	AAA	M-5	A2	AA-
A-R	Aaa	AAA	M-6	A3	A+

The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance. The Depositor has requested that each Rating Agency maintain ongoing surveillance of the ratings assigned to the Offered Certificates in accordance with the Rating Agency’s policy, but we cannot assure you that a Rating Agency will continue its surveillance of the ratings assigned to the Offered Certificates.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of Net Rate Carryover or the anticipated yields in light of prepayments.

The Depositor has not requested a rating of any Offered Certificates by any rating agency other than Moody’s and S&P. However, we cannot assure you as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by another rating agency. The ratings assigned by another rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

INDEX OF DEFINED TERMS

Accrual Period
Adjustable Rate Certificates
Adjustable Rate Mortgage Loans
Adjustable Rate Prepayment Vector
Adjusted Mortgage Rate
Adjusted Net Mortgage Rate
Adjusted Replacement Upfront Amount
Adjustment Date
Advance
Applied Realized Loss Amount
ARPV
Beneficial Owner
Book-Entry Certificates
Business Day
Capitalized Interest Account
Carryover Reserve Fund
C-BASS
Certificate Account
Certificate Owners
Certificate Principal Balance
Certificates
Claims
Class 1-A Principal Distribution Target Amount
Class 2-A Certificates
Class 2-A Principal Distribution Target Amount
Class A Certificates
Class A Principal Distribution Target Amount
Class M Certificates
Closing Date Mortgage Loans
Closing Date Mortgage Pool
Closing Date Pool Principal Balance
Closing Date Principal Balance
Code
Collateral Value
Combined Class M-1, M-2 and M-3 Principal Distribution Amount
Compensating Interest
Countrywide Financial
Countrywide Home Loans
Countrywide Servicing
CPR
Credit Bureau Risk Score
Cumulative Loss Trigger Event
Current Interest
Cut-off Date
Deficient Valuation
Definitive Certificate
Delay Delivery Mortgage Loans
Deleted Mortgage Loan
Delinquency Trigger Event
Depositor
Detailed Description
Determination Date
Directing Holder
Distribution Account
Distribution Account Deposit Date
Distribution Date
DTC
Due Dates
Due Period
Euroclear
Excess Cashflow
Excess Overcollateralization Amount
Excess Proceeds
Exchange Act
Expense Fee Rate
Extra Principal Distribution Amount
Final Recovery Determination
Five-Year Hybrid Mortgage Loans
Fixed 30-Year Interest-Only Loan
Fixed Rate Mortgage Loans
Fixed Rate Prepayment Vector
Four-Year Hybrid Mortgage Loans
FRPV
Funding Period
Global Securities
Gross Margin
Group 1 Overcollateralization Reduction Amount
Group 2 Overcollateralization Reduction Amount
Hybrid Mortgage Loans
Initial Cut-off Date
Initial Cut-Off Date
Initial Cut-off Date Pool Principal Balance
Initial Mortgage Loans
Initial Periodic Rate Cap
Initial Pool
Initial Target Subordination Percentage
Insurance Proceeds
Interest Carry Forward Amount
Interest Determination Date
Interest Funds
Interest Remittance Amount
issuing entity
Last Scheduled Distribution Date
LIBOR Business Day
Liquidation Proceeds
Litton
Loan Group
Loan Group 1
Loan Group 2
Loan-to-Value Ratio
Master Servicer Advance Date
Master Servicing Fee
Maximum Mortgage Rate
Minimum Mortgage Rate
Modeling Assumptions
Moody’s
Mortgage File
Mortgage Index
Mortgage Loans
Mortgage Notes
Mortgage Rate
Mortgaged Properties
Net Mortgage Rate
Net Rate Cap
Net Rate Cap
Net Rate Carryover
Net Swap Payment
NIM Insurer
NIM Insurer Default
Notional Principal Contract Regulations
OC Floor
Offered Certificates
OID Regulations
One-Month LIBOR
One-Year Hybrid Mortgage Loans
Optional Termination Date
Originator
Overcollateralization Deficiency Amount
Overcollateralization Reduction Amount
Overcollateralization Target Amount
Overcollateralized Amount
Participants
Pass-Through Margin
Pass-Through Rate
Percentage Interest
Pooling and Servicing Agreement
Pre-Funded Amount
Pre-Funding Account
Prepayment Interest Excess
Prepayment Interest Shortfall
Prepayment Models
Prepayment Period
Principal Distribution Amount
Principal Remittance Amount
Purchase Price
Rating Agencies
Realized Loss
Record Date
Reference Bank Rate
Reference Banks
Regular Certificates
related subordinate classes
REMIC Regular Certificates
REMIC Residual Certificates
REO Property
Replacement Mortgage Loan
Required Carryover Reserve Fund Deposit
Residual Certificates
Rolling Sixty-Day Delinquency Rate
S&P
Scheduled Payments
SEC
Securities Act
Seller
Seller Interest Shortfall Payment
Senior Certificates
Senior Enhancement Percentage
Servicing Advances
Servicing Fee Rate
significance estimate
significance percentage
Sixty-Day Delinquency Rate
Special Servicer
Special Servicer Event of Default
Special Servicing Account
Special Sub-Servicing Agreement
Specially Serviced Mortgage Loan
Stated Principal Balance
Stepdown Date
Stepdown Target Subordination Percentage
Subordinate Certificates
Subordinate Class Principal Distribution Amount
Sbordination
Subsequent Cut-off Date
Subsequent Mortgage Loans
Subsequent Periodic Rate Cap
Subsequent Recoveries
Subsequent Transfer Date
Sunfish
Swap Account
Swap Certificates
Swap Contract Administration Agreement
Swap Contract Administrator
Swap Contract Assignment Agreement
Swap Contract Notional Balance
Swap Contract Termination Date
Swap Counterparty
Swap Counterparty Trigger Event
Swap Termination Payment
Three-Year Hybrid Mortgage Loans
Trigger Event
Trust
Trust Fund
Trustee
Trustee Fee
Trustee Fee Rate
Two-Year Hybrid Mortgage Loans
U.S. Person
Underwriter
Underwritten Certificates
Unpaid Realized Loss Amount

ANNEX A

THE INITIAL POOL

The following information sets forth in tabular format certain information, as of the Initial Cut-off Date, about the Mortgage Loans included in the Initial Pool in respect of Loan Group 1, Loan Group 2 and the Initial Pool as a whole. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the Initial Cut-off Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Initial Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown. Loan-to-Value Ratios indicated below are Original Loan-to-Value Ratios for the first lien Mortgage Loans and Combined Loan-to-Value Ratios for the second lien Mortgage Loans.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Initial Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2/28 LIBOR 6 Months	221	$32,839,989	23.02%	$148,597	8.125%	352.54	605	82.6%
2/28 LIBOR 6 Months-IO-60	59	14,556,830	10.20	246,726	7.551	355.01	652	84.3
2/28 LIBOR 6 Month 40/30 Balloon	129	30,474,807	21.36	236,239	8.053	355.91	599	82.9
2/28 LIBOR 6 Month 50/30 Balloon	15	3,017,231	2.11	201,149	8.088	355.58	600	83.7
2/1 LIBOR 6 Month 40/30 Balloon	2	228,425	0.16	114,213	7.348	353.00	671	72.7
2/1 LIBOR 6 Month 45/30 Balloon	20	2,532,127	1.77	126,606	7.590	353.04	681	79.3
3/27 LIBOR 6 Month	42	6,856,796	4.81	163,257	8.397	354.60	599	82.2
3/37 LIBOR 6 Month	1	162,911	0.11	162,911	9.550	477.00	694	100.0
3/27 LIBOR 6 Month-IO-120	2	503,100	0.35	251,550	7.623	356.54	598	90.0
3/27 LIBOR 6 Month-IO-60	13	2,701,045	1.89	207,773	7.397	355.48	662	85.9
3/27 LIBOR 6 Month 40/30 Balloon	19	4,246,388	2.98	223,494	7.540	356.01	589	78.9
3/27 LIBOR 6 Month 50/30 Balloon	12	2,789,634	1.96	232,469	7.681	357.00	615	84.4
3/1 LIBOR 6 Month 40/30 Balloon	3	481,896	0.34	160,632	7.809	352.01	626	80.0
3/1 LIBOR 6 Month 45/30 Balloon	42	5,223,664	3.66	124,373	7.560	352.27	655	78.0
5/25 LIBOR 6 Month	2	196,299	0.14	98,149	7.757	350.09	652	76.4
5/25 LIBOR 6 Month-IO-60	2	575,197	0.40	287,599	7.157	355.36	681	83.9
5/1 LIBOR 6 Month 45/30 Balloon	1	125,782	0.09	125,782	7.250	353.00	684	75.0
10 Year Fixed	2	131,298	0.09	65,649	7.371	114.55	636	67.5
15 Year Fixed	11	784,780	0.55	71,344	7.796	170.00	634	76.7
20 Year Fixed	16	2,004,271	1.40	125,267	7.553	231.58	634	78.9
30 Year Fixed	128	19,240,949	13.48	150,320	7.878	352.69	627	74.1
30 Year Fixed-IO-120	1	122,000	0.09	122,000	9.500	353.00	624	100.0
30 Year Fixed-IO-60	14	3,350,435	2.35	239,317	7.582	354.28	635	73.0
40/30 Fixed Balloon	41	7,744,811	5.43	188,898	7.716	354.08	630	77.6
45/30 Fixed Balloon	12	1,292,415	0.91	107,701	7.878	352.49	658	76.5
50/30 Fixed Balloon	2	506,150	0.35	253,075	8.161	356.06	638	78.4
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Original Term to Stated Maturity for the Group 1 Mortgage Loans
in the Initial Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	584	$107,349,209	75.23%	$183,817	7.938%	354.40	615	82.6%
ARM 480	1	162,911	0.11	162,911	9.550	477.00	694	100.0
Fixed 120	2	131,298	0.09	65,649	7.371	114.55	636	67.5
Fixed 180	11	784,780	0.55	71,344	7.796	170.00	634	76.7
Fixed 240	16	2,004,271	1.40	125,267	7.553	231.58	634	78.9
Fixed 360	198	32,256,761	22.61	162,913	7.819	353.24	630	75.1
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Mortgage Loan Outstanding Principal Balances for the Group 1 Mortgage Loans
in the Initial Pool

Range of Mortgage Loan Outstanding Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
25,000.01-50,000.00	12	$542,309	0.38%	$45,192	8.742%	286.91	634	75.5%
50,000.01-75,000.00	92	5,966,953	4.18	64,858	8.186	332.22	633	78.9
75,000.01-100,000.00	97	8,530,481	5.98	87,943	8.139	346.19	634	81.1
100,000.01-150,000.00	185	22,922,333	16.06	123,905	7.992	348.45	636	81.2
150,000.01-200,000.00	166	28,955,154	20.29	174,429	7.872	353.10	620	80.3
200,000.01-250,000.00	90	20,026,342	14.03	222,515	7.918	350.51	615	82.2
250,000.01-300,000.00	68	18,720,836	13.12	275,306	8.001	355.29	605	79.2
300,000.01-350,000.00	47	15,485,893	10.85	329,487	7.727	355.22	618	80.6
350,000.01-400,000.00	44	16,529,048	11.58	375,660	7.670	355.05	601	81.3
400,000.01-450,000.00	5	2,053,225	1.44	410,645	7.727	356.80	616	83.1
450,000.01-500,000.00	4	1,872,367	1.31	468,092	7.787	356.75	606	81.3
500,000.01-550,000.00	1	514,903	0.36	514,903	7.750	356.00	616	83.0
550,000.01-600,000.00	1	569,386	0.40	569,386	8.250	356.00	702	95.0
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Initial Pool

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	3	$371,130	0.26%	$123,710	9.773%	408.47	639	96.8%
Arizona	65	13,015,838	9.12	200,244	8.137	355.04	611	84.2
Arkansas	4	464,716	0.33	116,179	7.763	325.86	662	84.3
California	139	40,877,752	28.65	294,085	7.763	355.53	604	78.0
Colorado	18	2,723,023	1.91	151,279	7.156	351.91	668	83.0
Connecticut	10	2,128,526	1.49	212,853	7.545	355.04	647	80.9
Delaware	1	130,880	0.09	130,880	7.790	357.00	590	56.7
Florida	63	11,341,398	7.95	180,022	8.052	354.84	608	81.6
Georgia	38	5,416,267	3.80	142,533	8.705	353.56	612	87.8
Hawaii	14	4,153,846	2.91	296,703	7.939	356.24	630	79.4
Idaho	7	971,832	0.68	138,833	7.335	352.43	668	78.1
Illinois	8	1,196,881	0.84	149,610	7.963	350.56	653	87.0
Indiana	10	791,924	0.55	79,192	8.254	350.30	637	78.6
Kansas	2	171,475	0.12	85,738	8.041	354.24	641	84.2
Kentucky	15	1,454,803	1.02	96,987	8.004	346.63	671	83.8
Louisiana	9	1,028,886	0.72	114,321	9.147	354.00	590	85.4
Maine	1	377,671	0.26	377,671	7.450	352.00	645	78.4
Maryland	11	2,349,541	1.65	213,595	7.571	353.96	607	76.3
Massachusetts	2	477,528	0.33	238,764	7.561	357.00	539	77.0
Michigan	12	1,180,435	0.83	98,370	8.192	351.61	619	83.1
Minnesota	6	1,114,402	0.78	185,734	7.949	355.10	643	80.0
Mississippi	7	787,598	0.55	112,514	7.948	340.52	639	83.9
Missouri	5	766,884	0.54	153,377	7.954	322.09	632	78.0
Nevada	26	5,893,258	4.13	226,664	7.626	354.39	623	81.1
New Hampshire	1	262,848	0.18	262,848	6.740	355.00	656	80.0
New Jersey	8	1,486,009	1.04	185,751	8.439	335.16	585	81.7
New Mexico	8	1,388,159	0.97	173,520	8.177	325.50	625	82.8
New York	8	1,518,124	1.06	189,766	7.773	354.08	644	78.1
North Carolina	24	2,637,538	1.85	109,897	8.416	338.67	613	84.7
Ohio	41	3,989,302	2.80	97,300	7.717	340.77	638	80.9
Oklahoma	9	696,858	0.49	77,429	8.200	312.93	648	81.8
Oregon	51	8,821,190	6.18	172,965	7.777	353.44	625	80.3
Pennsylvania	31	3,189,166	2.24	102,876	8.134	347.37	630	83.4
Rhode Island	3	730,716	0.51	243,572	8.129	353.72	614	87.9
South Carolina	9	1,024,083	0.72	113,787	8.441	334.18	596	83.7
Tennessee	41	3,922,268	2.75	95,665	7.871	348.95	639	80.7
Texas	50	5,174,639	3.63	103,493	7.890	324.20	634	77.7
Utah	14	2,230,533	1.56	159,324	7.478	351.29	659	81.7
Vermont	1	147,784	0.10	147,784	8.875	350.00	667	80.0
Virginia	10	1,744,853	1.22	174,485	7.745	354.87	625	83.5
Washington	22	3,866,019	2.71	175,728	7.769	354.32	629	81.2
West Virginia	2	337,927	0.24	168,964	7.967	355.96	642	81.8
Wisconsin	1	122,000	0.09	122,000	9.500	353.00	624	100.0
Wyoming	2	212,721	0.15	106,360	7.225	291.38	690	74.2
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Initial Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Less than or equal to 50.00	8	$1,020,338	0.72%	$127,542	7.512%	355.21	646	41.6%
50.01-55.00	5	849,264	0.60	169,853	7.560	353.76	566	54.2
55.01-60.00	21	4,730,119	3.31	225,244	7.204	354.19	622	57.9
60.01-65.00	24	4,713,446	3.30	196,394	7.523	351.25	584	63.7
65.01-70.00	35	6,780,548	4.75	193,730	7.731	349.15	583	68.8
70.01-75.00	119	18,337,639	12.85	154,098	7.943	345.50	587	74.4
75.01-80.00	323	52,211,748	36.59	161,646	7.701	350.96	632	79.7
80.01-85.00	85	18,233,959	12.78	214,517	7.994	353.05	608	84.2
85.01-90.00	97	17,591,800	12.33	181,359	8.140	354.23	627	89.6
90.01-95.00	43	10,239,856	7.18	238,136	8.308	351.21	631	94.6
95.01-100.00	52	7,980,513	5.59	153,471	8.807	356.19	653	99.8
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Combined Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Initial Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Less than or equal to 50.00	8	$1,020,338	0.72%	$127,542	7.512%	355.21	646	41.6%
50.01-55.00	5	849,264	0.60	169,853	7.560	353.76	566	54.2
55.01-60.00	21	4,730,119	3.31	225,244	7.204	354.19	622	57.9
60.01-65.00	24	4,713,446	3.30	196,394	7.523	351.25	584	63.7
65.01-70.00	33	6,557,713	4.60	198,719	7.769	351.68	580	68.8
70.01-75.00	66	12,827,621	8.99	194,358	8.066	342.96	566	74.2
75.01-80.00	120	25,156,274	17.63	209,636	7.843	350.99	606	79.5
80.01-85.00	84	18,050,204	12.65	214,883	8.008	353.19	608	84.2
85.01-90.00	101	18,477,601	12.95	182,947	8.095	354.01	628	89.0
90.01-95.00	53	11,857,003	8.31	223,717	8.205	349.60	631	92.4
95.01-100.00	297	38,449,647	26.95	129,460	7.838	352.11	653	83.4
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%
Current Mortgage Rates for the Group 1 Mortgage Loans
in the Initial Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001-5.500	1	$233,236	0.16%	$233,236	5.400%	341.00	591	90.0%
5.501-6.000	6	1,002,602	0.70	167,100	5.864	343.18	673	80.7
6.001-6.500	17	3,257,762	2.28	191,633	6.349	347.91	697	76.7
6.501-7.000	91	16,930,688	11.87	186,052	6.886	349.79	649	77.0
7.001-7.500	174	31,996,701	22.42	183,889	7.346	350.58	636	76.7
7.501-8.000	200	37,511,264	26.29	187,556	7.840	350.68	614	80.8
8.001-8.500	126	23,523,435	16.49	186,694	8.332	352.62	600	83.5
8.501-9.000	106	15,768,063	11.05	148,755	8.794	352.89	604	84.2
9.001-9.500	46	6,934,744	4.86	150,755	9.321	352.64	582	87.9
9.501-10.000	31	4,196,707	2.94	135,378	9.777	357.38	580	87.9
10.001-10.500	7	640,202	0.45	91,457	10.372	355.29	583	91.2
10.501-11.000	6	605,170	0.42	100,862	10.821	354.89	553	86.9
11.001-11.500	1	88,655	0.06	88,655	11.500	355.00	508	80.0
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Initial Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence (detached)	647	$109,573,539	76.79%	$169,356	7.898%	350.70	618	80.3%
Planned Unit Development (detached)	102	19,323,122	13.54	189,442	7.910	352.34	618	82.2
Condominium	38	7,776,280	5.45	204,639	8.038	355.28	623	83.5
Two Family Home	15	3,666,309	2.57	244,421	7.880	354.82	619	81.0
Three Family Home	5	1,699,019	1.19	339,804	7.648	353.18	662	85.9
Townhouse	1	179,820	0.13	179,820	7.500	357.00	664	90.0
Single-Family Residence (attached)	1	168,238	0.12	168,238	8.100	355.00	594	80.0
Four Family Home	2	164,467	0.12	82,233	7.986	347.96	645	85.0
Planned Unit Development (attached)	1	138,437	0.10	138,437	9.990	355.00	510	75.0
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Loan Purposes for the Group 1 Mortgage Loans
in the Initial Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	454	$99,006,426	69.39%	$218,076	7.902%	351.70	607	79.7%
Purchase	296	33,722,313	23.63	113,927	7.975	352.84	652	83.4
Refinance - No Cash	62	9,960,492	6.98	160,653	7.714	342.41	628	82.8
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Occupancy Types for the Group 1 Mortgage Loans
in the Initial Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	775	$136,631,696	95.75%	$176,299	7.877%	351.23	618	80.5%
Investment Property	22	3,344,537	2.34	152,024	8.164	352.71	646	83.6
Second Home	15	2,712,997	1.90	180,866	9.032	354.14	634	92.8
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%
____________
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Initial Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1-120	2	$131,298	0.09%	$65,649	7.371%	114.55	636	67.5%
121-180	12	851,094	0.60	70,924	7.889	170.62	645	77.7
181-300	16	2,004,271	1.40	125,267	7.553	231.58	634	78.9
301-360	781	139,539,657	97.79	178,668	7.910	354.22	619	80.9
Greater than 360	1	162,911	0.11	162,911	9.550	477.00	694	100.0
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Loan Documentation Type for the Group 1 Mortgage Loans
in the Initial Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	530	$87,410,272	61.26%	$164,925	7.789%	349.81	618	80.6%
Stated Income	268	52,515,645	36.80	195,954	8.075	353.86	622	81.1
Stated Income/Stated Assets	13	2,663,546	1.87	204,888	8.380	350.35	590	82.9
No Income/No Assets	1	99,767	0.07	99,767	8.750	356.00	738	78.1
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Initial Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
781-800	3	$493,911	0.35%	$164,637	7.063%	354.29	785	88.6%
761-780	4	483,369	0.34	120,842	7.241	328.93	770	78.2
741-760	14	1,787,451	1.25	127,675	7.170	351.84	748	77.6
721-740	20	3,105,454	2.18	155,273	7.337	353.44	727	80.1
701-720	38	6,854,280	4.80	180,376	7.298	352.10	710	83.6
681-700	40	5,893,407	4.13	147,335	7.571	356.43	689	84.7
661-680	77	13,334,597	9.35	173,177	7.569	351.58	670	83.5
641-660	122	20,030,346	14.04	164,183	7.769	347.20	650	82.5
621-640	110	17,991,885	12.61	163,563	7.890	348.13	630	81.3
601-620	121	20,574,972	14.42	170,041	7.858	348.70	611	81.3
581-600	85	15,791,329	11.07	185,780	8.032	352.65	591	81.8
561-580	61	11,546,930	8.09	189,294	8.100	354.79	570	76.5
541-560	47	8,710,503	6.10	185,330	8.435	354.94	551	80.2
521-540	52	12,091,794	8.47	232,534	8.363	355.34	531	75.7
501-520	17	3,736,639	2.62	219,802	8.873	354.99	512	74.6
Less than or equal to 500	1	262,365	0.18	262,365	9.750	357.00	500	75.0
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%
____________
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Initial Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A-	36	$7,136,957	5.00%	$198,249	8.064%	354.95	577	78.2%
B	38	8,928,737	6.26	234,967	8.268	353.19	564	76.3
C	10	2,447,667	1.72	244,767	8.787	356.08	534	75.3
C-	1	200,000	0.14	200,000	7.990	354.00	610	80.0
D	3	437,273	0.31	145,758	8.016	353.29	589	63.9
PP	657	108,093,656	75.75	164,526	7.847	350.62	631	81.8
PR	67	15,444,940	10.82	230,521	7.896	352.59	600	79.0
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Original Prepayment Penalty Period for the Group 1 Mortgage Loans
in the Initial Pool

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	129	$18,572,471	13.02%	$143,973	8.152%	338.55	617	81.8%
6	1	64,945	0.05	64,945	8.125	353.00	735	75.0
12	28	5,458,318	3.83	194,940	7.996	354.62	633	83.0
24	365	71,088,849	49.82	194,764	7.926	354.63	613	82.3
30	1	171,799	0.12	171,799	8.750	355.00	641	80.0
36	288	47,332,848	33.17	164,350	7.766	350.96	628	78.0
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

Range of Months to Next Adjustment Date for the Group 1
Adjustable Rate Mortgage Loans in the Initial Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0-6	5	10	$1,652,526	1.54%	$165,253	6.299%	339.47	656	86.4%
7-12	10	42	4,196,228	3.90	99,910	7.578	346.15	624	82.5
13-18	16	153	22,376,603	20.81	146,252	7.926	352.46	631	82.7
19-24	20	242	55,547,552	51.67	229,535	8.076	356.11	605	82.9
25-31	29	81	11,537,805	10.73	142,442	7.806	352.86	639	80.3
32-37	33	52	11,304,128	10.51	217,387	7.860	358.49	601	82.9
Greater than or equal to 38	54	5	897,278	0.83	179,456	7.302	353.87	675	81.0
Total/Avg./Wtd. Avg.	21	585	$107,512,120	100.00%	$183,781	7.940%	354.59	615	82.6%

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001-3.000	1	$197,462	0.18%	$197,462	7.990%	356.00	677	90.0%
3.001-4.000	2	276,369	0.26	138,185	6.208	343.57	726	82.6
4.001-5.000	40	7,553,461	7.03	188,837	6.833	352.28	653	82.4
5.001-6.000	136	25,483,725	23.70	187,380	7.410	354.09	631	80.5
6.001-7.000	299	59,674,045	55.50	199,579	8.088	354.99	607	82.8
7.001-8.000	90	12,081,781	11.24	134,242	8.752	355.41	607	85.5
8.001-9.000	14	1,698,944	1.58	121,353	9.645	353.86	564	85.8
9.001-10.000	3	546,334	0.51	182,111	9.428	354.78	566	85.9
Total/Avg./Wtd. Avg.	585	$107,512,120	100.00%	$183,781	7.940%	354.59	615	82.6%
____________
(1) The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 6.408%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.001-11.500	1	$233,236	0.22%	$233,236	5.400%	341.00	591	90.0%
11.501-12.000	5	879,700	0.82	175,940	5.846	341.81	669	80.8
12.001-12.500	11	1,545,244	1.44	140,477	6.339	348.90	697	80.9
12.501-13.000	64	11,577,687	10.77	180,901	6.893	353.29	658	79.6
13.001-13.500	120	22,153,467	20.61	184,612	7.341	354.28	638	79.4
13.501-14.000	138	28,114,689	26.15	203,730	7.830	354.91	611	83.0
14.001-14.500	94	18,714,725	17.41	199,093	8.284	355.06	594	83.7
14.501-15.000	73	11,838,190	11.01	162,167	8.737	354.81	594	83.6
15.001-15.500	48	8,216,676	7.64	171,181	9.113	355.04	588	87.4
15.501-16.000	25	3,745,882	3.48	149,835	9.690	360.15	582	89.5
16.001-16.500	3	209,077	0.19	69,692	10.260	353.46	597	88.7
16.501-17.000	3	283,547	0.26	94,516	10.940	355.67	571	81.0
Total/Avg./Wtd. Avg.	585	$107,512,120	100.00%	$183,781	7.940%	354.59	615	82.6%
____________
(1) The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 13.983% per annum.

Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.500	3	$668,997	0.62%	$222,999	8.017%	353.41	613	82.1%
2.000	101	19,293,683	17.95	191,027	7.750	356.81	613	82.1
3.000	480	87,433,340	81.32	182,153	7.979	354.11	616	82.7
6.000	1	116,100	0.11	116,100	9.700	355.00	611	90.0
Total/Avg./Wtd. Avg.	585	$107,512,120	100.00%	$183,781	7.940%	354.59	615	82.6%
____________
(1) The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 2.814%.

Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	566	$103,085,311	95.88%	$182,130	7.943%	354.51	615	82.5%
1.500	3	668,997	0.62	222,999	8.017	353.41	613	82.1
2.000	16	3,757,812	3.50	234,863	7.846	356.86	634	87.0
Total/Avg./Wtd. Avg.	585	$107,512,120	100.00%	$183,781	7.940%	354.59	615	82.6%
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 1.038%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
3.001-4.000	1	$145,683	0.14%	$145,683	5.990%	336.00	750	85.0%
4.001-5.000	7	1,305,684	1.21	186,526	5.990	344.05	643	81.8
5.001-6.000	29	4,662,689	4.34	160,782	7.345	349.66	625	80.6
6.001-7.000	114	20,827,679	19.37	182,699	7.412	353.95	641	81.8
7.001-8.000	255	49,009,228	45.58	192,193	7.751	354.86	623	82.0
8.001-9.000	137	25,444,844	23.67	185,729	8.575	355.23	588	84.0
9.001-10.000	38	5,783,992	5.38	152,210	9.463	358.51	570	86.7
Greater than 10.000	4	332,320	0.31	83,080	10.721	354.88	563	76.7
Total/Avg./Wtd. Avg.	585	$107,512,120	100.00%	$183,781	7.940%	354.59	615	82.6%
____________
(1) The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 7.631% per annum.

Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Next Adjustment Date (Month-Year)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
April 2007	1	$67,089	0.06%	$67,089	7.000%	338.00	688	90.0%
May 2007	3	390,518	0.36	130,173	6.835	339.00	650	89.9
July 2007	3	748,727	0.70	249,576	5.806	341.00	643	83.1
August 2007	3	446,192	0.42	148,731	6.554	337.52	679	88.3
September 2007	6	620,717	0.58	103,453	7.265	343.00	622	83.4
October 2007	5	330,732	0.31	66,146	6.826	344.00	663	81.3
November 2007	3	257,600	0.24	85,867	7.077	345.00	618	80.0
December 2007	7	706,602	0.66	100,943	7.020	346.00	669	82.4
January 2008	9	1,164,373	1.08	129,375	7.831	347.00	624	84.6
February 2008	12	1,116,205	1.04	93,017	8.179	348.00	585	80.8
March 2008	11	1,013,630	0.94	92,148	7.565	349.00	632	81.5
April 2008	8	1,517,656	1.41	189,707	8.313	350.00	577	76.6
May 2008	19	2,121,054	1.97	111,634	7.917	351.03	640	87.7
June 2008	35	5,890,876	5.48	168,311	7.852	352.00	643	85.5
July 2008	46	5,510,998	5.13	119,804	7.596	353.06	672	80.9
August 2008	44	7,212,894	6.71	163,929	8.258	354.12	593	81.4
September 2008	63	13,074,885	12.16	207,538	8.115	355.02	603	82.7
October 2008	89	21,197,340	19.72	238,172	8.034	355.93	601	82.9
November 2008	77	19,527,588	18.16	253,605	8.105	357.00	608	83.0
December 2008	3	857,234	0.80	285,745	7.625	358.00	646	88.3
April 2009	4	563,437	0.52	140,859	7.840	350.00	633	77.9
May 2009	15	1,857,932	1.73	123,862	7.493	351.00	632	79.0
June 2009	5	768,640	0.71	153,728	7.065	352.00	680	79.4
July 2009	42	5,572,064	5.18	132,668	7.605	353.00	664	79.9
August 2009	5	1,034,161	0.96	206,832	8.435	354.00	607	84.8
September 2009	10	1,741,571	1.62	174,157	8.725	355.00	568	81.6
October 2009	14	2,726,629	2.54	194,759	8.482	356.00	608	85.7
November 2009	38	8,577,499	7.98	225,724	7.663	359.28	599	82.1
February 2011	1	59,442	0.06	59,442	8.350	348.00	649	79.5
May 2011	1	136,856	0.13	136,856	7.500	351.00	653	75.0
July 2011	1	125,782	0.12	125,782	7.250	353.00	684	75.0
September 2011	1	369,997	0.34	369,997	7.250	355.00	674	80.4
October 2011	1	205,200	0.19	205,200	6.990	356.00	695	90.0
Total/Avg./Wtd. Avg.	585	$107,512,120	100.00%	$183,781	7.940%	354.59	615	82.6%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date is November 2008.

Original Interest Only Period for the Group 1 Mortgage Loans
in the Initial Pool

Original Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	721	$120,880,623	84.72%	$167,657	7.972%	350.66	614	80.4%
60	88	21,183,508	14.85	240,722	7.525	354.97	651	82.7
120	3	625,100	0.44	208,367	7.989	355.85	603	92.0
Total/Avg./Wtd. Avg.	812	$142,689,230	100.00%	$175,726	7.906%	351.32	619	80.8%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Initial Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1/29 LIBOR 6 Months	1	$61,296	0.02%	$61,296	9.050%	347.00	677	95.0%
2/28 LIBOR 6 Months	320	59,059,314	16.53	184,560	8.464	353.92	613	77.6
2/38 LIBOR 6 Months	1	261,393	0.07	261,393	8.478	471.00	618	79.4
2/28 LIBOR 6 Months-IO-120	9	3,610,185	1.01	401,132	8.031	356.24	637	83.3
2/28 LIBOR 6 Months-IO-60	138	42,685,966	11.95	309,319	7.683	354.42	662	83.3
2/28 LIBOR 6 Months 40/30 Balloon	197	55,338,392	15.49	280,906	8.147	355.35	610	77.7
2/28 LIBOR 6 Months 45/30 Balloon	1	159,912	0.04	159,912	8.990	356.00	558	72.7
2/28 LIBOR 6 Months 50/30 Balloon	43	10,992,346	3.08	255,636	7.959	356.16	611	67.3
2/1 LIBOR 6 Months 40/30 Balloon	5	809,014	0.23	161,803	7.405	352.12	677	79.1
2/1 LIBOR 6 Months 45/30 Balloon	36	9,121,335	2.55	253,370	7.600	353.00	676	77.8
3/27 LIBOR 6 Months	61	10,770,705	3.01	176,569	8.038	354.53	624	71.0
3/27 LIBOR 6 Months-IO-120	1	427,500	0.12	427,500	7.650	357.00	617	95.0
3/27 LIBOR 6 Months-IO-60	23	6,996,259	1.96	304,185	7.580	354.00	651	81.1
3/27 LIBOR 6 Months 40/30 Balloon	26	7,583,902	2.12	291,689	8.240	355.34	586	73.4
3/27 LIBOR 6 Months 50/30 Balloon	23	6,450,539	1.81	280,458	7.384	356.81	603	74.1
3/1 LIBOR 6 Months 40/30 Balloon	1	359,985	0.10	359,985	7.875	353.00	627	80.0
3/1 LIBOR 6 Months 45/30 Balloon	58	11,228,647	3.14	193,597	7.580	352.26	665	77.7
5/25 LIBOR 6 Months	4	1,110,315	0.31	277,579	7.577	353.97	554	72.0
5/25 LIBOR 6 Months-IO-120	2	748,685	0.21	374,343	7.002	354.31	656	76.3
5/25 LIBOR 6 Months 40/30 Balloon	1	86,419	0.02	86,419	6.780	356.00	716	80.0
5/1 LIBOR 6 Months 45/30 Balloon	4	675,024	0.19	168,756	7.490	352.42	642	78.0
10/20 LIBOR 6 Months-IO-120	1	146,250	0.04	146,250	7.375	355.00	717	75.0
10 Year Fixed	3	236,087	0.07	78,696	9.213	115.37	582	68.4
15 Year Fixed	50	4,052,533	1.13	81,051	8.336	173.88	633	68.7
20 Year Fixed	31	3,599,485	1.01	116,112	7.763	235.27	629	73.3
30 Year Fixed	482	71,119,619	19.90	147,551	8.078	354.05	632	70.7
40 Year Fixed	3	453,433	0.13	151,144	8.293	475.25	620	58.4
30 Year Fixed - IO - 120	1	316,000	0.09	316,000	6.900	357.00	650	80.0
30 Year Fixed - IO - 60	27	8,354,368	2.34	309,421	7.243	355.41	671	63.7
40/30 Fixed Balloon	122	31,377,767	8.78	257,195	7.828	354.63	634	77.7
45/30 Fixed Balloon	17	3,655,672	1.02	215,040	7.772	352.83	636	76.3
50/30 Fixed Balloon	19	5,462,371	1.53	287,493	7.903	356.30	640	76.6
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Original Term to Stated Maturity for the Group 2 Mortgage Loans
in the Initial Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	955	$228,421,990	63.93%	$239,185	8.028%	354.54	628	77.9%
ARM 480	1	261,393	0.07	261,393	8.478	471.00	618	79.4
Fixed 120	3	236,087	0.07	78,696	9.213	115.37	582	68.4
Fixed 180	50	4,052,533	1.13	81,051	8.336	173.88	633	68.7
Fixed 240	31	3,599,485	1.01	116,112	7.763	235.27	629	73.3
Fixed 360	668	120,285,796	33.66	180,069	7.935	354.37	636	72.5
Fixed 480	3	453,433	0.13	151,144	8.293	475.25	620	58.4
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Mortgage Loan Outstanding Principal Balances for the Group 2 Mortgage Loans
in the Initial Pool

Range of Mortgage Loan Outstanding Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0.01-25,000.00	1	$22,616	0.01%	$22,616	8.900%	230.00	647	41.5%
25,000.01-50,000.00	61	2,783,145	0.78	45,625	9.389	308.76	622	64.3
50,000.01-75,000.00	141	9,017,559	2.52	63,954	8.658	318.04	626	67.7
75,000.01-100,000.00	165	14,668,074	4.11	88,897	8.363	339.68	623	71.5
100,000.01-150,000.00	349	43,588,940	12.20	124,897	8.238	347.79	630	73.4
150,000.01-200,000.00	299	51,914,630	14.53	173,628	8.054	353.44	624	73.4
200,000.01-250,000.00	217	48,705,601	13.63	224,450	7.913	353.70	633	73.3
250,000.01-300,000.00	147	40,236,192	11.26	273,716	7.922	353.71	633	76.1
300,000.01-350,000.00	83	27,102,033	7.59	326,531	7.728	354.76	639	76.1
350,000.01-400,000.00	61	22,752,366	6.37	372,990	7.866	354.52	628	76.9
400,000.01-450,000.00	63	27,051,790	7.57	429,393	7.826	351.06	632	79.8
450,000.01-500,000.00	46	21,903,102	6.13	476,154	8.009	354.82	631	82.1
500,000.01-550,000.00	26	13,629,953	3.81	524,229	7.755	355.23	640	80.4
550,000.01-600,000.00	20	11,522,341	3.22	576,117	8.018	354.91	622	82.4
600,000.01-650,000.00	12	7,477,710	2.09	623,143	7.884	354.93	630	83.5
650,000.01-700,000.00	7	4,738,015	1.33	676,859	8.187	355.56	617	84.8
700,000.01-750,000.00	5	3,626,873	1.02	725,375	7.764	354.63	666	77.1
750,000.01-800,000.00	2	1,528,208	0.43	764,104	7.331	357.00	610	75.0
800,000.01-850,000.00	5	4,162,770	1.17	832,554	7.515	355.81	606	80.6
850,000.01-900,000.00	1	878,798	0.25	878,798	8.650	356.00	678	80.0
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Initial Pool

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	12	$1,623,286	0.45%	$135,274	8.802%	338.54	626	82.2%
Arizona	75	15,243,925	4.27	203,252	8.123	354.05	610	77.2
Arkansas	12	1,228,484	0.34	102,374	8.109	338.62	647	83.6
California	410	138,844,321	38.86	338,645	7.778	354.27	625	74.3
Colorado	12	2,425,603	0.68	202,134	7.706	354.44	633	82.7
Connecticut	13	2,742,418	0.77	210,955	7.791	354.30	638	68.0
Delaware	5	675,846	0.19	135,169	8.236	352.10	631	89.5
Florida	174	34,355,775	9.62	197,447	8.052	352.78	637	75.1
Georgia	38	6,125,636	1.71	161,201	8.613	357.79	642	85.1
Hawaii	21	6,774,932	1.90	322,616	7.911	355.18	610	68.0
Idaho	7	1,084,904	0.30	154,986	8.093	352.86	658	83.8
Illinois	37	7,301,561	2.04	197,339	7.859	353.07	659	82.6
Indiana	20	2,153,845	0.60	107,692	8.464	336.81	640	85.6
Iowa	2	189,380	0.05	94,690	8.919	354.41	618	73.4
Kansas	3	409,095	0.11	136,365	8.547	353.41	665	96.2
Kentucky	29	3,248,422	0.91	112,015	8.548	353.57	619	80.9
Louisiana	10	1,529,748	0.43	152,975	8.544	354.31	651	74.7
Maine	7	977,699	0.27	139,671	8.294	379.45	651	61.1
Maryland	50	12,201,680	3.41	244,034	7.754	350.21	625	71.9
Massachusetts	6	1,221,052	0.34	203,509	8.111	337.02	593	67.2
Michigan	27	3,266,612	0.91	120,986	8.543	353.08	650	83.2
Minnesota	2	294,364	0.08	147,182	7.502	353.87	641	77.2
Mississippi	9	1,343,704	0.38	149,300	8.825	345.16	628	73.8
Missouri	15	1,783,851	0.50	118,923	8.636	345.59	613	81.5
Montana	1	71,499	0.02	71,499	6.800	352.00	734	44.5
Nebraska	3	374,662	0.10	124,887	8.482	313.65	655	84.5
Nevada	61	15,073,265	4.22	247,103	8.174	355.39	614	79.9
New Hampshire	1	215,562	0.06	215,562	6.650	354.00	618	80.0
New Jersey	16	4,060,301	1.14	253,769	8.471	353.63	636	79.4
New Mexico	13	1,781,020	0.50	137,002	8.454	336.62	607	64.6
New York	24	6,563,045	1.84	273,460	7.912	346.59	644	72.2
North Carolina	54	7,474,477	2.09	138,416	8.161	343.30	625	74.6
Ohio	50	5,030,539	1.41	100,611	8.521	341.99	644	76.6
Oklahoma	21	1,488,425	0.42	70,877	8.825	316.20	636	74.1
Oregon	46	8,578,069	2.40	186,480	7.932	356.87	642	76.9
Pennsylvania	66	9,136,894	2.56	138,438	8.204	350.33	628	76.5
Rhode Island	10	2,408,473	0.67	240,847	7.548	356.75	656	80.5
South Carolina	22	2,656,072	0.74	120,731	8.607	349.55	618	77.2
South Dakota	1	57,856	0.02	57,856	8.430	356.00	560	54.2
Tennessee	40	4,387,395	1.23	109,685	8.270	352.17	634	79.3
Texas	159	15,791,998	4.42	99,321	8.437	325.88	648	76.9
Utah	9	1,467,095	0.41	163,011	7.808	351.84	640	75.0
Virginia	38	7,457,948	2.09	196,262	8.304	351.37	613	79.1
Washington	56	13,556,825	3.79	242,086	7.780	353.39	663	78.4
West Virginia	11	1,382,668	0.39	125,697	8.070	330.06	635	77.1
Wisconsin	11	1,064,171	0.30	96,743	8.162	331.38	641	76.5
Wyoming	2	186,317	0.05	93,159	8.466	354.40	589	78.1
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Initial Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Less than or equal to 50.00	178	$25,605,021	7.17%	$143,848	7.850%	348.66	603	41.3%
50.01-55.00	82	15,718,024	4.40	191,683	7.568	353.81	608	52.6
55.01-60.00	84	15,741,522	4.41	187,399	7.980	351.12	605	57.9
60.01-65.00	96	19,352,323	5.42	201,587	7.869	347.07	600	63.0
65.01-70.00	109	21,122,717	5.91	193,786	8.023	349.15	601	68.5
70.01-75.00	201	41,841,411	11.71	208,166	7.991	351.50	613	74.4
75.01-80.00	588	121,606,687	34.03	206,814	7.874	352.17	650	79.8
80.01-85.00	79	22,007,920	6.16	278,581	8.121	350.92	622	84.0
85.01-90.00	114	31,557,791	8.83	276,823	8.144	350.34	630	89.6
90.01-95.00	64	19,925,661	5.58	311,338	8.387	355.23	639	94.4
95.01-100.00	116	22,831,639	6.39	196,824	8.586	351.72	676	100.0
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Combined Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Initial Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Less than or equal to 50.00	177	$25,530,176	7.15%	$144,238	7.843%	348.64	603	41.3%
50.01-55.00	81	15,428,985	4.32	190,481	7.578	353.77	607	52.6
55.01-60.00	84	15,781,288	4.42	187,872	7.967	351.13	606	57.8
60.01-65.00	92	18,490,188	5.17	200,980	7.872	346.68	599	63.0
65.01-70.00	105	19,737,622	5.52	187,977	8.044	349.04	595	68.4
70.01-75.00	124	25,264,587	7.07	203,747	8.292	350.81	589	74.1
75.01-80.00	189	39,250,611	10.99	207,675	8.274	350.05	613	79.4
80.01-85.00	83	22,853,588	6.40	275,344	8.122	351.00	625	83.5
85.01-90.00	123	34,305,210	9.60	278,904	8.094	350.64	632	88.3
90.01-95.00	78	21,886,694	6.13	280,599	8.364	354.31	641	93.1
95.01-100.00	575	118,781,767	33.24	206,577	7.832	352.92	667	83.0
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Initial Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001-5.5000	1	$115,668	0.03%	$115,668	5.450%	340.00	584	80.0%
5.501-6.000	5	1,109,704	0.31	221,941	5.962	351.35	602	63.0
6.001-6.500	30	6,771,535	1.90	225,718	6.420	353.02	685	70.7
6.501-7.000	189	46,999,347	13.15	248,674	6.878	350.51	666	71.0
7.001-7.500	282	67,542,790	18.90	239,513	7.350	350.91	648	74.8
7.501-8.000	431	96,144,759	26.91	223,074	7.823	352.09	632	76.2
8.001-8.500	260	55,438,373	15.52	213,225	8.316	353.82	617	77.3
8.501-9.000	238	41,780,156	11.69	175,547	8.815	348.67	607	77.7
9.001-9.500	107	18,101,168	5.07	169,170	9.318	352.91	592	79.0
9.501-10.000	85	12,880,513	3.60	151,535	9.810	347.26	592	80.2
10.001-10.500	38	5,422,540	1.52	142,698	10.328	346.70	597	86.4
10.501-11.000	23	3,400,255	0.95	147,837	10.779	354.58	568	78.0
11.001-11.500	13	1,064,726	0.30	81,902	11.298	339.23	579	73.4
11.501-12.000	7	440,284	0.12	62,898	11.804	354.81	548	72.7
12.001-12.500	1	44,951	0.01	44,951	12.250	356.00	530	75.0
12.501-13.000	1	53,949	0.02	53,949	12.940	356.00	551	90.0
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Initial Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1336	$270,429,393	75.68%	$202,417	7.980%	350.86	627	75.4%
Planned Unit Development	222	52,413,995	14.67	236,099	8.038	351.95	635	79.8
Condominium	74	15,083,683	4.22	203,834	8.163	353.95	654	76.4
Two Family Home	51	12,895,731	3.61	252,857	8.097	353.91	648	72.5
Four Family Home	11	2,696,739	0.75	245,158	7.955	353.16	652	68.8
Three Family Home	9	2,040,942	0.57	226,771	7.895	354.24	600	59.4
Planned Unit Development (attached)	3	873,715	0.24	291,238	7.847	352.41	614	78.6
Townhouse	3	579,490	0.16	193,163	7.599	357.21	672	80.4
Condotel	1	189,201	0.05	189,201	7.350	354.00	599	80.0
Rowhouse	1	107,828	0.03	107,828	7.500	353.00	719	80.0
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Loan Purposes for the Group 2 Mortgage Loans
in the Initial Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1009	$216,853,432	60.69%	$214,919	8.048%	350.65	613	72.0%
Purchase	615	127,123,686	35.58	206,705	7.912	353.02	660	82.6
Refinance - No Cash	87	13,333,598	3.73	153,260	8.022	345.83	623	75.8
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Occupancy Types for the Group 2 Mortgage Loans
in the Initial Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	1584	$336,632,601	94.21%	$212,521	7.958%	351.33	629	75.9%
Investment Property	99	13,809,372	3.86	139,489	8.619	349.50	641	71.1
Second Home	28	6,868,744	1.92	245,312	8.747	354.18	672	84.0
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%
____________
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Initial Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1-120	3	$236,087	0.07%	$78,696	9.213%	115.37	582	68.4%
121-180	50	4,052,533	1.13	81,051	8.336	173.88	633	68.7
181-300	33	3,925,757	1.10	118,962	7.738	240.16	633	73.0
301-360	1621	348,381,514	97.50	214,918	7.996	354.54	630	76.0
Greater than 360	4	714,826	0.20	178,707	8.360	473.69	619	66.1
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Loan Documentation Type for the Group 2 Mortgage Loans
in the Initial Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	937	$173,629,091	48.59%	$185,303	7.827%	349.76	622	76.1%
Stated Income	705	165,134,067	46.22	234,233	8.158	352.54	638	75.6
Stated Income/Stated Assets	56	15,874,469	4.44	283,473	8.234	355.09	631	79.9
No Income/No Assets	12	2,517,699	0.70	209,808	7.915	353.73	693	57.7
No Ratio	1	155,390	0.04	155,390	8.230	354.00	673	80.0
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Initial Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801-820	1	$266,439	0.07%	$266,439	7.250%	355.00	802	55.2%
781-800	19	3,467,163	0.97	182,482	7.243	348.11	789	79.3
761-780	29	6,123,396	1.71	211,152	7.183	353.74	770	79.0
741-760	39	7,669,356	2.15	196,650	7.588	342.84	750	80.4
721-740	52	11,716,827	3.28	225,324	7.580	353.32	730	81.6
701-720	83	19,181,843	5.37	231,107	7.481	353.66	712	79.9
681-700	123	25,264,468	7.07	205,402	7.552	350.43	691	78.8
661-680	148	29,812,886	8.34	201,438	7.892	351.19	670	78.9
641-660	214	48,342,357	13.53	225,899	8.035	348.84	649	80.8
621-640	200	42,434,371	11.88	212,172	7.875	350.78	630	77.0
601-620	216	46,461,724	13.00	215,101	7.928	352.97	612	77.0
581-600	204	40,322,818	11.29	197,661	8.104	350.93	590	73.4
561-580	131	24,951,558	6.98	190,470	8.282	353.86	571	70.9
541-560	121	24,832,279	6.95	205,225	8.427	351.78	551	68.8
521-540	96	18,823,933	5.27	196,083	8.819	350.68	531	64.7
501-520	34	7,376,980	2.06	216,970	9.286	355.77	510	64.2
Less than or equal to 500	1	262,318	0.07	262,318	8.750	357.00	500	75.0
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%
____________
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Initial Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A-	59	$12,308,563	3.44%	$208,620	8.241%	351.99	597	71.3%
B	94	20,310,695	5.68	216,071	8.561	351.85	577	68.8
C	45	10,008,528	2.80	222,412	9.002	351.07	564	68.7
C-	4	729,537	0.20	182,384	9.081	354.66	571	54.5
PP	1366	282,169,828	78.97	206,566	7.898	351.26	642	77.3
PR	143	31,783,565	8.90	222,263	8.096	351.17	597	72.7
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

Original Prepayment Penalty Period for the Group 2 Mortgage Loans
in the Initial Pool

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	312	$46,719,565	13.08%	$149,742	8.403%	342.73	638	76.2%
6	2	822,727	0.23	411,364	7.738	356.70	624	79.6
12	86	24,331,508	6.81	282,925	7.946	354.35	644	77.6
24	588	145,060,434	40.60	246,701	8.044	354.78	622	77.8
30	3	521,429	0.15	173,810	7.984	355.00	640	70.5
36	719	139,751,900	39.11	194,370	7.827	350.01	633	73.5
60	1	103,153	0.03	103,153	8.125	348.00	687	80.0
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%
Range of Months to Next Adjustment Date for the Group 2
Adjustable Rate Mortgage Loans in the Initial Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0-6	3	8	$1,111,630	0.49%	$138,954	6.961%	339.77	688	89.0%
7-12	10	29	3,870,654	1.69	133,471	7.484	346.07	639	80.1
13-18	16	270	61,976,431	27.10	229,542	7.876	352.88	663	82.1
19-24	20	445	115,232,957	50.39	258,950	8.248	356.20	607	76.4
25-31	29	120	25,797,707	11.28	214,981	7.855	352.75	650	78.3
32-37	33	72	17,927,310	7.84	248,990	7.681	356.71	599	71.5
Greater than 38	57	12	2,766,692	1.21	230,558	7.364	353.80	617	75.0
Total/Avg./Wtd. Avg.	21	956	$228,683,383	100.00%	$239,209	8.028%	354.67	628	77.9%

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001-3.000	3	$533,605	0.23%	$177,868	7.249%	351.41	697	78.1%
3.001-4.000	10	2,304,556	1.01	230,456	6.618	351.54	668	73.7
4.001-5.000	91	21,273,043	9.30	233,770	6.957	353.64	658	75.6
5.001-6.000	259	56,957,672	24.91	219,914	7.550	354.39	655	77.5
6.001-7.000	459	120,107,486	52.52	261,672	8.251	355.26	611	77.4
7.001-8.000	104	21,567,187	9.43	207,377	8.811	353.91	611	81.0
8.001-9.000	25	5,126,230	2.24	205,049	9.588	354.03	627	86.9
9.001-10.000	5	813,604	0.36	162,721	10.619	350.43	636	96.9
Total/Avg./Wtd. Avg.	956	$228,683,383	100.00%	$239,209	8.028%	354.67	628	77.9%
____________
(1) The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 6.319%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.001-11.500	1	$115,668	0.05%	$115,668	5.450%	340.00	584	80.0%
11.501-12.000	5	1,109,704	0.49	221,941	5.962	351.35	602	63.0
12.001-12.500	19	4,516,036	1.97	237,686	6.397	353.27	684	80.5
12.501-13.000	120	28,513,266	12.47	237,611	6.880	353.70	672	74.4
13.001-13.500	151	39,809,712	17.41	263,640	7.368	354.17	645	78.9
13.501-14.000	222	54,684,241	23.91	246,325	7.819	354.72	631	77.2
14.001-14.500	147	38,794,679	16.96	263,909	8.301	355.83	616	78.1
14.501-15.000	127	29,276,568	12.80	230,524	8.665	355.12	599	78.2
15.001-15.500	78	14,705,445	6.43	188,531	9.236	354.80	590	78.8
15.501-16.000	43	8,951,811	3.91	208,182	9.631	354.90	592	78.9
16.001-16.500	22	4,466,882	1.95	203,040	10.018	353.74	609	89.3
16.501-17.000	9	2,138,751	0.94	237,639	10.523	355.03	588	80.4
17.001-17.500	7	950,190	0.42	135,741	10.935	353.15	606	81.9
17.501-18.000	4	537,972	0.24	134,493	11.371	355.92	514	71.3
18.001-18.500	1	112,459	0.05	112,459	11.450	351.00	527	80.0
Total/Avg./Wtd. Avg.	956	$228,683,383	100.00%	$239,209	8.028%	354.67	628	77.9%
____________
(1) The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 14.084% per annum.

Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.500	17	$4,357,121	1.91%	$256,301	8.308%	350.44	630	81.0%
2.000	255	57,489,038	25.14	225,447	7.718	355.82	629	72.8
3.000	682	166,439,538	72.78	244,046	8.130	354.40	627	79.5
6.000	2	397,685	0.17	198,843	7.454	351.21	699	77.5
Total/Avg./Wtd. Avg.	956	$228,683,383	100.00%	$239,209	8.028%	354.67	628	77.9%
____________
(1) The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 2.725%.

Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	911	$215,679,641	94.31%	$236,750	8.016%	354.70	627	77.7%
1.500	17	4,357,121	1.91	256,301	8.308	350.44	630	81.0
2.000	28	8,646,620	3.78	308,808	8.207	356.19	629	80.3
Total/Avg./Wtd. Avg.	956	$228,683,383	100.00%	$239,209	8.028%	354.67	628	77.9%
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 1.047%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001-3.000	1	$146,250	0.06%	$146,250	7.375%	355.00	717	75.0%
3.001-4.000	1	192,075	0.08	192,075	7.500	339.00	750	100.0
4.001-5.000	11	2,198,163	0.96	199,833	6.708	347.46	667	78.4
5.001-6.000	41	9,008,089	3.94	219,709	7.718	352.97	643	77.7
6.001-7.000	174	43,550,133	19.04	250,288	7.222	354.31	659	76.8
7.001-8.000	372	93,455,075	40.87	251,223	7.751	354.49	635	78.2
8.001-9.000	259	61,873,904	27.06	238,895	8.599	355.67	606	78.7
9.001-10.000	80	15,333,688	6.71	191,671	9.569	355.11	576	75.3
Greater than 10.000	17	2,926,006	1.28	172,118	10.773	354.21	570	78.7
Total/Avg./Wtd. Avg.	956	$228,683,383	100.00%	$239,209	8.028%	354.67	628	77.9%
____________
(1) The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 7.747% per annum.

Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Next Adjustment Date (Month-Year)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
April 2007	1	$117,997	0.05%	$117,997	6.950%	338.00	633	95.0%
May 2007	3	501,222	0.22	167,074	6.867	339.00	728	93.5
June 2007	2	382,320	0.17	191,160	6.653	340.00	647	80.0
July 2007	2	110,091	0.05	55,046	8.474	344.34	702	92.8
September 2007	3	220,282	0.10	73,427	7.145	343.00	632	81.6
October 2007	7	898,567	0.39	128,367	7.030	344.00	628	79.0
November 2007	1	122,759	0.05	122,759	6.000	345.00	571	80.0
December 2007	3	604,159	0.26	201,386	6.889	346.00	692	80.0
January 2008	7	1,208,428	0.53	172,633	7.712	347.00	656	80.6
February 2008	8	816,461	0.36	102,058	8.400	348.00	599	80.4
March 2008	10	2,485,306	1.09	248,531	8.601	349.00	647	88.0
April 2008	17	4,326,246	1.89	254,485	7.728	350.00	632	81.4
May 2008	27	6,377,664	2.79	236,210	7.877	356.00	660	84.3
June 2008	75	14,621,053	6.39	194,947	7.868	352.00	676	86.4
July 2008	89	23,007,323	10.06	258,509	7.578	353.00	675	78.5
August 2008	67	13,047,316	5.71	194,736	8.420	354.14	633	80.6
September 2008	104	27,409,345	11.99	263,551	8.287	354.97	618	78.8
October 2008	153	38,468,974	16.82	251,431	8.363	356.00	593	74.1
November 2008	147	41,214,299	18.02	280,369	8.231	357.00	598	73.9
December 2008	26	6,251,862	2.73	240,456	7.390	358.00	715	96.3
April 2009	7	1,983,416	0.87	283,345	8.623	350.00	637	83.9
May 2009	22	4,881,301	2.13	221,877	7.636	351.00	640	77.2
June 2009	16	2,825,259	1.24	176,579	7.282	352.00	677	75.5
July 2009	48	8,778,019	3.84	182,875	7.660	353.00	673	78.5
August 2009	13	2,703,878	1.18	207,991	7.979	354.06	652	81.4
September 2009	15	4,938,483	2.16	329,232	8.341	355.06	603	75.7
October 2009	24	5,112,559	2.24	213,023	8.084	356.00	612	73.9
November 2009	46	12,270,252	5.37	266,745	7.521	357.00	594	70.6
December 2009	1	231,850	0.10	231,850	7.600	358.00	630	80.0
March 2011	1	251,435	0.11	251,435	7.500	349.00	688	79.0
April 2011	1	130,145	0.06	130,145	8.000	350.00	612	80.0
June 2011	1	437,577	0.19	437,577	7.990	352.00	507	80.0
July 2011	4	750,908	0.33	187,727	7.198	353.00	657	70.9
October 2011	2	433,424	0.19	216,712	7.557	356.00	583	80.0
November 2011	2	616,953	0.27	308,476	6.797	357.00	618	70.4
September 2016	1	146,250	0.06	146,250	7.375	355.00	717	75.0
Total/Avg./Wtd. Avg.	956	$228,683,383	100.00%	$239,209	8.028%	354.67	628	77.9%
____________
(1) The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date is November 2008.

Original Interest Only Period for the Group 2 Mortgage Loans
in the Initial Pool

Original Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1509	$294,025,504	82.29%	$194,848	8.080%	350.60	624	74.9%
60	188	58,036,593	16.24	308,705	7.607	354.51	662	80.2
120	14	5,248,620	1.47	374,901	7.767	356.04	641	82.8
Total/Avg./Wtd. Avg.	1711	$357,310,716	100.00%	$208,832	7.999%	351.31	630	75.9%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Initial Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1/29 LIBOR 6 Month	1	$61,296	0.01%	$61,296	9.050%	347.00	677	95.0%
2/28 LIBOR 6 Month	541	91,899,303	18.38	169,869	8.342	353.42	610	79.4
2/38 LIBOR 6 Month	1	261,393	0.05	261,393	8.478	471.00	618	79.4
2/28 LIBOR 6 Month -IO - 120	9	3,610,185	0.72	401,132	8.031	356.24	637	83.3
2/28 LIBOR 6 Month - IO - 60	197	57,242,796	11.45	290,573	7.649	354.57	660	83.6
2/28 LIBOR 6 Month 40/30 Balloon	326	85,813,199	17.16	263,231	8.114	355.55	606	79.5
2/28 LIBOR 6 Month 45/30 Balloon	1	159,912	0.03	159,912	8.990	356.00	558	72.7
2/28 LIBOR 6 Month 50/30 Balloon	58	14,009,577	2.80	241,544	7.987	356.04	609	70.9
2/1 LIBOR 6 Month 40/30 Balloon	7	1,037,439	0.21	148,206	7.393	352.31	676	77.7
2/1 LIBOR 6 Month 45/30 Balloon	56	11,653,462	2.33	208,098	7.598	353.01	677	78.1
3/27 LIBOR 6 Month	103	17,627,501	3.53	171,141	8.178	354.56	614	75.4
3/37 LIBOR 6 Month	1	162,911	0.03	162,911	9.550	477.00	694	100.0
3/27 LIBOR 6 Month -IO - 120	3	930,600	0.19	310,200	7.635	356.75	607	92.3
3/27 LIBOR 6 Month - IO - 60	36	9,697,304	1.94	269,370	7.529	354.41	654	82.4
3/27 LIBOR 6 Month 40/30 Balloon	45	11,830,290	2.37	262,895	7.989	355.58	587	75.4
3/27 LIBOR 6 Month 50/30 Balloon	35	9,240,172	1.85	264,005	7.474	356.87	606	77.2
3/1 LIBOR 6 Month 40/30 Balloon	4	841,881	0.17	210,470	7.837	352.43	626	80.0
3/1 LIBOR 6 Month 45/30 Balloon	100	16,452,311	3.29	164,523	7.573	352.26	662	77.8
5/25 LIBOR 6 Month	6	1,306,613	0.26	217,769	7.604	353.39	569	72.6
5/25 LIBOR 6 Month -IO-120	2	748,685	0.15	374,343	7.002	354.31	656	76.3
5/25 LIBOR 6 Month -IO-60	2	575,197	0.12	287,599	7.157	355.36	681	83.9
5/25 LIBOR 6 Month 40/30 Balloon	1	86,419	0.02	86,419	6.780	356.00	716	80.0
5/1 LIBOR 6 Month 45/30 Balloon	5	800,805	0.16	160,161	7.452	352.51	649	77.5
10/20 LIBOR 6 Month-IO-120	1	146,250	0.03	146,250	7.375	355.00	717	75.0
10 Year Fixed	5	367,385	0.07	73,477	8.555	115.08	601	68.0
15 Year Fixed	61	4,837,313	0.97	79,300	8.248	173.25	633	70.0
20 Year Fixed	47	5,603,756	1.12	119,229	7.688	233.95	631	75.3
30 Year Fixed	610	90,360,567	18.07	148,132	8.036	353.76	631	71.5
40 Year Fixed	3	453,433	0.09	151,144	8.293	475.25	620	58.4
30 Year Fixed - IO - 120	2	438,000	0.09	219,000	7.624	355.89	643	85.6
30 Year Fixed - IO - 60	41	11,704,803	2.34	285,483	7.340	355.09	661	66.4
40/30 Fixed Balloon	163	39,122,579	7.82	240,016	7.806	354.52	633	77.7
45/30 Fixed Balloon	29	4,948,087	0.99	170,624	7.800	352.74	642	76.4
50/30 Fixed Balloon	21	5,968,521	1.19	284,215	7.924	356.28	640	76.7
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Original Term to Stated Maturity for the Mortgage Loans
in the Initial Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1539	$335,771,199	67.15%	$218,175	7.999%	354.50	624	79.4%
ARM 480	2	424,304	0.08	212,152	8.890	473.30	647	87.3
Fixed 120	5	367,385	0.07	73,477	8.555	115.08	601	68.0
Fixed 180	61	4,837,313	0.97	79,300	8.248	173.25	633	70.0
Fixed 240	47	5,603,756	1.12	119,229	7.688	233.95	631	75.3
Fixed 360	866	152,542,557	30.51	176,146	7.910	354.13	634	73.1
Fixed 480	3	453,433	0.09	151,144	8.293	475.25	620	58.4
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Mortgage Loan Outstanding Principal Balances for the Mortgage Loans
in the Initial Pool

Range of Mortgage Loan Outstanding Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0.01-25,000.00	1	$22,616	0.00%	$22,616	8.900%	230.00	647	41.5%
25,000.01-50,000.00	73	3,325,454	0.67	45,554	9.284	305.19	624	66.1
50,000.01-75,000.00	233	14,984,512	3.00	64,311	8.470	323.68	629	72.2
75,000.01-100,000.00	262	23,198,556	4.64	88,544	8.281	342.07	627	75.0
100,000.01-150,000.00	534	66,511,273	13.30	124,553	8.153	348.02	632	76.1
150,000.01-200,000.00	465	80,869,784	16.17	173,914	7.989	353.32	623	75.9
200,000.01-250,000.00	307	68,731,943	13.75	223,883	7.914	352.77	628	75.9
250,000.01-300,000.00	215	58,957,029	11.79	274,219	7.948	354.21	625	77.1
300,000.01-350,000.00	130	42,587,927	8.52	327,599	7.727	354.93	631	77.8
350,000.01-400,000.00	105	39,281,414	7.86	374,109	7.783	354.74	616	78.7
400,000.01-450,000.00	68	29,105,014	5.82	428,015	7.819	351.46	631	80.0
450,000.01-500,000.00	50	23,775,469	4.76	475,509	7.991	354.97	629	82.0
500,000.01-550,000.00	27	14,144,856	2.83	523,884	7.754	355.26	639	80.5
550,000.01-600,000.00	21	12,091,728	2.42	575,797	8.029	354.97	626	83.0
600,000.01-650,000.00	12	7,477,710	1.50	623,143	7.884	354.93	630	83.5
650,000.01-700,000.00	7	4,738,015	0.95	676,859	8.187	355.56	617	84.8
700,000.01-750,000.00	5	3,626,873	0.73	725,375	7.764	354.63	666	77.1
750,000.01-800,000.00	2	1,528,208	0.31	764,104	7.331	357.00	610	75.0
800,000.01-850,000.00	5	4,162,770	0.83	832,554	7.515	355.81	606	80.6
850,000.01-900,000.00	1	878,798	0.18	878,798	8.650	356.00	678	80.0
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans
in the Initial Pool

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	15	$1,994,416	0.40%	$132,961	8.982%	351.55	628	84.9%
Arizona	140	28,259,763	5.65	201,855	8.130	354.50	610	80.4
Arkansas	16	1,693,200	0.34	105,825	8.014	335.12	651	83.8
California	549	179,722,073	35.94	327,363	7.775	354.56	620	75.2
Colorado	30	5,148,626	1.03	171,621	7.415	353.11	651	82.8
Connecticut	23	4,870,944	0.97	211,780	7.684	354.63	642	73.7
Delaware	6	806,725	0.16	134,454	8.163	352.90	625	84.2
Florida	237	45,697,174	9.14	192,815	8.052	353.29	630	76.7
Georgia	76	11,541,903	2.31	151,867	8.656	355.80	628	86.4
Hawaii	35	10,928,779	2.19	312,251	7.921	355.58	618	72.3
Idaho	14	2,056,736	0.41	146,910	7.735	352.66	663	81.1
Illinois	45	8,498,441	1.70	188,854	7.874	352.71	658	83.2
Indiana	30	2,945,769	0.59	98,192	8.408	340.43	639	83.7
Iowa	2	189,380	0.04	94,690	8.919	354.41	618	73.4
Kansas	5	580,570	0.12	116,114	8.398	353.66	658	92.6
Kentucky	44	4,703,224	0.94	106,891	8.380	351.43	635	81.8
Louisiana	19	2,558,635	0.51	134,665	8.787	354.18	627	79.0
Maine	8	1,355,370	0.27	169,421	8.059	371.80	650	65.9
Maryland	61	14,551,221	2.91	238,545	7.725	350.81	622	72.6
Massachusetts	8	1,698,580	0.34	212,322	7.956	342.64	578	69.9
Michigan	39	4,447,047	0.89	114,027	8.450	352.69	642	83.2
Minnesota	8	1,408,766	0.28	176,096	7.856	354.84	643	79.4
Mississippi	16	2,131,302	0.43	133,206	8.501	343.45	632	77.5
Missouri	20	2,550,735	0.51	127,537	8.431	338.52	619	80.5
Montana	1	71,499	0.01	71,499	6.800	352.00	734	44.5
Nebraska	3	374,662	0.07	124,887	8.482	313.65	655	84.5
Nevada	87	20,966,523	4.19	240,995	8.020	355.11	616	80.3
New Hampshire	2	478,411	0.10	239,205	6.699	354.55	639	80.0
New Jersey	24	5,546,309	1.11	231,096	8.462	348.68	622	80.0
New Mexico	21	3,169,180	0.63	150,913	8.333	331.75	615	72.6
New York	32	8,081,169	1.62	252,537	7.886	348.00	644	73.3
North Carolina	78	10,112,015	2.02	129,641	8.227	342.10	622	77.2
Ohio	91	9,019,841	1.80	99,119	8.166	341.45	641	78.5
Oklahoma	30	2,185,283	0.44	72,843	8.626	315.16	640	76.5
Oregon	97	17,399,258	3.48	179,374	7.853	355.13	633	78.6
Pennsylvania	97	12,326,060	2.47	127,073	8.186	349.57	629	78.3
Rhode Island	13	3,139,188	0.63	241,476	7.684	356.04	647	82.3
South Carolina	31	3,680,154	0.74	118,715	8.561	345.27	612	79.0
South Dakota	1	57,856	0.01	57,856	8.430	356.00	560	54.2
Tennessee	81	8,309,662	1.66	102,588	8.082	350.65	636	79.9
Texas	209	20,966,636	4.19	100,319	8.302	325.46	645	77.1
Utah	23	3,697,628	0.74	160,766	7.609	351.51	651	79.0
Vermont	1	147,784	0.03	147,784	8.875	350.00	667	80.0
Virginia	48	9,202,800	1.84	191,725	8.198	352.03	615	79.9
Washington	78	17,422,844	3.48	223,370	7.777	353.59	656	79.0
West Virginia	13	1,720,595	0.34	132,353	8.050	335.14	637	78.0
Wisconsin	12	1,186,171	0.24	98,848	8.299	333.60	640	78.9
Wyoming	4	399,038	0.08	99,759	7.804	320.81	643	76.0
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%
Loan-to-Value Ratios for the Mortgage Loans
in the Initial Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Less than or equal to 50.00	186	$26,625,359	5.33%	$143,147	7.837%	348.91	605	41.3%
50.01-55.00	87	16,567,289	3.31	190,429	7.567	353.81	606	52.7
55.01-60.00	105	20,471,641	4.09	194,968	7.801	351.83	609	57.9
60.01-65.00	120	24,065,769	4.81	200,548	7.801	347.89	597	63.1
65.01-70.00	144	27,903,266	5.58	193,773	7.952	349.15	596	68.5
70.01-75.00	320	60,179,050	12.04	188,060	7.977	349.67	605	74.4
75.01-80.00	911	173,818,435	34.76	190,800	7.822	351.81	644	79.8
80.01-85.00	164	40,241,879	8.05	245,377	8.064	351.88	616	84.1
85.01-90.00	211	49,149,591	9.83	232,936	8.143	351.74	629	89.6
90.01-95.00	107	30,165,518	6.03	281,921	8.360	353.87	636	94.5
95.01-100.00	168	30,812,152	6.16	183,406	8.643	352.88	670	99.9
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Combined Loan-to-Value Ratios for the Mortgage Loans
in the Initial Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Less than or equal to 50.00	185	$26,550,514	5.31%	$143,516	7.830%	348.89	605	41.3%
50.01-55.00	86	16,278,250	3.26	189,282	7.578	353.77	605	52.7
55.01-60.00	105	20,511,407	4.10	195,347	7.791	351.84	609	57.8
60.01-65.00	116	23,203,635	4.64	200,031	7.801	347.61	596	63.1
65.01-70.00	138	26,295,335	5.26	190,546	7.975	349.70	591	68.5
70.01-75.00	190	38,092,208	7.62	200,485	8.216	348.17	581	74.1
75.01-80.00	309	64,406,885	12.88	208,437	8.105	350.42	610	79.4
80.01-85.00	167	40,903,792	8.18	244,933	8.071	351.97	617	83.8
85.01-90.00	224	52,782,811	10.56	235,638	8.094	351.82	630	88.5
90.01-95.00	131	33,743,698	6.75	257,585	8.308	352.66	637	92.8
95.01-100.00	872	157,231,413	31.45	180,311	7.833	352.72	663	83.1
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Current Mortgage Rates for the Mortgage Loans
in the Initial Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001-5.500	2	$348,904	0.07%	$174,452	5.417%	340.67	589	86.7%
5.501-6.000	11	2,112,306	0.42	192,028	5.916	347.47	636	71.4
6.001-6.500	47	10,029,297	2.01	213,389	6.397	351.36	689	72.7
6.501-7.000	280	63,930,035	12.79	228,322	6.880	350.32	662	72.6
7.001-7.500	456	99,539,491	19.91	218,288	7.349	350.80	644	75.4
7.501-8.000	631	133,656,023	26.73	211,816	7.828	351.69	627	77.5
8.001-8.500	386	78,961,809	15.79	204,564	8.321	353.46	612	79.2
8.501-9.000	344	57,548,219	11.51	167,291	8.809	349.83	606	79.5
9.001-9.500	153	25,035,912	5.01	163,633	9.319	352.83	589	81.5
9.501-10.000	116	17,077,220	3.42	147,217	9.802	349.75	589	82.1
10.001-10.500	45	6,062,742	1.21	134,728	10.332	347.60	596	86.9
10.501-11.000	29	4,005,425	0.80	138,118	10.785	354.63	566	79.3
11.001-11.500	14	1,153,381	0.23	82,384	11.314	340.44	574	73.9
11.501-12.000	7	440,284	0.09	62,898	11.804	354.81	548	72.7
12.001-12.500	1	44,951	0.01	44,951	12.250	356.00	530	75.0
12.501-13.000	1	53,949	0.01	53,949	12.940	356.00	551	90.0
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Types of Mortgaged Properties for the Mortgage Loans
in the Initial Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence (detached)	1983	$380,002,932	76.00%	$191,630	7.957%	350.81	625	76.8%
Planned Unit Development (detached)	324	71,737,117	14.35	221,411	8.003	352.05	630	80.4
Condominium	112	22,859,963	4.57	204,107	8.121	354.40	643	78.8
Two Family Home	66	16,562,040	3.31	250,940	8.049	354.11	642	74.4
Three Family Home	14	3,739,961	0.75	267,140	7.783	353.76	628	71.4
Four Family Home	13	2,861,205	0.57	220,093	7.957	352.86	652	69.7
Planned Unit Development (attached)	4	1,012,153	0.20	253,038	8.140	352.76	600	78.1
Townhouse	4	759,310	0.15	189,827	7.575	357.16	670	82.7
Condotel	1	189,201	0.04	189,201	7.350	354.00	599	80.0
Single-Family Residence (attached)	1	168,238	0.03	168,238	8.100	355.00	594	80.0
Rowhouse	1	107,828	0.02	107,828	7.500	353.00	719	80.0
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Loan Purposes for the Mortgage Loans
in the Initial Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1463	$315,859,858	63.17%	$215,899	8.002%	350.98	611	74.4%
Purchase	911	160,845,999	32.17	176,560	7.925	352.98	658	82.8
Refinance - No Cash	149	23,294,090	4.66	156,336	7.891	344.37	625	78.8
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Occupancy Types for the Mortgage Loans
in the Initial Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2359	$473,264,297	94.65%	$200,621	7.935%	351.30	626	77.2%
Investment Property	121	17,153,909	3.43	141,768	8.530	350.12	642	73.6
Second Home	43	9,581,741	1.92	222,831	8.828	354.17	661	86.5
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%
____________
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Initial Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1-120	5	$367,385	0.07%	$73,477	8.555%	115.08	601	68.0%
121-180	62	4,903,627	0.98	79,091	8.258	173.31	635	70.3
181-300	49	5,930,028	1.19	121,021	7.676	237.26	633	75.0
301-360	2402	487,921,170	97.58	203,131	7.971	354.45	627	77.4
Greater than 360	5	877,737	0.18	175,547	8.581	474.31	633	72.4
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Loan Documentation Type for the Mortgage Loans
in the Initial Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1467	$261,039,363	52.21%	$177,941	7.814%	349.78	621	77.6%
Stated Income	973	217,649,713	43.53	223,689	8.138	352.86	634	76.9
Stated Income/Stated Asset	69	18,538,015	3.71	268,667	8.255	354.41	625	80.3
No Income/No Asset	13	2,617,466	0.52	201,344	7.946	353.81	694	58.5
No Ratio	1	155,390	0.03	155,390	8.230	354.00	673	80.0
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Initial Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801-820	1	$266,439	0.05%	$266,439	7.250%	355.00	802	55.2%
781-800	22	3,961,074	0.79	180,049	7.221	348.88	788	80.5
761-780	33	6,606,765	1.32	200,205	7.187	351.92	770	79.0
741-760	53	9,456,807	1.89	178,430	7.509	344.54	750	79.8
721-740	72	14,822,281	2.96	205,865	7.530	353.35	729	81.3
701-720	121	26,036,123	5.21	215,175	7.433	353.25	711	80.9
681-700	163	31,157,875	6.23	191,153	7.556	351.57	690	79.9
661-680	225	43,147,483	8.63	191,767	7.792	351.31	670	80.3
641-660	336	68,372,703	13.67	203,490	7.957	348.36	649	81.3
621-640	310	60,426,256	12.09	194,923	7.880	349.99	630	78.3
601-620	337	67,036,696	13.41	198,922	7.906	351.66	612	78.3
581-600	289	56,114,147	11.22	194,167	8.084	351.42	590	75.8
561-580	192	36,498,487	7.30	190,096	8.224	354.15	570	72.7
541-560	168	33,542,782	6.71	199,659	8.429	352.60	551	71.7
521-540	148	30,915,727	6.18	208,890	8.640	352.50	531	69.0
501-520	51	11,113,619	2.22	217,914	9.147	355.51	511	67.7
Less than or equal to 500	2	524,682	0.10	262,341	9.250	357.00	500	75.0
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%
____________
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Initial Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A-	95	$19,445,520	3.89%	$204,690	8.176%	353.08	590	73.8%
B	132	29,239,432	5.85	221,511	8.472	352.26	573	71.1
C	55	12,456,195	2.49	226,476	8.959	352.06	558	70.0
C-	5	929,537	0.19	185,907	8.846	354.52	579	60.0
D	3	437,273	0.09	145,758	8.016	353.29	589	63.9
PP	2023	390,263,484	78.05	192,913	7.884	351.08	639	78.5
PR	210	47,228,506	9.45	224,898	8.031	351.63	598	74.7
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Original Prepayment Penalty Period for the Mortgage Loans
in the Initial Pool

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	441	$65,292,036	13.06%	$148,055	8.332%	341.54	632	77.8%
6	3	887,672	0.18	295,891	7.766	356.42	632	79.3
12	114	29,789,826	5.96	261,314	7.955	354.40	642	78.6
24	953	216,149,283	43.23	226,809	8.005	354.73	619	79.3
30	4	693,228	0.14	173,307	8.174	355.00	640	72.9
36	1007	187,084,748	37.42	185,784	7.812	350.25	632	74.6
60	1	103,153	0.02	103,153	8.125	348.00	687	80.0
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

Range of Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Initial Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0-6	4	18	$2,764,156	0.82%	$153,564	6.566%	339.59	669	87.4%
7-12	10	71	8,066,882	2.40	113,618	7.533	346.11	631	81.4
13-18	16	423	84,353,034	25.09	199,416	7.889	352.77	654	82.2
19-24	20	687	170,780,509	50.80	248,589	8.192	356.17	606	78.5
25-31	29	201	37,335,512	11.11	185,749	7.839	352.78	646	78.9
32-37	33	124	29,231,438	8.69	235,737	7.750	357.40	600	75.9
Greater than 38	56	17	3,663,970	1.09	215,528	7.349	353.82	631	76.5
Total/Avg./Wtd. Avg.	21	1541	$336,195,503	100.00%	$218,167	8.000%	354.65	624	79.4%

Gross Margins for the Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001-3.000	4	$731,067	0.22%	$182,767	7.449%	352.65	692	81.3%
3.001-4.000	12	2,580,926	0.77	215,077	6.574	350.68	674	74.7
4.001-5.000	131	28,826,503	8.57	220,050	6.924	353.29	657	77.4
5.001-6.000	395	82,441,397	24.52	208,712	7.507	354.30	648	78.4
6.001-7.000	758	179,781,530	53.48	237,179	8.197	355.17	610	79.2
7.001-8.000	194	33,648,968	10.01	173,448	8.790	354.45	610	82.7
8.001-9.000	39	6,825,174	2.03	175,004	9.602	353.99	611	86.6
9.001-10.000	8	1,359,938	0.40	169,992	10.141	352.18	608	92.5
Total/Avg./Wtd. Avg.	1541	$336,195,503	100.00%	$218,167	8.000%	354.65	624	79.4%
____________
(1) The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 6.347%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.001-11.500	2	$348,904	0.10%	$174,452	5.417%	340.67	589	86.7%
11.501-12.000	10	1,989,404	0.59	198,940	5.911	347.13	632	70.9
12.001-12.500	30	6,061,280	1.80	202,043	6.382	352.16	688	80.6
12.501-13.000	184	40,090,953	11.92	217,886	6.884	353.58	668	75.9
13.001-13.500	271	61,963,179	18.43	228,646	7.359	354.21	643	79.1
13.501-14.000	360	82,798,929	24.63	229,997	7.822	354.78	624	79.2
14.001-14.500	241	57,509,404	17.11	238,628	8.295	355.58	609	79.9
14.501-15.000	200	41,114,759	12.23	205,574	8.685	355.03	598	79.7
15.001-15.500	126	22,922,120	6.82	181,922	9.192	354.89	589	81.9
15.501-16.000	68	12,697,693	3.78	186,731	9.648	356.45	589	82.0
16.001-16.500	25	4,675,959	1.39	187,038	10.029	353.73	608	89.3
16.501-17.000	12	2,422,298	0.72	201,858	10.572	355.11	586	80.4
17.001-17.500	7	950,190	0.28	135,741	10.935	353.15	606	81.9
17.501-18.000	4	537,972	0.16	134,493	11.371	355.92	514	71.3
18.001-18.500	1	112,459	0.03	112,459	11.450	351.00	527	80.0
Total/Avg./Wtd. Avg.	1541	$336,195,503	100.00%	$218,167	8.000%	354.65	624	79.4%
____________
(1) The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 14.052% per annum.

Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.500	20	$5,026,119	1.49%	$251,306	8.269%	350.83	628	81.2%
2.000	356	76,782,722	22.84	215,682	7.726	356.07	625	75.1
3.000	1162	253,872,877	75.51	218,479	8.078	354.30	623	80.6
6.000	3	513,785	0.15	171,262	7.962	352.06	679	80.3
Total/Avg./Wtd. Avg.	1541	$336,195,503	100.00%	$218,167	8.000%	354.65	624	79.4%
____________
(1) The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 2.754%.

Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	1477	$318,764,953	94.82%	$215,819	7.992%	354.64	623	79.2%
1.500	20	5,026,119	1.49	251,306	8.269	350.83	628	81.2
2.000	44	12,404,432	3.69	281,919	8.098	356.39	630	82.3
Total/Avg./Wtd. Avg.	1541	$336,195,503	100.00%	$218,167	8.000%	354.65	624	79.4%
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 1.044%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001-3.000	1	$146,250	0.04%	$146,250	7.375%	355.00	717	75.0%
3.001-4.000	2	337,758	0.10	168,879	6.849	337.71	750	93.5
4.001-5.000	18	3,503,847	1.04	194,658	6.440	346.19	658	79.7
5.001-6.000	70	13,670,778	4.07	195,297	7.591	351.84	637	78.7
6.001-7.000	288	64,377,812	19.15	223,534	7.283	354.19	653	78.4
7.001-8.000	627	142,464,302	42.38	227,216	7.751	354.62	631	79.5
8.001-9.000	396	87,318,748	25.97	220,502	8.592	355.54	601	80.3
9.001-10.000	118	21,117,680	6.28	178,963	9.540	356.04	574	78.4
Greater than 10.000	21	3,258,327	0.97	155,158	10.768	354.28	569	78.5
Total/Avg./Wtd. Avg.	1541	$336,195,503	100.00%	$218,167	8.000%	354.65	624	79.4%
____________
(1) The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date was approximately 7.710% per annum.

Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Initial Pool(1)

Next Adjustment Date (Month-Year)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
April 2007	2	$185,086	0.06%	$92,543	6.968%	338.00	653	93.2%
May 2007	6	891,740	0.27	148,623	6.853	339.00	694	91.9
June 2007	2	382,320	0.11	191,160	6.653	340.00	647	80.0
July 2007	5	858,818	0.26	171,764	6.148	341.43	651	84.4
August 2007	3	446,192	0.13	148,731	6.554	337.52	679	88.3
September 2007	9	840,998	0.25	93,444	7.234	343.00	625	82.9
October 2007	12	1,229,299	0.37	102,442	6.975	344.00	637	79.7
November 2007	4	380,358	0.11	95,090	6.729	345.00	603	80.0
December 2007	10	1,310,760	0.39	131,076	6.960	346.00	680	81.3
January 2008	16	2,372,801	0.71	148,300	7.770	347.00	640	82.6
February 2008	20	1,932,666	0.57	96,633	8.272	348.00	591	80.7
March 2008	21	3,498,936	1.04	166,616	8.301	349.00	643	86.1
April 2008	25	5,843,902	1.74	233,756	7.880	350.00	618	80.2
May 2008	46	8,498,718	2.53	184,755	7.887	354.76	655	85.1
June 2008	110	20,511,929	6.10	186,472	7.863	352.00	666	86.1
July 2008	135	28,518,322	8.48	211,247	7.582	353.01	674	79.0
August 2008	111	20,260,210	6.03	182,524	8.362	354.14	618	80.9
September 2008	167	40,484,230	12.04	242,421	8.231	354.98	613	80.1
October 2008	242	59,666,314	17.75	246,555	8.246	355.98	596	77.2
November 2008	224	60,741,887	18.07	271,169	8.190	357.00	601	76.8
December 2008	29	7,109,096	2.11	245,141	7.419	358.00	707	95.3
April 2009	11	2,546,854	0.76	231,532	8.450	350.00	636	82.6
May 2009	37	6,739,233	2.00	182,141	7.596	351.00	638	77.7
June 2009	21	3,593,899	1.07	171,138	7.236	352.00	678	76.4
July 2009	90	14,350,083	4.27	159,445	7.639	353.00	669	79.0
August 2009	18	3,738,039	1.11	207,669	8.105	354.04	640	82.4
September 2009	25	6,680,054	1.99	267,202	8.441	355.05	594	77.2
October 2009	38	7,839,188	2.33	206,294	8.223	356.00	610	78.0
November 2009	84	20,847,751	6.20	248,188	7.579	357.94	596	75.3
December 2009	1	231,850	0.07	231,850	7.600	358.00	630	80.0
February 2011	1	59,442	0.02	59,442	8.350	348.00	649	79.5
March 2011	1	251,435	0.07	251,435	7.500	349.00	688	79.0
April 2011	1	130,145	0.04	130,145	8.000	350.00	612	80.0
May 2011	1	136,856	0.04	136,856	7.500	351.00	653	75.0
June 2011	1	437,577	0.13	437,577	7.990	352.00	507	80.0
July 2011	5	876,690	0.26	175,338	7.206	353.00	661	71.5
September 2011	1	369,997	0.11	369,997	7.250	355.00	674	80.4
October 2011	3	638,624	0.19	212,875	7.375	356.00	619	83.2
November 2011	2	616,953	0.18	308,476	6.797	357.00	618	70.4
September 2016	1	146,250	0.04	146,250	7.375	355.00	717	75.0
Total/Avg./Wtd. Avg.	1541	$336,195,503	100.00%	$218,167	8.000%	354.65	624	79.4%
____________
(1) The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Initial Pool as of the Initial Cut-off Date is November 2008.

Original Interest Only Period for the Mortgage Loans
in the Initial Pool

Original Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2230	$414,906,126	82.98%	$186,057	8.049%	350.61	621	76.5%
60	276	79,220,100	15.84	287,029	7.585	354.63	659	80.9
120	17	5,873,720	1.17	345,513	7.791	356.02	637	83.8
Total/Avg./Wtd. Avg.	2523	$499,999,947	100.00%	$198,177	7.972%	351.31	627	77.3%

ANNEX I

Global Clearance, Settlement and Tax
Documentation Procedures

Except in certain limited circumstances, the globally offered CWABS, Inc. Asset-Backed Certificates, Series 2007-BC1, (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the related accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the related accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Global Securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S. flow through entity.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042 at least one payment annually to the beneficial owner who provided the form.

The term “U.S. Person” means:

(1) a citizen or resident of the United States,

(2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

(3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

(4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

(5) certain eligible trusts that elect to be taxed as U.S. persons.

PROSPECTUS

CWABS, INC.
Depositor

Asset Backed Securities
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWABS, Inc., any seller, servicer, or any of their affiliates.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•      first or subordinate lien mortgage loans secured by one- to four-family residential properties;

•      mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;

•      closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties;

•      home improvement loans, secured by first or subordinate liens on one- to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests;

•      collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;

•      mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•      mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac.

The Securities

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.
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These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

November 27, 2006

Table of Contents

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement
Risk Factors
Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer
Credit Enhancement May Not Be Sufficient To Protect You From Losses
Nature Of Mortgages
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans
Impact Of World Events
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Partially Unsecured Home Equity Loans
You Could Be Adversely Affected By Violations Of Environmental Laws
Ratings Of The Securities Do Not Assure Their Payment
Book-Entry Registration
Secondary Market For The Securities May Not Exist
Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities
The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets
The Trust Fund
General
The Loans
Agency Securities
Non-Agency Mortgage-Backed Securities
Substitution of Trust Fund Assets
Available Information
Incorporation of Certain Documents by Reference; Reports Filed with the SEC
Reports to Securityholders
Use of Proceeds
The Depositor
Loan Program
Underwriting Standards
Qualifications of Sellers
Representations by Sellers; Repurchases
Static Pool Data
Description of the Securities
General
Distributions on Securities
Advances
Reports to Securityholders
Categories of Classes of Securities
Indices Applicable to Floating Rate and Inverse Floating Rate Classes
Book-Entry Registration of Securities
Credit Enhancement
General
Subordination
Letter of Credit
Insurance Policies, Surety Bonds and Guaranties
Overcollateralization and Excess Cash Flow
Reserve Accounts
Pool Insurance Policies
Financial Instruments
Cross Support
Yield, Maturity and Prepayment Considerations
Prepayments on Loans
Prepayment Effect on Interest
Delays in Realization on Property; Expenses of Realization
Optional Purchase
Prepayment Standards or Models
Yield
The Agreements
Assignment of the Trust Fund Assets
Payments on Loans; Deposits to Security Account
Pre-Funding Account
Investments in Amounts Held in Accounts
Sub-Servicing by Sellers
Collection Procedures
Hazard Insurance
Application of Liquidation Proceeds
Realization Upon Defaulted Loans
Servicing and Other Compensation and Payment of Expenses
Evidence as to Compliance
Certain Matters Regarding the Master Servicer and the Depositor
Events of Default; Rights Upon Event of Default
Amendment
Termination; Optional Termination
The Trustee
Certain Legal Aspects of the Loans
General
Foreclosure
Environmental Risks
Rights of Redemption
Anti-Deficiency Legislation and Other Limitations On Lenders
Due-On-Sale Clauses
Enforceability of Prepayment and Late Payment Fees
Applicability of Usury Laws
Home Improvement Finance
Servicemembers Civil Relief Act
Junior Mortgages and Rights of Senior Mortgagees
Other Loan Provisions and Lender Requirements
Priority of Additional Advances
The Title I Program
Consumer Protection Laws
Material Federal Income Tax Consequences
General
Taxation of Debt Securities
Taxation of the REMIC and Its Holders
REMIC Expenses; Single Class REMICs
Taxation of the REMIC
Taxation of Holders of Residual Interests
Administrative Matters
Tax Status as a Grantor Trust
Sale or Exchange
Miscellaneous Tax Aspects
New Reporting Regulations
Tax Treatment of Foreign Investors
Tax Characterization of the Trust Fund as a Partnership
Tax Consequences to Holders of the Notes
Tax Consequences to Holders of the Certificates
Other Tax Considerations
ERISA Considerations
Legal Investment
Method of Distribution
Legal Matters
Financial Information
Rating
Index to Defined Terms

Important Notice About Information in This Prospectus and Each
Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

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If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Available Information” and “— Incorporation of Certain Documents by Reference; Reports Filed with the SEC” beginning on page 25.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer
The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWABS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses
Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Junior Status of Liens Securing Home Equity Loans and Home Improvement Loans Could Adversely Affect You
The mortgages and deeds of trust securing the home equity loans and home improvement loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

• pay the senior mortgage in full at or prior to the foreclosure sale, or

• assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

• the aggregate amount owed under both the senior and junior loans over

• the proceeds of any sale under a deed of trust or other foreclosure proceedings.

See “Certain Legal Aspects of the Loans — Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens.”

Cooperative Loans May Experience Relatively Higher Losses
Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations.  If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Home Improvement Loans Secured by Personal Property May Experience Relatively Higher Losses
A borrower's obligations under a home improvement loan may be secured by the personal property which was purchased with the proceeds of the home improvement loan. The liquidation value of the related personal property is likely to be significantly less than the original purchase price of that property. In the event that the borrower on a home improvement loan defaults while a significant portion of the loan is outstanding, it is likely that the amount recovered from the sale of the related personal property will be insufficient to pay the related liquidation expenses and satisfy the remaining unpaid balance of the related loan. In that case, one or more classes of securities will suffer a loss. See“Certain Legal Aspects of the Loans — Home Improvement Finance” for a description of certain legal issues related to home improvement loans.

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You
Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,

• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,

• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•  with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You
Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You
Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•  the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•  the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•  the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on these loans;

•  the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•  the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•  the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction; and

•  the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You
Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to

• pay for maintenance and other operating expenses of those properties,

• fund capital improvements, and

• service any mortgage loan and any other debt that may be secured by those properties.

Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Impact Of World Events
The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act” ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.
In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Partially Unsecured Home Equity Loans
The trust fund may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

You Could Be Adversely Affected By Violations Of Environmental Laws
Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge
Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions
You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market For The Securities May Not Exist
The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities
Each seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets
The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 115.

The Trust Fund

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of:

•	a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

•	a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

•	mortgage pass-through securities (the “Agency Securities”) issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac; or

•
other mortgage pass-through certificates or collateralized mortgage obligations (the “Non-Agency Mortgage-Backed Securities”) evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing Agreements are also referred to as “Master Servicing Agreements”) in this prospectus. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

As used herein, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to the representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement loan contracts. For purposes hereof, “home equity loans” includes “closed-end loans” and “revolving credit line loans.” If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•
Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

•
Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, those liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the “Properties.” The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•
the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

•
the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

•	the original terms to maturity of the loans,

•	the ranges of the principal balances of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans at origination,

•	the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APR’s borne by the loans, and

•	the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Agency Securities

Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Non-Agency Mortgage-Backed Securities

Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Non-Agency Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family residential properties (or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative) or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

The prospectus supplement for a series for which the trust fund includes Non-Agency Mortgage-Backed Securities will specify

•	the aggregate approximate principal amount and type of the Non-Agency Mortgage-Backed Securities to be included in the trust fund;

•	certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the weighted average term-to stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•	the weighted average pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

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the issuer of Non-Agency Mortgage-Backed Securities, the private servicer (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

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certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

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the terms on which the underlying mortgage loans for the Non-Agency Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

•
as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-135846.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include (but are not limited to):

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Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

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Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

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Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities — Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet website of the SEC shown above under “— Available Information.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWABS, Inc., a Delaware corporation (the “depositor”), was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

The depositor’s obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee’s first priority perfected security interest in the Trust Fund Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by the seller and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

•
that a lender’s policy of title insurance (or in the case of Properties located in areas where those policies are generally not available, an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

•
that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•
that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller’s knowledge, the Property was free of material damage;

•	that there were no delinquent tax or assessment liens against the Property;

•	that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s obligations under those circumstances, but if it does not, then the seller will be obligated either

•
to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. (“Countrywide Home Loans”) or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•
with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Description of the Securities

Each series of certificates will be issued pursuant to separate Pooling and Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Trust Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•
the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at the other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits” (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter the class of accrual securities accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal;

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

•
the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•
the aggregate amount (a) otherwise allocable to the holders of Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

•
the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•
the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report (a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Categories of Classes	Definitions

Principal Types

Accretion Directed
A class that receives principal payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related Classes of subordinate securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate or Adjustable Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the Partial Accrual class. This accretion may continue until a specified event has occurred or until the Partial Accrual class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the Accrual class, which amount will be added as principal to the principal balance of the Accrual class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the Accrual class is retired.

Callable	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as “residual classes”).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Telerate Screen Page 3750 (or any page that may replace the page on that service, or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

“Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of the series,

•	letter of credit,

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	surety bond,

•	bankruptcy bond,

•	special hazard insurance policy,

•	guaranteed investment contract,

•	overcollateralization,

•	one or more reserve funds,

•	a mortgage pool insurance policy,

•	FHA Insurance,

•	a VA Guarantee,

•	cross-collateralization feature, or

•	any combination of the foregoing.

The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the “Subordinate Securities”) under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related subordinate securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contact pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) or as otherwise may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See “The Agreements - Realization Upon Defaulted Loans” for a discussion of these types of insurance.

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See “The Agreements - Hazard Insurance” for a description of the coverage with respect to these policies.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•
convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Yield, Maturity and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of the loans. Generally, home equity loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

The prepayment experience of the related trust fund consisting of a pool of a pool of home equity mortgage loans or home improvement loan contracts may be affected by a wide variety of factors, including:

•	general economic conditions,

•	prevailing interest rate levels,

•	the availability of alternative financing,

•	homeowner mobility,

•	the amounts of, and interest rates on, the underlying senior mortgage loans, and

•
the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses.”

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Property; Expenses of Realization

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

•
the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

•
the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

•
any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s or the certificateholder’s interest.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The applicable prospectus supplement may provide for the depositor’s delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of the assignment by the depositor, the interest of securityholders in the home improvement loan contracts could be defeated. See “Certain Legal Aspects of the Loans — The Home Improvement Loan Contracts.”

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors - Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities”. In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Non-Agency Mortgage-Backed Security. See “The Trust Fund ─ Non-Agency Mortgage-Backed Securities.” Each Non-Agency Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody’s or Fitch and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency, at the time any amounts are held on deposit therein;

•
an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;

•
a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or

•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”) and any Subsequent Recoveries;

•
all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•
any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•
to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

•
to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•
to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

•
to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ - Evidence as to Compliance.”

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement in to the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in “Permitted Investments” which may include one or more of the following:

(i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the securities by each Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s Investors Service, Inc. (“Moody’s”) is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any of those securities), or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

(xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to those securities by each Rating Agency; and

(xii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

•
in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

•
in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 270 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan; or

•	the greater of:

(1) the outstanding principal balance of the loan; and

(2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the Agreement. In the unlikely event that those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

Application of Liquidation Proceeds

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•
to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

•	to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

•	as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

•
advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•
upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see “Certain Legal Aspects of the Loans — Title I Program”, certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer acceptable to the trustee and with written confirmation from each Ratings Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

•
any failure by the master servicer to deposit in a Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the total distributions allocated to the class (“percentage interests”);

•
any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” herein in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class and, under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•
a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

•
failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of insolvency with respect to the issuer; or

•
any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of the series.

Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

(a) to cure any ambiguity;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the related prospectus supplement or the prospectus;

(d) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time; or

(e) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. Any amendment made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

•
reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

•
adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66%, or

•
reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of that class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

(ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Material Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all “potentially responsible parties,” including “owners” or “operators”. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decision making control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Finance

General. The trust fund may own home improvement loans (“HI Loans”) or home improvement sales contracts (“HI Contracts”). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are “chattel paper” as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust’s ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of the assignment, the trust’s interest in the chattel paper could be defeated.

Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a “purchase money security interest,” as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days’ notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.

Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

Consumer Claims and Defenses. The Federal Trade Commission’s Consumer Claims and Defenses Rule (“FTC Rule”) provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re- adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under a junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Priority of Additional Advances

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of the advances unless the advances under the secured credit line are determined to be “obligatory” rather than “discretionary.”

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the “Title I Program”). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans (“Property Improvement Loans” or “Title I Loans”). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

There are two basic methods of lending or originating those loans which include a “direct loan” or a “dealer loan”. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. For the purposes hereof, the “Claimable Amount” means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney’s fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•
the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on the loans;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•
the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor (“Tax Counsel”), named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to Holders will vary depending on whether

•	the securities of a series are classified as indebtedness;

•
an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit (“REMIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities”) is generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder’s normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as “Debt securities.”

Debt securities that are Compound Interest securities will, and certain other Debt securities may, be issued with “original issue discount” (“OID”). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the “OID Regulations”). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if it is less than a de minimis amount as determined under the Code.

The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. Absent clarification of the OID Regulations, however, if Debt securities do not provide for default remedies, the interest payments will be included in the Debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security’s stated redemption price.

Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security’s total stated redemption price.

Although unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt security is held as a capital asset. Holders may, however, elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the Debt security does not exceed the total noncontingent principal payments and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt security.

In the case of Compound Interest securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

Regulations governing the calculation of OID on instruments having contingent interest payments do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Debt securities, and the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. Because no regulatory guidance currently exists under Code Section 1272(a)(6), however, we can give no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during that day. In the case of a Debt security that is not a Regular Interest Security or that is subject to acceleration due to prepayments on the underlying loans, the amount of OID includible in income of a Holder for an accrual period will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt security in all prior accrual periods.

The amount of OID included in income by a holder of a debt instrument that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a “Pay-Through Security”), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt security will also be required to include OID in gross income, but if the holder purchases the Debt security for an amount that exceeds its adjusted issue price, then the holder will be entitled (as will an initial holder who pays more than a Debt security’s issue price) to offset the OID by comparable economic accruals of the excess.

Effects of Defaults and Delinquencies. Holders of a Pay-Through Security will be required to report income with respect to the security under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the underlying loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under “— Tax Status as a Grantor Trust; General” herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities (“Interest Weighted Securities”). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

Market Discount. A security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. That market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying the security) issued without original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying the security) issued with original issue discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the Class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

The Treasury regulations (the “Bond Premium Regulations”) dealing with amortizable bond premium do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election and thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns during the year of the election and/or acquires thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interests (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the Holder, exceed 2% of the Holder’s adjusted gross income and are not deductible for purposes of computing the alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•
deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. A REMIC that acquires loans at a market discount, however, must include that market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interests

The holder of a security representing a residual interest (a “Residual Interest”) will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day.

The holder of a Residual Interest must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest may be less than that of such a bond or instrument.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the Residual Interest at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest at the time of the sale or exchange. Any loss from the sale of a Residual Interest will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest Holder’s basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interests may be disregarded. See “— Restrictions on Ownership and Transfer of Residual Interests” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest. In addition, no transfer of a Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest (including a Residual Interest with a positive value at issuance) is a “Noneconomic Residual Interest” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. Regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Interest is expected to generate taxable income or net loss allocable to the holder. The regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the prepayment assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. A Residual Interest cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of that series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases (“Stripped Securities”), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”)), at the same time and in the same manner as those items would have been reported under the Holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, for example, because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and are not deductible in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans rather than debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder’s tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the Holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

New Reporting Regulations

In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities, which changes may affect the timing of when a Holder reports those items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other REMIC Regulations, if a Residual Interest has tax avoidance potential, a transfer of a Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

New Regulations Applicable to REMIC Residuals. Effective August 1, 2006, Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Treatment of Partners. Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

•
is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

•
provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Underwriter Exemptions also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter Exemptions.

The entity may hold an interest-rate swap (a “swap” or “swap agreement”) if the swap: (a) is an “eligible swap”; (b) is with a bank or other financial institution that meets certain rating requirements (an “eligible counterparty”); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a “qualified plan investor.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations (“allowable notional amount”); (d) is not “leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) is an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

The entity may hold a yield supplement agreement if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch Ratings, Inc. (“Fitch”) (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person’s services under the agreement pursuant to which the loans are pooled and reimbursements of the person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to that regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, those “high-risk mortgage securities” include securities not entitled to distributions allocated to principal or interest, or Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•
by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency’s assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass- Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

Index to Defined Terms

Accretion Directed
Accrual
Adjustable Rate
Agency Securities
Agreement
AMT
APR
Asset Conservation Act
Available Funds
beneficial owner
Book-Entry Securities
Callable
Capitalized Interest Account
Cash Flow Bond Method
CERCLA
CI
Claimable Amount
Class Security Balance
Clearstream, Luxembourg
Code
COFI securities
Collateral Value
Combined Loan-to-Value Ratio
Companion Class
Component Securities
Cooperative
cooperative loans
cooperatives
Cut-off Date Principal Balance
DBC
Debt securities
debt-to-income ratio
Definitive Security
depositor
Detailed Description
Disqualified Organization
DOL
DTC
Eleventh District
ERISA
Euroclear
Euroclear Operator
Euroclear Participants
European Depositaries
excess servicing
Exchange Act
FHA
FHLBSF
Final Bond Premium Regulations
Financial Intermediary
Fitch
Fixed Rate
Floating Rate
foreign person
FTC Rule
Funding Period
Garn-St Germain Act
HI Contracts
HI Loans
Improper Knowledge
Indenture
Indirect Participants
Insurance Proceeds
Insured Expenses
Interest Only
Interest Weighted Securities
Inverse Floating Rate
L/C Bank
L/C Percentage
Liquidation Expenses
Liquidation Proceeds
Loan Rate
Loan-to-Value Ratio
Master Servicing Agreements
Master Servicing Fee
Moody’s
Mortgage
mortgage related security
NAS
National Cost of Funds Index
NCUA
New CI
new partnership
Non-Accelerated Senior
Non-Agency Mortgage-Backed Securities
Noneconomic Residual Interest
Nonresidents
Notional Amount Securities
obligations
Offshore Location
OID
OID Regulations
old partnership
OTS
PACs
Partial Accrual
Participants
Parties in Interest
Pass-Through Securities
Pay-Through Security
percentage interests
Permitted Investments
Plan Assets Regulation
Planned Principal Class
Plans
Policy Statement
Pool Insurance Policy
Pool Insurer
Pooling and Servicing Agreement
Pre-Funded Amount
Pre-Funding Account
Prepayment Assumption
Primary Mortgage Insurance Policy
Prime Rate
Principal Only
Principal Prepayments
Properties
Property Improvement Loans
PTCE
Purchase Price
Rating Agency
Ratio Strip Securities
RCRA
Record Date
Reference Bank Rate
Refinance Loan
Regular Interest Securities
Relevant Depositary
Relevant Implementation Date
Relevant Member State
Relief Act
REMIC
Residual Interest
Restricted Group
Retained Interest
Rules
S&P
Sale and Servicing Agreement
Scheduled Principal Class
SEC
secured creditor exemption
Securities Act
Security Account
Security Owners
Security Register
Sellers
Senior Securities
Sequential Pay
Servicing Fee
Short-Term Note
Single Family Properties
SMMEA
Strip
Stripped Securities
Subordinate Securities
Subsequent Loans
Super Senior
Support Class
TACs
Targeted Principal Class
Tax Counsel
Terms and Conditions
Title I Loans
Title I Program
Title V
Trust Agreement
Trust Fund Assets
UCC
Underwriter Exemptions
VA
VA Guaranty
Variable Rate
W-8BEN
Withholding Agent

$467,750,100
(Approximate)

Asset-Backed Certificates, Series 2007-BC1

CWABS Asset-Backed Certificates Trust 2007-BC1
Issuing Entity

CWABS, Inc.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

________________

PROSPECTUS SUPPLEMENT

________________

Countrywide Securities Corporation

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2007-BC1 Asset-Backed Certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2007-BC1 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2007-BC1 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

February 27, 2007